UNITED STATES
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Horace Mann Educators Corporation
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Horace Mann Educators Corporation

2021 Meeting Notice & Proxy Statement

Annual Meeting of Shareholders

Horace Mann

horacemann.com

18 Horace Mann Educators Corporation Annual Meeting of Shareholders& Proxy Statement AUTO HOME LIFE RETIREMENT
Springfield, Illinois
April 8, 2021

Dear Shareholder,
You are cordially invited to virtually attend the Annual Meeting of Horace Mann Educators Corporation to be held at 9:00 a.m. Central Daylight Saving Time on Wednesday, May 26, 2021. We are pleased to announce that this year’s Annual Meeting will be via live webcast on the Internet. Shareholders of record can attend the Annual Meeting, vote and submit questions during the live webcast by visiting www.virtualshareholdermeeting.com/HMN2021 and entering the 16-digit control number, which is included in our Notice of Internet Availability of Proxy Materials or on the proxy card. Beneficial owners should review these proxy materials and the voting instruction form or Notice of Internet Availability of Proxy Materials for how to vote in advance of, and how to participate in, the Annual Meeting.
We encourage you to read the Proxy Statement and vote your shares as soon as possible. You may vote online, by telephone or by completing and returning a proxy card. Specific voting instructions are set forth in the Proxy Statement, the Notice of Internet Availability of Proxy Materials and the proxy card. You may revoke your voted proxy at any time prior to the meeting or by voting again electronically during the virtual meeting.
We look forward to having you join us for the virtual meeting. If you vote by proxy and do not plan to attend, let us know your thoughts about Horace Mann either by letter or by comment on the proxy card.
Sincerely,

H. Wade Reece
Chairman of the Board

Marita Zuraitis
President & Chief Executive Officer

Annual Meeting of Shareholders | Meeting Notice

Horace Mann Educators Corporation
1 Horace Mann Plaza
Springfield, Illinois 62715-0001
The approximate availability date of the Proxy Statement and the proxy card is April 8, 2021. Your vote is important. Even if you do not plan to participate in the Annual Meeting, the Board of Directors urges you to vote via the Internet, by telephone or by returning a proxy card. If you vote via the Internet or by telephone, do not return your proxy card. You may revoke your proxy at any time before the vote is taken at the Annual Meeting, provided that you comply with the procedures set forth in the Proxy Statement that accompanies this Notice of Annual Meeting of Shareholders. If you participate in the Annual Meeting, you may vote electronically during the virtual meeting.
A broker is not permitted to vote on the election of directors, the Horace Mann Educators Corporation 2010 Comprehensive Executive Compensation Plan as amended and restated, or the advisory resolution to approve Named Executive Officers’ compensation without instructions from the beneficial owner. Therefore, if your shares are held in the name of your broker, bank or other nominee, unless you provide your broker, bank or other nominee with voting instructions, your shares will not be voted regarding these proposals.
We encourage you to read the Proxy Statement and vote your shares as soon as possible.
By order of the Board of Directors,
Donald M. Carley
Corporate Secretary
Springfield, Illinois

Meeting Details
Wednesday, May 26, 2021
9:00 a.m. Central Daylight Saving Time
Meeting live via the Internet - Please visit www.virtualshareholdermeeting.com/HMN2021. To join the meeting, shareholders of record will need the 16-digit control number included on your Notice, or on your proxy card. Beneficial owners should review these proxy materials and the voting instruction form or Notice of Internet Availability of Proxy Materials for how to participate in the Annual Meeting.
•Elect the 10 Directors named in the Proxy Statement.
•Approve the Horace Mann Educators Corporation 2010 Comprehensive Executive Compensation Plan as amended and restated.
•Approve the advisory resolution to approve Named Executive Officers’ compensation.
•Ratify the appointment of KPMG LLP, an independent registered public accounting firm, as the Company’s auditors for the year ending December 31, 2021.
•Conduct other business, if properly raised.
Record Date: March 30, 2021 - Shareholders registered in the records of the Company or its agents as of the close of business on that date are entitled to receive notice of and to vote at the meeting.

2021 Proxy Statement | Summary
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting.
How to Vote Before the Meeting(1)
By Internet:     Go to www.proxyvote.com
By phone:     800-690-6903
By mail:     Request a paper proxy card
How to Vote During the Meeting(1)
The meeting will be available at www.virtualshareholdermeeting.com/HMN2021. To join the meeting, you will need the 16-digit control number included on your Notice, or on your proxy card. Voting will be available during the meeting, but if you have previously voted your shares, you do not need to vote during the meeting.
(1) Beneficial owners should review these proxy materials and the voting instruction form or Notice of Internet Availability of Proxy Materials for how to vote in advance of, and how to participate in, the Annual Meeting.
Voting Matters and Board Vote Recommendation

Proposal	Board vote recommendation
Elect 10 Directors (page 4)	FOR each director nominee
Approve Horace Mann Educators Corporation 2010 Comprehensive Executive Compensation Plan as amended and restated (page 18)	FOR
Approve Advisory Resolution to Approve Named Executive Officers’ Compensation (page 26)	FOR
Ratify Independent Registered Public Accounting Firm (page 55)	FOR

Fiscal Year 2020 Business Highlights
Horace Mann had a very strong 2020. Although net income was below the prior year because of $107 million in after-tax realized gains on assets transferred as consideration in the annuity reinsurance transaction in 2019, core earnings* rose 55% to a record $143.1 million and core return on equity* improved by three points to 10.5%.
In 2020, we were not alone in facing difficult challenges that created substantial headwinds: COVID-19, a record number of catastrophe events, and a sustained low interest rate environment. The fact that, in this environment, the Company not only survived — but thrived — underscores the strength of Horace Mann's mission and strategies; the dedication of our employees and agents to support our customers; and the importance of the solutions we provide to help educators protect what they have today and prepare for a successful tomorrow.
The strong results also reflected our multi-year emphasis on enhancing our product offerings, strengthening our distribution and modernizing our infrastructure, as well as a full-year contribution of the new Supplemental segment. In addition, Property and Casualty and Supplemental segment results reflected pandemic-related changes in policyholder behavior, as well as the subrogation recoveries from 2018 California wildfire events. Those benefits were partially offset by higher catastrophe losses, lower net investment income, auto premium relief and increased Life segment benefit costs compared to 2019. Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in HMEC’s 2020 Form 10-K for a more detailed description of these financial results. Even absent the pandemic-related benefits and the subrogation recoveries, the Company would have recorded record core earnings in 2020.
To determine annual compensation incentive awards, the Compensation Committee makes adjustments to core earnings for items that are highly volatile and outside the control of management. On that basis, core earnings would have increased to $165.2 million, as discussed in the Compensation Discussion and Analysis beginning on page 27.

*See General Information, page 1, for a discussion of non-GAAP measures.

Reported book value per share rose 13.7% in 2020, while book value excluding net unrealized gains* increased 6.0%, reflecting strong earnings as well as 2019’s realized gain on assets transferred in the annuity reinsurance transaction. In March 2021, the Board approved a shareholder dividend increase for the 13th consecutive year. The Company returned $50 million to shareholders in 2020 through dividends. In addition, the Company continues to opportunistically repurchase shares, buying almost 40,000 shares in the first quarter of 2021. Since 2011, repurchases have totaled $80.9 million, and there is $19.1 million remaining on the buyback authorization.
Financial services stocks in general underperformed the broader markets in 2020 due to overall concerns about the pandemic and its effect on the economy. Horace Mann’s Total Shareholder Return was a negative 0.5% in 2020, ahead of the S&P 500 Financial index (-4.10%) and the S&P Insurance Select industry group (-2.79%).

Operating Highlights
Horace Mann has been successful for 75 years because our business is centered around the relationships we have with the education community. We understand the issues that educators are facing and we provide solutions. Our business model evolves in tandem with the changing educational environment. Thus, while we could not have predicted a global pandemic would reshape the way schools function for almost a year, our structure is flexible enough to address new needs of educators and school districts as they arise, and we were able to stay focused on our mission.
Over the course of the year, we continued to benefit from our strong foundation — the result of our long-term strategic plan to improve our ability to serve educators by enhancing our product offerings, strengthening our distribution and modernizing our infrastructure, including the 2019 addition of our Supplemental segment and annuity reinsurance transaction to help mitigate interest rate risk. While 2020 results clearly illustrate the strength of our profitability initiatives, the impact of a largely remote educator workforce in a pre-vaccine environment temporarily slowed our top-line growth. More importantly, we are well positioned for post-vaccine growth due to the strategic work we completed in 2020, including full integration of Supplemental agents to allow them to reach more educators with more solutions.
Integrating the Supplemental agents allowed us to fill uncovered territories with successful agents experienced in working with school district officials and educators. These agents now have the opportunity to provide auto, property, life and retirement products to their customers. Even more importantly, it aligns our entire agency force well ahead of the original schedule. We expect to benefit from this alignment as we enter the post-vaccine environment.
Additionally, we continue to test and develop other channels of communication and distribution to serve educators, including web, social media, inside sales and direct marketing. This “omni-channel” approach strives to integrate with and leverage the strong foundation provided by the agency force with the goal of “meeting the customer where they are” and making Horace Mann as easy to do business with as possible.
Commitment to transparency and dialogue around ESG topics
Horace Mann is committed to being a good corporate citizen and to having a positive impact on America’s educational community, our employees and the communities in which we live and work. Horace Mann demonstrates its commitment to operating responsibly through the security it gives customers, the initiatives and investments the Company deploys in the communities it serves, the claims it pays and the grants it gives in times of need. We view our ESG commitments as follows:
•Environmental - We are committed to working to reduce our carbon footprint, as well as to monitoring and managing climate change risks that affect our stakeholders.
•Social - We strive to have a significant positive social impact on America’s educational community, our employees and the communities in which we live and work. We aspire to implement human capital, diversity and inclusion and corporate giving practices that exemplify our dedication to our stakeholders.
•Governance - We endeavor to represent stakeholder interests by following corporate governance best practices to create a financially strong company that operates ethically.

ESG Oversight
Horace Mann’s Board of Directors evaluates and oversees risks related to ESG matters. This includes the Company’s overall Corporate Social Responsibility reporting as well as development of vital policies and programs needed to achieve short and long-term objectives. These policies and programs include, but are not limited to, the Company’s:
•Emphasis on human capital development, including both diversity and inclusion initiatives and executive officer leadership development and succession, which encompasses the identification of high-potential diverse employees and candidates to strengthen the talent pipeline;
•Statements of broad corporate policy related to human rights, employee health and safety, environment and climate change, and ESG investment policy;
•Independent audits of information security policies and systems (a minimum of biennially) supported by implementation of data protection standards and employee training on cyber security risks and procedures; and
•Reporting our ESG progress against the Global Reporting Initiative (GRI) and Sustainability Accounting Standards Board (SASB) models.

Additionally, management at least annually prepares and presents an update to the responsible Board committees on its corporate social responsibility policies and programs, including a discussion of targets, risks and objectives.

Horace Mann’s ESG initiatives and achievements are discussed in its Corporate Social Responsibility reporting at csr.horacemann.com. During 2020, the Company’s actions underscored its ongoing commitment to ESG principles. 2020 highlights include:
Environmental
In 2020, we saw a substantial reduction in our environmental footprint, in part because many of our employees transitioned to remote work. However, we also made long-term, structural improvements through our environmental initiatives, including those to reduce energy usage.
For example, our Illinois headquarters successfully lowered its energy use through a more efficient energy management system, motion sensors, LED lighting, energy efficient ballasts, solar shades and window films. We continue to explore ways to operate in a more environmentally friendly way, which has included replacing all single-pane windows with double-pane insulated glass at our headquarters to reduce energy consumption by an estimated 20% to 25%. In 2021, we currently plan to install solar panels at our Illinois headquarters building to further lower energy consumption.
Social Responsibility
Within our investment portfolio, we hold $2.0 billion in responsible investments, up from $1.9 billion in 2019. Responsible investments provide societal and environmental benefits, while also generating a long-term sustainable return to benefit all stakeholders. Other initiatives to support all of our stakeholders during the pandemic included employee care initiatives to aid employees whose families were hardest hit and monetary donations to organizations to help close educational equity gaps during the pandemic.
To honor the dedication of America’s educators to their students, Horace Mann Educators Corporation supported the formation of the Horace Mann Educators Foundation (“Foundation”) in late 2020, which was funded with an initial contribution of $1 million. The Foundation’s primary focus will be on providing resources for needs identified as critical to students’ success by educators, schools or districts, as well as for solutions to systemic issues that are identified as roadblocks by educators.
Horace Mann’s commitment to offering an inclusive work environment — one where diversity of thought is highly valued, and individual differences are recognized, respected and appreciated — continues to be an important factor in the Company’s success. In 2020, we took a number of steps to enhance our Diversity, Equity and Inclusion (DEI) efforts, including establishing an employee DEI Council to help guide Company initiatives and identify areas of focus. In addition, we began the rollout of refreshed unconscious bias training to all Company leaders, starting with the Board of Directors, Senior Staff and DEI Council members. In addition, Horace Mann began to disclose additional employee data in 2020. In its CSR reporting at csr.horacemann.com, the Company listed employee breakdowns by ethnicity, generation and location, in addition to gender data.
For the third year in a row, Horace Mann was named to the Bloomberg Gender-Equality Index. The index recognizes corporate commitment to transparency in gender reporting and advancing women’s equality. Only 380 companies worldwide are included in the reference index, which measures gender equality across five pillars: female leadership and talent pipeline, equal pay and gender pay parity, inclusive culture, sexual harassment policies, and pro-women brand.

Governance
Horace Mann’s governance and compensation structure reflects an active, engaged, and accountable Board and a number of compensation best practices, including:
Director Term: One year
Director Election Standard: Majority vote
Board Meetings in 2020: 11
Board Committee Meetings in 2020: Audit (12), Compensation (5), Executive (0), Investment & Finance (4), Nominating & Governance (4)
Corporate Governance Materials: Available online at investors.horacemann.com - Governance - Governance Documents
Board Communication: By mail to: Board of Directors, c/o Corporate Secretary, 1 Horace Mann Plaza, Springfield, Illinois 62715. By email to: hmecbofd@horacemann.com
Compensation Governance:
•Hedging transactions and pledging shares are prohibited for all Directors and Executive Officers
•Clawback provisions are applicable to all Executive Officers for both cash and equity awards
•Stock ownership requirements are applicable to all Directors and Executive Officers
•Stock option holding requirement post-exercise
In 2020, Horace Mann enhanced these practices in several ways. For example, the Board expanded the Nominating and Governance Committee’s ESG mandate to include oversight of environmental and social risks and goals, as well as human rights, climate change, diversity and inclusion, and employee health and safety policies. Further, the Audit Committee increased its oversight of cybersecurity and data protection. In addition, we outsourced our anonymous 24/7 ethics hotline to NAVEX Global, a third-party provider, to provide for whistleblower confidentiality, if circumstances required.
ESG and Stakeholder Engagement
Horace Mann strives to maintain an open and productive dialogue with all stakeholders regarding ESG topics. In 2018, we undertook a formal stakeholder engagement survey to refine our understanding of potentially relevant issues and their materiality. Despite the challenges of the COVID-19 pandemic, in 2020, we continued to engage with stakeholders in a variety of ways – typically virtual – to help us remain focused on their priorities. Examples of our engagement activities in 2020 included:
Agents - We held virtual town hall meetings with our agents during 2020, which identified that school closures remain top of mind for them.
Educators - In late 2020, we surveyed more than 1,000 educators nationwide on their health and financial wellness concerns, finding that the vast majority of them are working more and enjoying their jobs less during the pandemic.
Employees - During the year, we conducted three employee satisfaction surveys related to remote working during the pandemic with actionable takeaways.
Shareholders - We continued our active engagement with shareholders to learn their perspectives and to share updates on the Company’s business and governance practices. Horace Mann’s management and investor relations team regularly discuss ESG and CSR topics with active investors during ongoing virtual or in-person interactions at conferences and other venues. During 2020, in addition to conversations with potential investors, the group met or spoke one or more times with existing, active investors representing more than 35% of outstanding shares. In those meetings, management covers Horace Mann’s business strategy and performance. Investors react positively to updates on how corporate social responsibility initiatives support the Company’s business strategy.
In addition, in advance of the 2021 Annual Meeting of Shareholders, Horace Mann’s investor relations team reached out to the Company’s top 25 active and passive shareholders regarding the Company’s most recent CSR reporting. The outreach provides these shareholders with the opportunity to indicate interest in speaking with Board members or management and to learn more about the Company’s stance on ESG, corporate governance and overall shareholder value creation. Feedback to similar outreach in the past has been positive and shareholders approved all proposals in the 2020 Proxy Statement by over 93%.

2021 Proxy Statement | Table of Contents

2021 Proxy Statement | General Information
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on Wednesday, May 26, 2021. The Proxy Statement and Annual Report on Form 10-K (the “Proxy Materials”) are available at proxyvote.com.
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Horace Mann Educators Corporation (“HMEC,” the “Company” or “Horace Mann”) of proxies (that is, the authority to vote shares) from holders of the Company’s common stock, par value $.001 per share (“Common Stock”). The proxies will be voted at the Annual Meeting of Shareholders to be held on Wednesday, May 26, 2021 at 9:00 a.m. Central Daylight Saving Time via live webcast at www.virtualshareholdermeeting.com/HMN2021 and at any adjournment or postponement thereof (the “Annual Meeting”).
The mailing address of the Company is 1 Horace Mann Plaza, Springfield, Illinois 62715-0001 (telephone number 217-789-2500). This Proxy Statement, Notice of Internet Availability of Proxy Materials and the proxy card are first being made available to Shareholders of the Company (“Shareholders”) on or about April 8, 2021.
The Board has fixed the close of business on March 30, 2021 as the record date (the “Record Date”) for determining the Shareholders entitled to receive notice of and to vote at the Annual Meeting. At the close of business on the Record Date, an aggregate of 41,466,646 shares of Common Stock were issued and outstanding, each share entitling the holder thereof to one vote on each matter to be voted upon at the Annual Meeting. The presence, including by proxy, of the holders of a majority of the voting power of such issued and outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The Company, through bankers, brokers or other persons, also intends to make a solicitation of beneficial owners of Common Stock.
At the Annual Meeting, Shareholders will be asked to: (1) elect 10 Directors named in the Proxy Statement to hold office for one-year terms continuing until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified; (2) approve the HMEC Comprehensive Executive Compensation Plan as amended and restated; (3) approve the advisory resolution to approve Named Executive Officers’ (as defined on page 26 below) compensation; and (4) ratify the appointment of KPMG LLP, an independent registered public accounting firm, as the Company’s auditors for the year ending December 31, 2021.
Shareholders may also be asked to consider and take action with respect to such other matters as may properly come before the Annual Meeting.
Copies of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (“Annual Report”), including the Company’s audited consolidated financial statements, were made available to known Shareholders on or about February 26, 2021.
Statements included in this document that are not historical in nature, including statements regarding our environmental and other sustainability plans and goals, are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the Company's Annual Report for the year ended December 31, 2020 and the Company's past and future filings and reports filed with the Securities and Exchange Commission (the “SEC”) for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

The historical financial information contained in this document includes measures (marked with * the first time they are presented within this document) that are not based on accounting principles generally accepted in the U.S. (“non-GAAP”). An explanation of these measures is contained in the Glossary of Selected Terms included as Exhibit 99.1 in our most recent Annual Report and Form 10-Q filed with the SEC and are reconciled to the most directly comparable measures prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”) in the Appendix to the Company’s Fourth Quarter 2020 Investor Supplement.

Horace Mann Educators Corporation	2021 Annual Meeting of Shareholders Notice & Proxy Statement 1

2021 Proxy Statement | Your Proxy Vote
How to Vote Before the Meeting
Shareholders of Record
1.Via Internet: Go to proxyvote.com to vote via the Internet. Follow the instructions on your Notice of Internet Availability of Proxy Materials (“Notice”) or proxy card and the website. If you vote via the Internet, you may incur Internet access charges.
2.By Telephone: If you received paper copies of the Proxy Materials, call the toll-free telephone number on the proxy card or the website to vote by telephone. You will need to follow the instructions and the voice prompts.
3.By Mail: Request, complete and return a paper proxy card, following the instructions on your Notice.
If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card. If you vote via the Internet or by telephone, you do not need to return your proxy card. Further, shares held in your name as the shareholder of record or as beneficial owner may be voted electronically during the virtual Annual Meeting (www.virtualshareholdermeeting.com/HMN2021). To join the meeting, including to vote and ask questions, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your Proxy Materials. If you have previously voted your shares, you do not need to vote during the meeting.
Beneficial Owners
If your shares are held in “street name” (that is, in the name of a bank, broker or other holder of record), you will receive a Notice or voting instruction form containing instructions from the holder of record that you must follow in order for your shares to be voted. If your Notice or voting instruction form indicates that you may vote those shares through the proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit control access code indicated on that Notice or voting instruction form. Otherwise, Shareholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting. Internet and/or telephone voting also will be offered to Shareholders owning shares through most banks and brokers.
Participants in the Company’s stock fund within the Horace Mann 401(k) Plan can direct the trustee to vote their shares via the Internet as directed in the Notice, by telephone as provided on the website or proxy card, or by signing and returning a proxy card.
Voting Rules
Solicitation and Revocation
Your proxy is being solicited by and on behalf of the Board. The persons named in the Form of Proxy have been designated as proxies by the Board. Such persons are Directors of the Company.
Shares of Common Stock represented at the Annual Meeting by a properly executed and returned proxy will be voted at the Annual Meeting in accordance with the instructions noted thereon, or if no instructions are noted, the proxy will be voted in favor of the proposals set forth in the Notice of Annual Meeting. A submitted proxy is revocable by a Shareholder at any time prior to it being voted, provided that such Shareholder gives written notice to the Corporate Secretary prior to the Annual Meeting that such Shareholder intends to vote during the meeting or by submitting a subsequently dated proxy. Participation in the Annual Meeting by a Shareholder who has given a proxy shall not in and of itself constitute a revocation of such proxy.

2 2021 Annual Meeting of Shareholders Meeting Notice & Proxy Statement	Horace Mann Educators Corporation

Further solicitation may be made by officers and other employees of the Company personally, by telephone or otherwise, but such persons will not be specifically compensated for such services. Banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of Common Stock. The costs of soliciting proxies will be borne by the Company. It is estimated these costs will be nominal.
Shareholder Approval
Shareholders are entitled to one vote per share of Common Stock on all matters submitted for consideration at the Annual Meeting. Under the Company’s Bylaws, the affirmative vote of a majority of the shares of Common Stock represented, including by proxy, at the Annual Meeting is required for the election of Directors, approval of the HMEC 2010 Comprehensive Executive Compensation Plan as amended and restated, approval of the advisory resolution to approve Named Executive Officers’ compensation, and the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.
Abstentions have the same effect as a vote “against” approval of the matter.
Please note that under New York Stock Exchange (“NYSE”) rules, brokers who hold shares of Common Stock in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. With respect to the matters to come before the Annual Meeting, if brokers are not entitled to vote without instructions and therefore cast broker non-votes, the broker non-votes will have no direct effect on the outcome of the vote. However, because each matter requires a majority vote of the outstanding shares present and entitled to vote, a broker non-vote will indirectly work against the matter for which a broker non-vote is cast.
For this Annual Meeting, if you do not give specific instructions, your broker may cast your vote in its discretion on only Proposal No. 4 - Ratification of Independent Registered Public Accounting Firm.
Other Matters
Other than the matters set forth below, the Board has not received any Shareholder proposal by the deadline prescribed by the rules of the SEC, and otherwise knows of no other matters to be brought before the Annual Meeting. However, should any other matters properly come before the meeting, the persons named in the Form of Proxy will vote or refrain from voting thereon at their discretion.
In light of the public health and travel concerns arising from the COVID-19 pandemic, we are again holding a virtual meeting this year. We have designed the Annual Meeting to provide Shareholders the same access and ability to participate as an in-person meeting.
The Annual Meeting will begin promptly at 9:00 a.m. Central Daylight Saving Time on May 26, 2021. Online check-in will begin approximately 15 minutes before the Annual Meeting. You are encouraged to access the Annual Meeting early and provide sufficient time for online check-in. Technical assistance will be available to assist with any difficulties encountered while accessing the Annual Meeting.
Shareholders may submit questions before and during the Annual Meeting at www.virtualshareholdermeeting.com/HMN2021. We will try to answer as many questions as possible during the time scheduled. Additional information regarding the question and answer process, including the types and number of questions permitted, the time allocated for the question and answer session, and how questions will be addressed and disclosed, will be available in the Annual Meeting Rules of Conduct, which will be posted at the virtual Annual Meeting website during the Annual Meeting.
In the event of a technical malfunction or other situation that the Chairman determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of Shareholders to be held by means of remote communication under Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the Chairman or Secretary of the Annual Meeting will convene the meeting at 9:30 a.m. Central Daylight Saving Time on May 26, 2021 at the Company’s address specified in the Meeting Notice above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting Chairman. Under either of the foregoing circumstances, we will post information regarding the announcement on the Company’s website at investors.horacemann.com.

Horace Mann Educators Corporation	2021 Annual Meeting of Shareholders Notice & Proxy Statement 3

2021 Proxy Statement | Proposals and Company Information
Proposal No. 1 - Election of 10 Directors
The Bylaws of the Company provide for the Company to have not less than five or more than 15 Directors. The following nine persons currently are serving as Directors of the Company (“Directors”): Mark S. Casady, Daniel A. Domenech, Perry G. Hines, Mark E. Konen, Beverley J. McClure, H. Wade Reece, Robert Stricker, Steven O. Swyers and Marita Zuraitis. The terms of these Directors expire at the Annual Meeting.
Board Qualifications
The Board of Directors believes it is necessary for each of the Directors to possess a variety of qualities and skills. The Nominating & Governance Committee conducts all necessary and appropriate inquiries into the background and qualifications of Board candidates, including the determination of their independence. In addition, the Nominating & Governance Committee has identified areas of expertise that it believes support the Company’s business strategy in the short- and long-term, enable the Board to exercise its oversight function and contribute to a well-rounded Board.
The matrix below highlights certain key qualifications and experience of the Board Nominees.(1)

	Casady	Domenech	Hines	Konen	McClure	Reece	Sarsynski	Stricker	Swyers	Zuraitis
Education Background		X	X			X		X
Niche Market Experience		X			X		X			X
Brand & Marketing			X	X	X		X			X
Insurance			X	X	X	X	X	X		X
Agency Management	X					X	X			X
Technology & Innovation	X			X			X			X
Public Co Board Experience	X		X		X		X		X	X
Financial Services	X		X	X	X	X	X	X	X	X
Customer Experience	X	X	X		X	X	X			X
Sr. Leadership Experience	X	X	X	X	X	X	X		X	X
Finance & Accounting	X			X			X		X	X
Investments	X		X	X			X	X	X	X
Corporate Governance	X		X		X		X			X
HCM / Talent Management	X	X					X			X
HR / Executive Compensation	X						X			X
(1) The absence of a particular qualification or skill for a Director does not mean the Director does not possess that attribute.

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Board Diversity, Age and Tenure
The Nominating & Governance Committee believes that it is important that the Board be comprised of individuals with expertise in fields relevant to the Company’s business, experience from different professions, a diversity of age, ethnicity and gender, and a range of tenures.
The Nominating & Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole. This assessment includes consideration of experience, perspective, background, skill sets, age, ethnicity, and gender makeup of the current Board as well as any candidate’s individual qualities in leadership, character judgment and ethical standards. It also assesses the effectiveness of our interest in diverse candidates.
The Nominating & Governance Committee believes our Board Nominees (as identified below) represent a diverse base of perspectives and reflect the diversity of the Company’s employees, customers and Shareholders, as well as an appropriate level of age and tenure, as further illustrated below. Of the 10 individuals standing for election in 2021, five bring gender and racial/ethnic diversity to the board.
Board Refreshment
The Board and Nominating & Governance Committee regularly consider the long-term makeup of the Board and how the members of the Board change over time. The Board and Nominating & Governance Committee understand the importance of Board refreshment and strive to balance the knowledge that comes from longer-term service on the Board with the new experience, ideas and energy that can come from adding directors to the Board. Directors who are 75 years of age or older may not stand for election in the absence of a specific finding by the Board that there are special circumstances to justify an exception, which supports Board refreshment.
As Horace Mann continues to focus on profitable growth across all lines of business, the integration of acquisitions made in 2019 and the ongoing transformation of its technology and operations, we continue to consider Board refreshment opportunities.

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Board Nominees
Upon the recommendation of the Nominating & Governance Committee, the Board nominated Mr. Casady, Dr. Domenech, Mr. Hines, Mr. Konen, Ms. McClure, Mr. Reece, Ms. Sarsynski, Mr. Stricker, Mr. Swyers and Ms. Zuraitis (the “Board Nominees”) to hold office as Directors.
Under the Corporate Governance Principles, Directors who are 75 years of age or older may not stand for election to the Board, nor be named to the Board, in the absence of a specific finding by the Board that there are special circumstances that justify such an exception to the age limit. The Board has specifically found that Dr. Domenech, although 75 years of age, should remain eligible to stand for re-election based on his unique expertise in the educator marketplace, which is critical during the ongoing COVID-19 pandemic. The Board believes having Dr. Domenech serve on the Board for an additional year will provide continuity during this period of uncertainty for the nation’s public K-12 educators.
The proxies solicited by and on behalf of the Board will be voted “FOR” the election of the Board Nominees unless you specify otherwise. The Company has no reason to believe that any of the foregoing Board Nominees is not available to serve or will not serve if elected, although in the unexpected event that any such Board Nominee should become unavailable to serve as a Director, full discretion is reserved to the persons named as proxies to vote for such other persons as may be nominated, or the Board may reduce the size of the Board. Each Director will serve until the next Annual Meeting of Shareholders and until his or her respective successor is duly elected and qualified.
The following information, as of March 15, 2021, is provided with respect to each Board Nominee:

Mark S. Casady Age: 60 Director Since: 2019 Horace Mann Committees: Investment & Finance Executive
Mr. Casady was Chairman and Chief Executive Officer of LPL Financial Holdings, Inc. (“LPL Financial”), an independent broker dealer, until his retirement in 2017. He joined LPL Financial as Chief Operating Officer in 2002, became President in 2003 and Chairman and Chief Executive Officer at the end of 2005. Before joining LPL Financial, Mr. Casady was managing director of the mutual fund group for Deutsche Asset Management, Americas - formerly Scudder Investments, which he joined in 1994. In 2016, he co-founded Vestigo Ventures, a venture capital firm, which focuses on financing FinTech start-ups. He is General Partner and Chairman of the Advisory Board of Vestigo Ventures. He co-founded Lefteris Acquisition Corp., a special purpose acquisition company, in October 2020 and serves as its Executive Chairman. Mr. Casady previously served on the Board of Governors of the Financial Industry Regulatory Authority (“FINRA”) and as the former Chairman of the Insured Retirement Institute.

Mr. Casady’s in-depth knowledge of data management and technology, including cybersecurity, brings a unique perspective and assists the Board with its oversight responsibilities related to these matters.

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Daniel A. Domenech Age: 75 Director Since: 2015 Horace Mann Committees: Nominating & Governance
Dr. Domenech has served as the Executive Director of the American Association of School Administrators, The School Superintendents Association, a professional organization for educational leaders, since July 2008. He is currently Chairman of the Board of the Communities in Schools of Virginia and is a member of the Board of Directors of Learning First Alliance, the Center for Naval Analyses, ACT and Universal Service Administrative Company, where he Chairs the Schools and Libraries Committee. Dr. Domenech is also a past President of the New York State Council of School Superintendents, the Suffolk County Superintendents Association and the Suffolk County Organization for Promotion of Education, and was the first President and co-founder of the New York State Association for Bilingual Education. In addition, he has previously served on the U.S. Department of Education’s National Assessment Governing Board, on the Advisory Board for the Department of Defense schools, on the Board of Directors for the Baldrige Award and on the National Board for Professional Teaching Standards. Dr. Domenech has more than 40 years of experience in public education.

Dr. Domenech’s experience in public education provides the Board with valuable insight into the Company’s niche market and the challenges and opportunities within that market.

Perry G. Hines Age: 58 Director Since: 2018 Horace Mann Committees: Audit Investment & Finance
Mr. Hines is a retired corporate marketing executive and is the principal and owner of The Hines Group, LLC, a firm he formed in 2006 specializing in marketing, communications and strategic planning. He has over 27 years of cross-sector experience in general management, brand, communications and marketing. Mr. Hines previously served as Senior Vice President, Chief Marketing and Communications Officer for Irwin Mortgage Corporation, a position he held from 2002 to 2007, Senior Vice President, Chief Marketing and Sales Officer of Swiss Reinsurance Corporation from 1998 to 2002 and Vice President of Marketing & Communications of Safeco from 1995 to 1998. He has held numerous management roles and stewarded well-known household brands.

Mr. Hines’ cross-sector expertise in general management, brand building and strategic marketing brings unique perspective and insight to the Board.

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Mark E. Konen Age: 62 Director Since: 2019 Horace Mann Committees: Audit Compensation (Chair)
Mr. Konen retired from Lincoln Financial Group, a financial services company, in February 2017 as President of the Insurance and Retirement Solutions division, a position he had held since 2008. He was responsible for all aspects of strategic leadership, product development, and client services, as well as profitability management of the individual life insurance, group protection and retirement plan services businesses. He oversaw Lincoln Financial Group’s individual life and annuity business as President, Individual Markets, from 2006 to 2008. Prior to its merger with Lincoln Financial Group in 2006, he served in various senior management positions with Jefferson Pilot Financial. Mr. Konen is currently a member of the Board of Directors of Lincoln Life & Annuity Company of New York.

Mr. Konen’s 35-year insurance career, extensive background and proven leadership in the life and retirement business provides the Board with a valuable perspective on these topics.

Beverley J. McClure Age: 66 Director Since: 2013 Horace Mann Committees: Nominating & Governance (Chair) Compensation
Ms. McClure retired in 2007 after a 35-year career with United Services Automobile Association, a diversified financial services group, as Senior Vice President, Enterprise Operations. In 2007, she founded Fresh Perspectives LLC, an executive coaching and small business consulting firm, which was dissolved in 2019. Ms. McClure previously served as Senior Advisor of Endeavor Management, a consulting firm specializing in service culture creation, leadership coaching, business transformation, operational execution, and customer experience management, a position she held from 2010 to 2013. She holds the Chartered Life Underwriter and Fellow and Life Management Institute designations.

Ms. McClure’s broad experience in the areas of service excellence, customer experience, culture creation, employee engagement and quality management provides the Board with a valuable perspective on these topics.

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H. Wade Reece Chairman Age: 64 Director Since: 2016 Horace Mann Committees: Executive (Chair) Compensation Nominating & Governance
Mr. H. Wade Reece retired in 2015 after a 37-year career with BB&T Corporation, a bank holding company, where he served as the Chairman of the Board and Chief Executive Officer of BB&T Insurance Services, Inc. and BB&T Insurance Holdings, Inc., the sixth largest insurance broker globally. Until his retirement in 2015, Mr. Reece served as Vice Chairman of the Foundation of Agency Management Excellence Board of Directors and a member of the Executive Committee of The Institutes (American Institute for Chartered Property Casualty Underwriters and Insurance Institute of America). He was also a Chairman of the Council of Insurance Agents & Brokers and Chairman of the Board of Trustees of The Institutes. Mr. Reece currently is a member of the Board of Directors of the North Carolina State University Foundation and the Blue Ridge Conservancy.

Mr. Reece’s in-depth knowledge of the insurance industry, leadership skills and broad experience with agency management provides the Board with industry insight and perspective.

Elaine A. Sarsynski Age: 65 Board Nominee
Ms. Sarsynski was Chairwoman, Chief Executive Officer and President of Mass Mutual International, an insurance company, until her retirement in 2017. She joined Mass Mutual Life Insurance Company in 2005 as Managing Director at Babson Capital Management LLC, a MassMutual subsidiary. She became Executive Vice President, Chief Administrative Officer, Chief Executive Officer and President of MassMutual International in 2006 and Executive Vice President, member of the Office of the Chief Executive Officer and President of MassMutual Retirement Services, as well as Chairwoman of MassMutual International, in 2008. Prior to joining Babson Capital, she served two elected terms as First Selectman for the town of Suffield, Connecticut. In 1998, she founded Sun Consulting Group LLC, offering consulting services to the real estate industry. Ms. Sarsynski previously spent 17 years at Aetna where she held multiple senior management positions overseeing segments of the company’s Investments Division and leading the Corporate Finance Department. She currently serves on the Board of Directors of TI Fluid Systems PLC and Horizon Technology Finance Corporation. Ms. Sarsynski also currently serves on the Board of Directors of AXA but will conclude her term of service in April 2021.

Ms. Sarsynski’s extensive knowledge in managing institutional investments and proven strategic leadership will be a valuable asset to the Board.

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Robert Stricker Age: 74 Director Since: 2009 Horace Mann Committees: Investment & Finance (Chair)
Mr. Stricker retired from Shenkman Capital Management, Inc., an investment management firm, in March 2009 as Senior Vice President and Principal. Prior to joining Shenkman, he served as Managing Director, Head of U.S. Fixed Income, Citigroup Asset Management at Citigroup, Inc. from 1994 to 2001. Mr. Stricker has over 40 years of experience in the financial services industry. He currently serves as a Director of the CQS Directional Opportunities Feeder Fund Ltd. and on the OPEB Trust Board of the town of Greenwich, Connecticut. Mr. Stricker holds the Chartered Financial Analyst designation.

Mr. Stricker’s investment knowledge and financial services industry experience provide the Board with financial insights and assist the Board in its oversight responsibilities.

Steven O. Swyers Age: 70 Director Since: 2014 Horace Mann Committees: Audit (Chair) Executive Investment & Finance
Mr. Swyers retired in 2013 after a 40-year career with PricewaterhouseCoopers LLP (“PwC”), a public accounting firm. During this time with PwC, he served as the lead engagement partner on many national and international companies, including those in the financial services industry. He has also held various leadership positions at PwC, including leader of the Central Region’s consumer and industrial products business segment and managing partner of its St. Louis practice. Mr. Swyers holds the Certified Public Accountant designation.

Mr. Swyers has an extensive audit and accounting background and is recognized as a financial expert. His knowledge in these areas assists the Board in its oversight responsibilities.

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Marita Zuraitis Age: 59 Director Since: 2013 Horace Mann Committees: Executive Investment & Finance
Ms. Zuraitis was appointed to her present position as President and Chief Executive Officer of the Company in September 2013 after joining the Company in May 2013 as President and Chief Executive Officer-Elect. Ms. Zuraitis came to Horace Mann from The Hanover Insurance Group where she was an Executive Vice President and a member of The Hanover’s Executive Leadership Team. From 2004 to 2013, she served as President, Property and Casualty Companies, of The Hanover Insurance Group. Prior to 2004, Ms. Zuraitis was with The St. Paul/Travelers Companies for six years, where she achieved the position of President and Chief Executive Officer, Commercial Lines. She also held a number of increasingly responsible underwriting and field management positions with United States Fidelity and Guaranty Company and Aetna Life and Casualty. She is the Chair of the Board of Trustees of The Institutes, the leading provider of risk management and property-casualty insurance education, whose offerings include the premier CPCU® designation, and a past member of the Board of Directors of LL Global, Inc., a trade association with operating divisions LIMRA and LOMA. She is also a member of the Board of Directors of Citizens Financial Group, Inc. Ms. Zuraitis has over 30 years of experience in the insurance industry.

Ms. Zuraitis’s knowledge of and extensive background in the insurance industry contribute to Board discussion and understanding of issues impacting the Company.

All of the Board Nominees were elected Directors at the last Annual Meeting of Shareholders of the Company held on May 20, 2020, with the exception of Ms. Sarsynski. As part of ongoing Board refreshment, Ms. Sarsynski was identified as a potential candidate by a member of the Board and then recommended for nomination as Director by the Company’s Nominating and Governance Committee. The Board recommends that Shareholders vote FOR the election of these 10 nominees as Directors.
Board of Directors and Committees
There were nine members on the Board as of March 15, 2021. The Board met 11 times during 2020, including special meetings to discuss the Company’s response to the pandemic. No Director of the Company attended fewer than 75% of the Board meetings and the committee meetings to which he or she was appointed and served during 2020.
The Chairman of the Board presides over all executive sessions of the Board, including executive sessions of non-employee Directors, and may be contacted as described in “Corporate Governance - Communications with Directors.” The members of the Board are expected to be present at the Annual Meeting. The following nine Directors serving on the Board at the time of last year’s Annual Meeting attended the meeting: Mr. Casady, Dr. Domenech, Mr. Hines, Mr. Konen, Ms. McClure, Mr. Reece, Mr. Stricker, Mr. Swyers and Ms. Zuraitis.
Committees of the Board
The standing committees of the Board consist of the Executive Committee, Compensation Committee, Nominating & Governance Committee, Investment & Finance Committee and Audit Committee. Each standing committee is governed by a charter that defines its role and responsibilities which are available on the Company’s website at investors.horacemann.com under “Governance - Governance Documents.” A printed copy of these charters may be obtained by Shareholders upon written request addressed to Investor Relations, Horace Mann Educators Corporation, 1 Horace Mann Plaza, C-738, Springfield, Illinois 62715-0001. The Board may also form ad hoc committees from time to time.

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The Executive Committee exercises certain powers of the Board during intervals between meetings of the Board and, as requested by the Chief Executive Officer, acts as a sounding board for discussing strategic and operating issues between Board meetings.
The Compensation Committee approves and recommends to the Board the compensation, salaries, bonuses and awards applicable to the Executive Officers and Directors of the Company and oversees the process of Executive Officer leadership development and succession. The Committee also reviews annually the diversity of the Company’s workforce, as well as those activities and initiatives related to diversity. Each of the current members of this Committee are independent under the listing standards of the NYSE applicable to compensation committee members. The Compensation Committee receives recommendations from management regarding compensation matters and has unrestricted access to the Company’s personnel documents and to reports or evaluations of any independent compensation consultants, specialists or advisors who are retained by the Company or the Compensation Committee to analyze the compensation of the Executive Officers and members of the Board. The Compensation Committee also has access to any other resources which it needs to discharge its responsibilities, including selecting, retaining and/or replacing, as needed, compensation consultants and other outside consultants to provide independent advice to the Compensation Committee. Additional information regarding the processes and procedures for the consideration and determination of Executive Officer compensation is provided in the “Compensation Discussion and Analysis.”
The Nominating & Governance Committee develops and recommends to the Board corporate governance principles applicable to the Company, oversees the Company’s environmental and social risks and goals, oversees the Board succession planning process, and recommends Director candidates to the Board. The Nominating & Governance Committee will consider Director candidates recommended by Shareholders. Candidates may be submitted in writing to the Corporate Secretary, Horace Mann Educators Corporation, 1 Horace Mann Plaza, Springfield, Illinois 62715-0001. There are no differences between the evaluation of candidates recommended by Shareholders and the evaluation of candidates recommended by members of the Nominating & Governance Committee.
The Nominating & Governance Committee does not have any specific, minimum qualifications that nominees must meet, but evaluates possible nominees to the Board on the basis of the factors it deems relevant, including the following:
•high standards of personal character, conduct and integrity;
•understanding of the interests of the Company’s Shareholders, clients, employees, agents, suppliers, communities and the general public;
•intention and ability to act in the interest of all Shareholders;
•position of leadership and substantial accomplishment in his or her field of endeavor, which may include business, government or academia;
•ability to understand and exercise sound judgment on issues related to the goals of the Company;
•willingness and ability to devote the time and effort required to serve effectively on the Board, including preparation for and attendance at Board and committee meetings;
•absence of interests or affiliations that could give rise to a biased approach to directorship responsibilities and/or a conflict of interest, and the absence of any significant business relationship with the Company except for the employment relationship of an employee Director; and
•needs of the Board, including skills, experience, diversity and age.
The Investment & Finance Committee approves investment strategies, monitors the performance of investments made on behalf of the Company and its subsidiaries, and oversees all matters relating to the Company’s capital structure.

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The Audit Committee oversees the accounting and financial reporting process, audits of the financial statements, and internal operating controls of the Company, including those related to data privacy and cybersecurity. It meets with both the Company’s management and the Company’s independent registered public accounting firm. Each of the current members of this Committee is independent under the independence standards of the NYSE applicable to audit committee members. No Audit Committee member serves on the audit committee of more than three other publicly traded companies. The Board has determined that Mr. Swyers, the Chair of our Audit Committee, is a financial expert. Mr. Swyers retired in 2013 from PwC, a public accounting firm, after a 40-year career where he served as the lead engagement partner on many national and international companies, including those in the financial services industry. He has also held various leadership positions including leader of the PwC Central Region’s consumer and industrial products business segment and managing partner of PwC’s St. Louis practice.
Considering the importance of technology advancement, the Board has established a formal Technology Liaison role to focus on cybersecurity and technology issues, which we believe are important to Horace Mann’s ongoing success. The Technology Liaison is a Board member that has experience and expertise with respect to cybersecurity and technology issues. Fundamentally, the Technology Liaison’s role is to support effective Board oversight on cybersecurity and technology issues in light of the increasing costs and risks associated with technology investment and cybersecurity. Mark Casady currently serves as the Board’s designated Technology Liaison.
The following table identifies membership and the Chairman of each of the current committees of the Board, as well as the number of times each committee met during 2020.

Director	Executive Committee	Compensation Committee	Nominating & Governance Committee	Investment & Finance Committee	Audit Committee
Mark S. Casady	X			X
Daniel A. Domenech			X
Perry G. Hines				X	X
Mark E. Konen		Chair			X
Beverley J. McClure		X	Chair
H. Wade Reece	Chair	X	X
Robert Stricker				Chair
Steven O. Swyers	X			X	Chair
Marita Zuraitis	X			X
Meetings in 2020	0	5	4	4	12
Chair - Committee Chair
X - Committee member

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Director Compensation
The Compensation Committee (the “Committee”) reviews compensation to be paid to the Company’s non-employee Directors. The Committee retained Compensation Advisory Partners LLC (“CAP”) as independent compensation consultants to provide information and advice to the Committee regarding non-employee Director compensation. CAP analyzes each element of director compensation for the same peer group of companies that is used to evaluate executive compensation. See “Compensation levels should be market competitive” in the Compensation Discussion & Analysis for a list of these peer companies. CAP also considers non-employee Director compensation in the insurance industry and the broader general industry, as appropriate. The Committee reviews CAP’s report of competitive Director compensation and determines whether to recommend to the Board a change in the Company’s non-employee Director compensation. If such a change is recommended by the Committee, the full Board would then determine whether to ratify the change. The Committee’s current practice is to review non-employee Director compensation every other year. In 2020, the Committee did not recommend any changes to non-employee Director compensation.
The compensation program for non-employee Directors is shown in the following table:

Compensation Element	Non-Employee Director Compensation(1)
Board Chairman Annual Retainer	$125,000
Board Member Annual Retainer (other than Board Chairman)	$70,000
Committee Chairman Annual Retainer	$25,000 Audit Committee $15,000 all other Committees(2)
Technology Liaison Annual Retainer	$10,000
Share-based Compensation	Fair value on the date of the respective awards is used to determine the number of Restricted Stock Units (“RSUs”) awarded.
An annual award of $110,000 in RSUs following the Annual Shareholder Meeting. $110,000 in RSUs if joining the Board within six months after the prior Annual Shareholder Meeting, $55,000 in RSUs if joining more than six months after the prior Annual Shareholder Meeting but before the next Annual Shareholder Meeting.
All awards have a 1-year vesting period.
Basic Group Term Life Insurance	Premium for $10,000 face amount
Business Travel Accident Insurance	Premium for $100,000 coverage
(1) Annual retainer fees are paid following the Annual Shareholder Meeting each year. The annual retainer fees are prorated to the extent that a non-employee Director joins the Board after the Annual Shareholder Meeting. Non-employee Directors may elect to defer cash compensation into RSUs.
(2) The Executive Committee Chair is not paid an Annual Retainer.
Non-employee Directors are required to hold shares of HMEC Common Stock with a market value equal to five times their annual cash retainer.
Until non-employee Directors meet this ownership requirement, they must retain all RSUs granted as share-based compensation (net of taxes). As of December 31, 2020, all non-employee Directors have met the guidelines with the exception of Mr. Hines, who joined the Board in 2018, and Mr. Casady and Mr. Konen, who joined the Board in 2019. They have five years to meet this requirement. Employee Directors do not receive compensation for serving on the Board and are subject to separate stock ownership guidelines. See “Compensation Discussion and Analysis – Stock Ownership & Holding Requirements.”

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The following table sets forth information regarding compensation earned by, or paid to, the non-employee Directors during 2020:

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Mark S. Casady	80,000	110,000	51	190,051
Daniel A. Domenech	70,000	110,000	204	180,204
Perry G. Hines	70,000	110,000	51	180,051
Mark E. Konen	85,000	110,000	51	195,051
Beverley J. McClure	85,000	110,000	204	195,204
H. Wade Reece	50,000	185,000	51	235,051
Robert Stricker	85,000	110,000	204	195,204
Steven O. Swyers	95,000	110,000	204	205,204
(1) Represents fees deferred in 2020 pursuant to the HMEC 2010 Comprehensive Executive Compensation Plan, as well as $110,000 in RSUs (awarded May 20, 2020). As of December 31, 2020, each Director had 3,230 unvested RSUs.
(2) Represents insurance premiums provided by the Company for group term life insurance and business travel accident insurance for each Director. The group term life insurance premiums are age-banded and this is reflected in the lower premiums for Mr. Casady, Mr. Hines, Mr. Konen and Mr. Reece.
Corporate Governance
Director Independence
The Company’s Corporate Governance Principles require that the Board consist of a majority of directors who meet the criteria for independence required by the listing standards of the NYSE. Based on the independence requirements of the NYSE and after reviewing any relationships between the Board Nominees and the Company or its management (either directly or indirectly, including as a partner, shareholder or officer of an organization that has a relationship with the Company or its management) that could impair, or appear to impair, the Director’s ability to make independent judgments, the Board determined that none of its non-employee Board Nominees have a material relationship with the Company, and therefore all of these Directors are independent. These independence determinations are analyzed at least annually in both fact and appearance to promote arms-length oversight. The current non-employee Board Nominees are Mr. Casady, Dr. Domenech, Mr. Hines, Mr. Konen, Ms. McClure, Mr. Reece, Ms. Sarsynski, Mr. Stricker and Mr. Swyers.
Board Leadership Structure
The Board is committed to strong, independent Board leadership and believes that objective oversight of management is a critical aspect of effective corporate governance. Accordingly, the Board currently has two separate individuals holding the offices of Chairman and Chief Executive Officer, and the position of Chairman is held by an independent Director. The Board of Directors believes that having an independent Director serve as Chairman is in the best interest of the Company at this time as this structure provides a greater role for the independent Directors in the oversight of the Company. However, as described in the Company’s Corporate Governance Principles, this situation can change in the future to permit one individual to hold both positions, if the Board deems it to be in the best interests of the Company at a given time.

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Board’s Role in Risk Oversight
The Board of Directors is responsible for overseeing the processes that management has established for assessing and managing risk. In addition, the Board has delegated oversight of certain categories of risk to designated Board committees. In performing their oversight responsibilities, the Board and relevant committees regularly discuss with management the Company’s policies with respect to risk assessment and risk management. The committees report to the Board regularly on matters relating to the specific areas of risk the committees oversee.
In addition, the Company has established an internal Enterprise Risk Management (“ERM”) Committee, which is composed of certain members of senior management, including the President and Chief Executive Officer; Chief Financial Officer; Chief Human Resources Officer; General Counsel and Chief Compliance Officer; and the heads of Operations, Distribution, Business Strategy and the Life & Retirement and Property & Casualty divisions.
In 2020, a Chief Risk Officer (“CRO”) was appointed and, in conjunction with the ERM Committee, is responsible for working with the business leaders in their efforts to actively monitor and manage their key risks. The CRO is also responsible for identifying and monitoring key corporate level risks that encompass more than one business/division. The CRO also chairs the ERM Committee. Throughout the year, the Board and the relevant Board committees receive regular reports from the ERM Committee and its chairman regarding major risks and exposures facing the Company and the steps management has taken to monitor and control such risks and exposures. In addition, throughout the year, the Board and the relevant Board committees dedicate a portion of their meetings to review and discuss specific risk topics in greater detail.
Also, in light of ongoing threats to corporate cybersecurity, the Board and relevant Board Committees receive quarterly reports from the Chief Information Security Officer of the Company regarding cybersecurity risks and the steps management has taken to monitor and control such risks. The Audit Committee dedicates a portion of their meetings to review and discuss the Company’s cybersecurity program.
In 2020, the Board also expanded the Nominating and Governance Committee’s ESG mandate to include oversight of environmental and social risks and goals, as well as human rights, climate change, diversity and inclusion, employee health and safety policies and increased the Audit Committee’s oversight of cybersecurity and data protection.
Code of Ethics, Code of Conduct and Corporate Governance Principles
The Company has adopted a Code of Ethics and a Code of Conduct applicable to all employees, including the Chief Executive Officer, Chief Financial Officer, Controller and Directors (in their capacity as Directors of the Company). The Company has also adopted Corporate Governance Principles. The Codes and Principles are available on the Company’s website at investors.horacemann.com, under “Governance - Governance Documents.” A printed copy of the Codes and Principles may be obtained by Shareholders upon written request, addressed to Investor Relations, Horace Mann Educators Corporation, 1 Horace Mann Plaza, C-738, Springfield, Illinois 62715-0001.
Environmental, Social, Governance Oversight
Horace Mann’s Board of Directors through its committees evaluates and oversees risks related to ESG matters. This includes the Company’s overall Corporate Social Responsibility reporting as well as development of vital policies and programs needed to achieve short and long-term objectives. These policies and programs include, but are not limited to, the Company’s:
•Emphasis on human capital development, including both diversity and inclusion initiatives and executive officer leadership development and succession, which encompasses the identification of high-potential diverse employees and candidates to strengthen the talent pipeline;
•Statements of broad corporate policy related to human rights, employee health and safety, environment and climate change, and ESG investment policy;
•Independent audits of information security policies and systems (a minimum of biennially) supported by implementation of data protection standards and employee trainings on cyber security risks and procedures; and
•Reporting our ESG progress against the Global Reporting Initiative (GRI) and Sustainable Accounting Standards Board (SASB) models.

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Additionally, management at least annually prepares and presents an update to responsible Committees on its corporate social responsibility policies and programs, including a discussion of targets, risks and objectives.

For more information, view Horace Mann’s Corporate Social Responsibility reporting, which can be found at csr.horacemann.com.

Director Education
A training schedule is developed, with input from the Directors, which covers a broad range of topics to enhance and strengthen the skills, knowledge and competencies of Directors. Examples of such topics include cybersecurity, crisis management, regulatory developments, corporate governance and industry trends. The program encompasses presentations from internal and external speakers as well as site visits and regular meetings with management. Each Director is required to participate in at least one education program every two years and may choose to participate in up to two education programs in a two-year period at the Company’s expense. These training programs satisfy the Director’s educational requirements and, thus, all Directors are in compliance. Directors are also encouraged to avail themselves of educational programs offered through recognized independent providers.
Communications with Directors
The Company has established various processes to facilitate communications by Shareholders and other interested parties with the Board. Communications to non-employee Directors as a group or to the Chairman of the Board or to an individual Director may be submitted via regular mail addressed to the Board of Directors, c/o the Corporate Secretary, Horace Mann Educators Corporation, 1 Horace Mann Plaza, Springfield, Illinois 62715-0001. Additionally, communications may be emailed to the Board of Directors, c/o the Corporate Secretary at hmecbofd@horacemann.com. The Board welcomes Shareholder communication and has instructed the Corporate Secretary to use reasonable criteria to determine when correspondence should be forwarded. The Board believes that all substantive correspondence has been and will continue to be forwarded appropriately.
Compensation Committee Interlocks and Insider Participation
There are no Compensation Committee interlocks between the Company and other entities involving the Company’s Executive Officers and Directors who serve as executive officers or directors of such other entities. During 2020, no member of the Compensation Committee was a current or former officer or employee of the Company.
Review, Approval or Ratification of Transactions with Related Persons
The Board reviews issues involving potential conflicts of interest between its Directors, Executive Officers, and holders of more than 5% of the Common Stock and is responsible for reviewing and approving all related party transactions. The Board does not have a formal related party transaction policy but it considers each related party transaction individually, considering applicable SEC and stock exchange requirements.
Related Person Transactions
Mark Casady, a Board member, is a General Partner with a 50% interest in Vestigo Ventures, an early stage FinTech venture capital firm. The Company is invested in two funds managed by Vestigo Ventures with a total commitment of up to $15 million, which represents an investment of less than 10% in the funds. The investments are not material to Vestigo Ventures.
BlackRock, Inc. (“BlackRock”), which owns beneficially more than 5% of the issued and outstanding shares of our Common Stock, provides investment risk management services to the Company and has done so for more than 10 years. In 2020, the Company paid approximately $380,348 in fees to BlackRock in connection with the Company’s use of a widely used analytical software owned by BlackRock. In addition, the Company is invested in two Limited Partnership funds managed by BlackRock Capital Investment Advisors, LLC with total commitments of $40 million. The investments are not material to BlackRock.
Other than the relationships described above, the Company does not have any contracts or other transactions with related parties that are required to be reported under the applicable securities laws and regulations.

Horace Mann Educators Corporation	2021 Annual Meeting of Shareholders Notice & Proxy Statement 17

Proposal No. 2 - Approve the Horace Mann Educators Corporation 2010 Comprehensive Executive Compensation Plan as amended and restated
Introduction

On March 3, 2021, the Board unanimously approved the amendment and restatement of the HMEC 2010 Comprehensive Executive Compensation Plan (“CECP”), increasing the number of shares of Common Stock (“Stock”) available for issuance under the CECP by 2.5 million. Some minor updates have also been made, primarily related to the elimination of language that is no longer applicable as a result of the repeal by the Tax Cuts and Jobs Act of the “performance-based compensation” exemption under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). Terms used in the discussion of this Proposal have the same meaning as defined in the CECP.
The Board recommends Shareholders approve the amended and restated CECP. Because the amended and restated CECP materially increases the number of shares available, Shareholder approval is required by the listing standards of the NYSE on which the Company’s Stock is traded.
The requested increase in the number of shares available for future grants reflects the Board’s continued belief that grants under the CECP constitute an excellent tool to motivate employees of the Company and to align their interests with Shareholders, as is discussed in more detail in the “Compensation Discussion and Analysis” contained herein. We last sought Shareholder approval to increase the number of shares available for grant under the CECP in 2015. As of December 31, 2020, 14,298,339 shares of Stock have been subject to awards granted or otherwise issued under the CECP, leaving only 751,661 shares for future grants. Following the grant of 2021 annual Awards, the remaining pool may be insufficient for the 2022 annual grant. The Board believes the increase in the number of shares that Shareholders are being asked to approve is reasonable to provide flexibility to the Board to make such grants in the coming years.
As of December 31, 2020, 479,090 shares of Stock were subject to outstanding unvested Options under the CECP, with a weighted average exercise price of $41.17 and an average remaining term of 8.3 years. Also, as of December 31, 2020, 437,197 shares of Stock were subject to outstanding vested Options under the CECP, with a weighted average exercise price of $36.59 and an average remaining term of 5.9 years. In addition, as of December 31, 2020, 338,409 shares of Stock were subject to outstanding unvested awards of RSUs and 484,984 shares were subject to vested Awards for which settlement is deferred.
If Shareholders approve the increase in authorized shares under the CECP, the increase will become effective on the Shareholder approval date. If Shareholders do not approve the increase in authorized shares under the CECP, the amended and restated CECP (as approved by the Board on March 3, 2021) will remain effective, except for the increase in authorized shares, and may continue to make share Awards under the CECP until the available shares of Stock are exhausted.

18 2021 Annual Meeting of Shareholders Meeting Notice & Proxy Statement	Horace Mann Educators Corporation

Description of the HMEC 2010 Comprehensive Executive Compensation Plan as Amended and Restated
The following is a brief description of the material features of the CECP. This description is qualified in its entirety by reference to the full text of the CECP, attached hereto as Exhibit 1.
The CECP is intended to:
•attract, retain, motivate and reward employees, Non-Employee Directors and other individuals providing substantial services to the Company and its Affiliates;
•provide equitable and competitive compensation opportunities, including deferral opportunities;
•encourage long-term service;
•recognize individual contributions and reward achievement of Company goals; and
•promote creation of long-term value for Shareholders by closely aligning the interests of employees and other participants with the interests of Shareholders.
Insofar as it results in a deferral of income, it is intended to provide deferred compensation to a select group of management and highly compensated employees.
History
The CECP was originally approved at our 2010 Annual Meeting of Shareholders and became effective on May 27, 2010. When the CECP was created in 2010, it contained an original authorization of 1,913,608 shares of Stock plus the number of shares subject to awards under the CECP and the Preexisting Plans which became available in accordance with Section 5.02 of the CECP after May 27, 2010. Amendments to the CECP adding 2.2 million and 3.25 million shares of Stock to the authorization were approved at our 2012 Annual Meeting of Shareholders on May 23, 2012 and our 2015 Annual Meeting of Shareholders on May 20, 2015, respectively.
Eligibility
Executive officers and other employees of the Company and its Affiliates, and Non-Employee Directors, consultants and others who provide substantial services to the Company and its Affiliates, are eligible to be granted Awards and thereby become participants under the CECP. In addition, any individual who has been offered employment by the Company or an Affiliate may be granted Awards, but such prospective grantee may not receive any payment or exercise any right relating to the Award until he or she has commenced employment or the providing of services. Approximately 1,500 employees and eight Non-Employee Directors qualify to participate in the CECP as of December 31, 2020.
Administration
The CECP is administered by the Compensation Committee, except that the full Board may itself perform any function of the Committee for purposes of the CECP except as otherwise limited by the By-laws of the Company or exchange listing requirements, and the full Board will act as the Committee for purposes of granting awards to Non-Employee Directors. (References in this summary to the “Committee” will include the Board when so acting.) Subject to the terms and conditions of the CECP, the Committee is authorized to select participants; determine the type and size of awards; specify grant, exercise and settlement dates, performance and deferral conditions; and all other matters relating to Awards. The Committee is also authorized to prescribe forms of Award Agreements, specify rules and regulations relating to the CECP, amend Award Agreements, construe and interpret the CECP and make all other determinations that may be necessary or advisable for the administration of the CECP, in its discretion. Awards and Accounts are subject to the Company’s policy on recoveries and such other terms and conditions as the Committee may impose in the event the Committee determines a participant’s own misconduct contributed materially to his or her receipt of unearned amounts of cash, Stock or other property.

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The Committee may act through subcommittees, and may delegate to officers of the Company the authority to approve awards of Options, SARs, Restricted Stock or RSUs to Eligible Persons other than those subject to Section 16 of the Exchange Act. Any action by officers under this authority is limited to no more than 10,000 shares of Stock in any calendar year, unless approved by the Committee, and must be made subject to the terms of the most recent Award Agreement form approved by the Committee. The CECP provides that members of the Committee and persons acting on the Committee’s behalf shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the CECP.
Shares Reserved and Award Limits
The total number of shares that may be delivered pursuant to Awards under the CECP is currently 751,661 shares of Stock available as of December 31, 2020 plus the number of shares subject to Awards under the CECP that become available in accordance with Section 5.02 of the CECP (as described below). If the amended and restated CECP is approved, an additional 2.5 million shares of Stock will be reserved for issuance under the CECP.
Shares that become available because an Award is cancelled, expired, forfeited, or otherwise terminated or settled without delivery of shares will again be available for Awards. All of the shares reserved may be delivered in connection with any type of Award, including full value Awards (which are Awards other than Options, SARs and Awards under which the participant has paid the intrinsic value, either directly or in exchange for (or by foregoing) a right to receive a cash payment from the Company equal to the intrinsic value of the Award); provided, however, that any Stock underlying Options or SARs shall be counted against the share limit on a one-for-one basis and any Stock granted as full-value Awards shall be counted against the share limit as two and one half (2.5) shares for every one (1) share subject to such Award.
The following shares of Stock are not added back to the aggregate number of shares of Stock available for delivery: (i) shares of Stock that were subject to an SAR that was settled in Stock, (ii) shares of Stock delivered to or withheld by the Company to pay the exercise price of an Option, (iii) shares of Stock delivered to or withheld by the Company to pay the withholding taxes related to an Award, or (iv) shares of Stock repurchased on the open market with cash proceeds from exercise of an Option.
Any shares of Stock that again become available for grant pursuant to Section 5.02 of the CECP are added back as one (1) share of Stock if such shares were subject to Options or SARs, and as two and one half (2.5) shares of Stock if such shares were subject to full-value awards. All of the shares available may be granted with respect to ISOs. Because the limitation applies to shares of Stock delivered, the Committee may grant Awards for more shares than are actually available. If such shares are not eventually authorized, such Awards will vest or be settled only in proportion to the number of shares available, and the balance of the Award will either be forfeited or paid in cash in the discretion of the Committee. Stock delivered under the CECP may be either newly issued or treasury shares.
Awards to Non-Employee Directors (excluding elected fee deferrals) may not exceed $150,000 in value in any calendar year.
Adjustments to the aggregate number and kind of shares of Stock that may be delivered in connection with Awards or deferred cash accounts under the CECP (whether outstanding or to be granted), the share limitations described above, the exercise price, grant price or purchase price relating to any Award, and in the terms of common Stock equivalent units under the CECP are authorized (or if appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Award), in the event of a large, special or non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affecting the Stock. The Committee is also obligated to adjust outstanding Awards upon the occurrence of these types of events to preserve, without enlarging, the rights of participants with respect to such Awards.
For more information on the total number of shares available under the Company’s equity compensation plans and subject to outstanding options and other Awards and rights as of the end of the last fiscal year, see “Equity Compensation Plan Information.”

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Awards
Awards under the CECP may generally be grouped into:
•Stock Awards, including Options (which may be Nonstatutory Options or ISOs), SARs, Restricted Stock, RSUs, Stock granted as a bonus or in lieu of another Award, Dividend Equivalents, or other Stock-based Awards;
•Performance Awards, which may be paid in cash or may be denominated in shares of Stock and/or settled by delivery of Stock.
The CECP also permits deferrals of certain amounts otherwise payable in cash through the Deferred Cash Sub-Plan. Deferrals of Stock Awards other than Options and SARs are also available. The following summarizes those Stock Awards, Performance Awards, and the Deferred Cash Sub-Plan.
Stock Options and SARs
The Committee may grant Options, including both ISOs, which can result in potentially favorable tax treatment to the participant, and Nonstatutory Options. ISOs may only be granted to employees. SARs may also be granted, entitling the participant to receive the excess of the Fair Market Value of a share on the date of exercise over the SAR’s designated base price. The exercise price of an Option and the base price of a SAR are determined by the Committee, but may not be less than the Fair Market Value of a share of Stock on the date of grant. The maximum term of each Option or SAR will be 10 years. Subject to this limit, the times at which each Option or SAR will be exercisable, the conditions and circumstances for exercise (including any performance goals and service requirements), the manner for payment of the exercise or base price and settlement of the Award (which is in Stock for Options but may be cash, Stock or other property for SARs) are as determined by the Committee.
Restricted Stock
The Committee may grant Restricted Stock subject to such restrictions (which may include risks of forfeiture and transferability restrictions) as the Committee deems appropriate. Restrictions may lapse based on performance criteria or future service requirements. During the restriction period, Restricted Stock may not be sold and will be forfeited in the event of termination of service in specified circumstances. Dividends paid on Restricted Stock during the restriction period may be, as determined by the Committee, paid to the participant, reinvested in Restricted Stock subject to the same restrictions, or paid on a deferred basis.
RSUs
The Committee may grant RSUs that give a participant the right to receive Stock at the end of a specified deferral period during which they are subject to a substantial risk of forfeiture. If authorized by the Committee, the settlement date may be deferred at the election of the grantee. RSUs may be settled in cash, Stock or other property.
Dividend Equivalents
The Committee may grant Dividend Equivalents. These are rights to receive cash, Stock or other property equivalent in value to the amount of dividends paid on a specified number of shares of Stock while an Award is outstanding. Dividend Equivalents may be granted on a stand-alone basis or in conjunction with another Award, except that they may not be granted with respect to Options or SARs. Dividend Equivalents may provide for payment when accrued or for deferral (and deemed invested in Stock, awards, or other investment vehicles, and may be subject to risks of forfeiture, restrictions on transferability, and other conditions as the Committee determines). Dividend Equivalents on Performance Awards will be forfeited if the underlying Awards are forfeited or if the performance criteria are not satisfied or deemed satisfied.
Other Awards
The Committee may grant other Awards that are denominated or payable in cash, or valued in whole or in part by reference to, or otherwise based on or related to Stock. The Committee will determine the terms and conditions of such awards, including the consideration, if any, to be paid to exercise Awards in the nature of purchase rights, the periods during which Awards will be outstanding, and any forfeiture conditions and restrictions on Awards. In addition, the Committee is authorized to grant Stock as a bonus free of restrictions, or to grant Stock or other Awards (including cash) in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Horace Mann Educators Corporation	2021 Annual Meeting of Shareholders Notice & Proxy Statement 21

Performance Awards
The Committee may grant Performance Awards, which may be cash-denominated awards or Stock-based Awards. Generally, Performance Awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of being granted or becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Committee. Performance is determined by such business criteria or other measures as the Committee deems appropriate. After the end of the performance period, the Committee determines the amount actually payable under the Award, and has the discretion to reduce or increase the amount payable to any participant, including the discretion to determine the extent to which any performance goals have been satisfied or to waive or modify any such performance goals.
The Committee retains discretion to set the targeted level of performance for a given business criterion that will result in the earning of a specified amount under a Performance Award. These goals may be set with fixed, quantitative targets, targets relative to past Company performance, or targets compared to the performance of other companies, including published or special indices covering multiple companies. The Committee may provide in any Performance Award that any evaluation of performance may include or exclude unusually large catastrophe losses that aggregate (net of reinsurance) in excess of “planned” catastrophe losses; asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, regulations, or other laws or regulations affecting reported results; any reorganization and restructuring programs; acquisitions or divestitures; extraordinary or unusual or infrequently occurring items identified in the Company’s audited financial statements, including footnotes; annual incentive payments, other bonuses or benefit plan changes; or capital charges.
The Committee may establish an unfunded Performance Award pool based on the performance goals and criteria listed above, with the maximum amount payable to any participant in the pool being a stated percentage of the bonus pool (not in excess of 100% of the bonus pool in the aggregate).
Deferred Cash Sub-Plan
The CECP includes a separate sub-plan providing for deferrals of certain amounts otherwise payable in cash. Under the sub-plan, an employee of the Company or its Affiliate eligible for long-term bonus compensation may elect to defer such compensation, and a Non-Employee Director may elect to defer all or a portion of his or her cash Director compensation. Deferral elections must be made before the start of the calendar year in which the compensation is earned (or within 30 days of the date an individual first becomes eligible for long-term bonus compensation or becomes a Non-Employee Director).
Deferred amounts are converted into fully vested RSUs as of the date they would otherwise have been paid in cash (based upon the Fair Market Value of Stock on that date) and credited to a Stock equivalent account, and (except for individuals whose Separation from Service occurs before the dividend record date), also credited with Dividend Equivalents. Deferred Stock Equivalent Accounts are distributed on a distribution date, and in a lump sum or installment form, as elected by the participant. Such elections must be made before the start of the calendar year in which the compensation is earned (or becoming a new participant) and may not be changed thereafter, except that distributions may be made upon an Unforeseeable Emergency or upon a Change in Control.
The Company intends that amounts deferred under the sub-plan be either exempt from or comply with the restrictions on deferred compensation under Code Section 409A.
Change in Control
In the event of a Change in Control, unless otherwise provided in the Award Agreement, the Committee may without the consent of the participant provide for the assumption or substitution of, or adjustment to, any outstanding Award, the acceleration of the vesting of the Award and termination of any restrictions or performance conditions on the Award, or the cancellation of the Award or agreement for payment to the participant in cash or other property, and may provide for such changes to occur upon the Change in Control or upon Separation from Service within a fixed time after the Change in Control.

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For these purposes a “Change in Control” generally occurs if (i) any one person or group becomes the owner of more than 50% of the fair market value or total voting power of the stock of the Company through any combination of previously owned stock or stock acquisitions, (ii) if any one person or group acquires 30% or more of the fair market value or total voting power of the stock of the Company through acquisitions over a 12-month period, or (iii) a majority of the Company’s Board of Directors is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board before the date of the appointment or election. For Awards granted after May 20, 2015, a Change in Control occurs upon consummation of a sale or other disposition of all or substantially all the assets of the Company, provided that any one person or group acquires 40% or more of the fair market value of the Company’s assets.
However, notwithstanding the above, a Change in Control will not occur because of (i) an acquisition of Stock or assets by the Company, an Affiliate of the Company, or a benefit plan of the Company (ii) a merger or similar transaction where the pre-change Shareholders of the Company own substantially all of the post-change Company in the same proportions, (iii) an issuance of Stock directly by the Company to a person or group to raise capital or make an acquisition, provided such person or group does not own more than 50% of the post-issuance outstanding Stock, or (iv) an asset transfer to a Shareholder in exchange for stock, or to a person or group controlling, controlled by or under common control with the Company, where control means ownership of 50% or more of the voting power of the stock or other voting interests in the controlled entity.
For Awards granted before May 27, 2010, unless the Award agreement provides otherwise, “Change in Control” occurs upon (i) approval by Shareholders of a merger, reorganization, consolidation, or similar transaction in which the Company is not the surviving corporation or in which common Stock would be converted to cash, securities or other property, other than a merger in which the ownership percentage of any Shareholder is not decreased by 10% or more (except by virtue of odd lot transactions), (ii) Shareholder approval of a liquidation, dissolution or sale of substantially all assets, (iii) any “person” becomes the owner, directly or indirectly, of more than 50% of the Company, and (iv) certain changes of more than half of the membership of the Board of Directors.
Awards that are deferred compensation subject to Code Section 409A will become vested, any applicable restrictions shall lapse, and the Award will be settled as soon as practicable, if the participant has a Separation from Service initiated by the Company or an Affiliate other than for Cause within one year after the Change in Control; and deferred Stock equivalent accounts under the Deferred Cash Sub-Plan will be paid in cash within 10 days after the Change in Control. For these purposes the Change in Control must meet the applicable definition above and must also be a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of regulations under Code Section 409A.
The Committee may provide for a different definition of Change in Control, and different consequences for a Change in Control, in any Award Agreement.
Amendment and Termination
The Board, on recommendation of the Compensation Committee, may amend or terminate the CECP without Shareholder approval, unless such approval is required to enable the CECP to satisfy any applicable federal or state statutory or regulatory requirements. However:
•no such Board action may materially and adversely affect an outstanding Award (or existing Account) without the consent of the participant;
•the Committee may not amend or replace previously granted Options in a transaction that constitutes a “repricing” under New York Stock Exchange rules; and
•no amendment or termination of the CECP may accelerate the date of payment or distribution of any deferred compensation subject to Code Section 409A.
Unless earlier terminated, the CECP will terminate at such time that no shares reserved under the CECP remain available and the Company has no further obligation with respect to any outstanding Award, except that no ISOs may be granted more than 10 years after March 4, 2015.

Horace Mann Educators Corporation	2021 Annual Meeting of Shareholders Notice & Proxy Statement 23

Federal Income Tax Implications of the HMEC 2010 Comprehensive Executive Compensation Plan as Amended and Restated
The Company believes that under tax law in effect on March 15, 2021 the following federal income tax consequences generally would arise with respect to Awards under the CECP. The following discussion of federal income tax consequences of the CECP is intended to be a summary of applicable federal law in effect as of March 15, 2021. It should not be taken as tax advice by CECP participants, who are urged to consult their individual tax advisors.
Options and SARs that are not deemed to be deferral arrangements under Code Section 409A would have the following tax consequences: the grant of an Option or a SAR will create no federal income tax consequences for the participant or the Company; a participant will not have taxable income upon exercising an Option that is an ISO, except that the alternative minimum tax may apply. Upon exercising an Option that is not an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and non-forfeitable shares acquired on the date of exercise. Upon exercising a SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the Stock received.
Upon disposition of Stock acquired from the exercise of an ISO before the end of the applicable ISO holding period, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the ISO shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant’s sale of Stock acquired by exercise of an Option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such Stock. The tax basis normally is the exercise price plus any amount the participant recognized as ordinary income in connection with the option exercise. A participant’s sale of Stock acquired by exercise of an SAR generally will result in a short-term or long-term capital gain or loss measured by the difference between the sale price and the tax basis in the Stock, which generally is the amount the participant recognized as ordinary income in connection with the SAR’s exercise.
The Company normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with an Option or SAR, but not relating to a participant’s capital gains. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the Stock for the applicable ISO holding period before selling the Stock.
Some Options and SARs, such as those with deferral features, may be subject to Code Section 409A, which regulates deferral arrangements. In such cases, the distribution to the participant of Stock or cash relating to the Award would have to meet certain restrictions in order for the participant not to be subject to tax and a tax penalty at the time of vesting. One significant restriction would be a requirement that the distribution not be controlled by the participant’s discretionary exercise of the Option or SAR (subject to limited exceptions). If the distribution and other Award terms meet applicable requirements under Code Section 409A, the participant would realize ordinary income at the time of distribution, with the amount of ordinary income equal to the distribution date fair market value of the Stock less any exercise price actually paid. The Company would not be entitled to a tax deduction at the time of exercise but would become entitled to a tax deduction at the time Stock is delivered at the end of the deferral period.
Awards other than Options and SARs that result in a transfer to the participant of cash or Stock or other property generally will be structured under the CECP to meet applicable requirements under Code Section 409A. If no restriction on transferability or substantial risk of forfeiture applies to amounts distributed to a participant, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares actually received. Thus, for example, if the Company grants an Award of vested RSUs or requires or permits deferral of receipt of cash or shares under a vested Award, the participant should not become subject to income tax until the time at which Shares are actually delivered, and the Company’s right to claim a tax deduction will be deferred until that time. However, if a restriction on transferability and substantial risk of forfeiture applies to Shares or other property actually distributed to a participant under an Award (such as, for example, a grant of Restricted Stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts when either the transferability restriction or risk of forfeiture lapses, whichever is earlier. In all cases, the Company can claim a tax deduction in an amount equal to the ordinary income recognized by the participant, subject to the $1 million deduction limitation of Code Section 162(m). A participant may elect to be taxed at the time of grant of Restricted Stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such Stock or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the Stock or property on which he or she previously paid tax.

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Any Award that is deemed to be a deferral arrangement (excluding certain exempted short-term deferrals), and amounts deferred under the Deferred Cash Sub-Plan, will be subject to Code Section 409A. Certain participant elections and the timing of distributions relating to such Awards or deferrals must meet requirements under Code Section 409A in order for income taxation to be deferred and tax penalties avoided by the participant upon vesting of the Award or deferral.
The foregoing provides only a general description of the application of federal income tax laws to certain Awards under the CECP. This discussion is not intended to be tax guidance, as the consequences may vary with the types of Awards made, the method of payment or settlement, and individual circumstances. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws. The summary is not intended or written to be used, and cannot be used, for the purposes of avoiding tax penalties.
New Plan Benefits Under the HMEC 2010 Comprehensive Executive Compensation Plan as Amended and Restated
The benefits that will be awarded or paid in the future under the CECP are not currently determinable. Such Awards are within the discretion of the Committee, and the Committee has not determined future Awards or who might receive them. Information about Awards granted in fiscal year 2020 under the CECP to the Company’s Named Executive Officers can be found in the Compensation Discussion and Analysis table under the heading “Grants of Plan-Based Awards” in this Proxy Statement. As of December 31, 2020, the closing price of a share of the Company’s common Stock was $42.04.

The Board of Directors considers the amendment and restatement of the HMEC 2010 Comprehensive Executive Compensation Plan to be in the best interests of the Company and its Shareholders and therefore recommends that Shareholders vote FOR approval of the HMEC 2010 Comprehensive Executive Compensation Plan as amended and restated which will make 2.5 million additional shares of Stock available under the Plan.

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Proposal No. 3 - Advisory Resolution to Approve Named Executive Officers’ Compensation
The Board is asking Shareholders to approve an advisory resolution to approve the compensation of the Company’s Chief Executive Officer, Chief Financial Officer and the other three highest compensated Executive Officers employed at the end of 2020 (collectively the “Named Executive Officers” or “NEOs”) as reported in this Proxy Statement. The Compensation Committee has structured our NEOs’ compensation program as described below under “Compensation Discussion and Analysis.”
The Board recommends that Shareholders read the “Compensation Discussion and Analysis” (“CD&A”) included in this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the “Summary Compensation Table” and other related compensation tables and narrative included within the CD&A, which provide detailed information on the compensation of our NEOs. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the CD&A are effective in achieving our goals.
In accordance with Section 14(a) of the Securities Exchange Act, and as a matter of good corporate governance, the Board is asking Shareholders to approve the following advisory resolution at the 2021 Annual Meeting:
RESOLVED, that the Shareholders of Horace Mann Educators Corporation (“the Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2021 Annual Meeting of Shareholders.
This advisory resolution, commonly referred to as a “Say on Pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding the NEOs’ compensation program.
The Board has adopted a policy providing for an annual advisory vote to approve NEOs’ compensation. Unless the Board modifies its policy on the frequency of holding such advisory votes, the next advisory vote will occur at the Company’s 2022 Annual Meeting of Shareholders.
The Board recommends that Shareholders vote FOR the approval of the advisory resolution to approve Named Executive Officers’ compensation.

26 2021 Annual Meeting of Shareholders Meeting Notice & Proxy Statement	Horace Mann Educators Corporation

Compensation Discussion and Analysis
 In this section, we describe the material components of our executive compensation program for our Named Executive Officers, whose compensation is displayed in the 2020 Summary Compensation Table and the other compensation tables contained in this Proxy Statement. We also provide an overview of our executive compensation philosophy and we explain how and why the Compensation Committee of our Board (the “Committee”) arrives at specific compensation policies and decisions.
Our 2020 NEOs are our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and the three other most highly compensated Executive Officers employed at the end of 2020:
•Marita Zuraitis, President and CEO;
•Bret A. Conklin, Executive Vice President and CFO;
•Matthew P. Sharpe, Executive Vice President, Distribution & Business Strategy;
•Wade A. Rugenstein(1), Executive Vice President, Supplemental & Operations; and
•Donald M. Carley, Executive Vice President and General Counsel
(1) As disclosed in the Report on Form 8-K filed on March 18, 2021, Wade A. Rugenstein has resigned from his position at Horace Mann effective April 15, 2021.
Executive Summary
This summary highlights information from this Compensation Discussion and Analysis section and may not contain all the information that is necessary to gain a full understanding of our policies and decisions. Please read the entire Compensation Discussion and Analysis section and compensation tables for a more complete understanding of our compensation program.
Our Business
Horace Mann is a personal insurance and financial services business with approximately $13.5 billion of assets and approximately $1.3 billion in total revenue as of December 31, 2020. Founded by Educators for Educators®, the Company offers products and services primarily to K-12 teachers, administrators, and other public school employees and their families. Horace Mann underwrites personal lines of auto, property, life and supplemental insurance, as well as retirement products in the United States.
2020 Business Highlights
Horace Mann had a very strong 2020. Although net income was below the prior year because of $107 million in after-tax realized gains on assets transferred as consideration in the annuity reinsurance transaction in 2019, core earnings* rose 55% to a record $143.1 million and core return on equity* improved by three points to 10.5%.
In part, these results reflected Horace Mann’s unwavering commitment to the education market and our multi-year emphasis on products, distribution and infrastructure as well as a full-year contribution of the new Supplemental segment. In addition, Property and Casualty and Supplemental segment results reflected pandemic-related changes in policyholder behavior, as well as subrogation recoveries on the 2018 California wildfire events. Those benefits were partially offset by higher catastrophe losses, lower net investment income, auto premium relief and increased Life segment benefit costs compared to 2019.

Horace Mann Educators Corporation	2021 Annual Meeting of Shareholders Notice & Proxy Statement 27

Segment results included:
•Property and Casualty - The strong Property and Casualty combined ratio of 92.7% reflected effects of the pandemic and subrogation recoveries noted above, as well as continued improvement in the underlying auto loss ratio, partially offset by higher catastrophe losses;
•Retirement - Continued growth in annuity sales as well as an improved net interest spread due to the annuity reinsurance transaction;
•Life - Core earnings that reflected lower net investment income;
•Supplemental - Supplemental performance also reflected effects of the pandemic, generating $43.1 million in core earnings.
To determine annual compensation incentive awards, we make adjustments to core earnings for items that are highly volatile and outside the control of management. On that basis, core earnings would have increased to $165.2 million, reflecting 2020 adjustments for:
•Property and Casualty catastrophe losses above plan;
•Retirement and Life DAC unlocking and the change in gross minimum death benefits due to capital gains and losses as well as market performance variance from plan;
•Portion of fixed indexed annuity costs that are reported in net investment gains and losses.
The Committee does not make adjustments for these items in long-term incentives, as management should be held accountable for these outcomes, and has more ability to manage through one-time items over a longer period of time.
Book value per share excluding net unrealized gains* increased 6.0% in 2020, reflecting strong earnings as well as 2019’s realized gain on assets transferred in the annuity reinsurance transaction. Total Shareholder Return (“TSR”) was a negative 0.5% in 2020, ahead of the S&P 500 Financial index (-4.10%) and the S&P Insurance Select industry group (-2.79%). Financial services stocks underperformed the broader markets in 2020 due to concerns about the pandemic and its effect on the economy.

Book Value per Share Excluding Net Unrealized Gains
$29.13
$32.42
$34.38
2018
2019
2020

Total Shareholder Return
19.2%
4.0%
(0.5)%
1-year
2-year
3-year

Driving long-term shareholder value creation remains a priority for the Company. In 2021, the Board approved a Shareholder dividend increase for the 13th consecutive year. The Company returned $50 million to Shareholders in 2020 through dividends. In addition, the Company continues to opportunistically repurchase shares, buying almost 40,000 shares in the first quarter of 2021. Since 2011, repurchases have totaled $80.9 million, and there is $19.1 million remaining on the buyback authorization.
Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in HMEC’s 2020 Annual Report for a more detailed description of these financial results.

28 2021 Annual Meeting of Shareholders Meeting Notice & Proxy Statement	Horace Mann Educators Corporation

2020 Executive Compensation Highlights
These elements of the executive compensation program are described more fully below.
•Pay mix comprised of base salary, cash annual incentives under the Annual Incentive Plan (“AIP”), and equity-based long-term incentives under the Long-term Incentive Plan (“LTIP”)
•Over 75% of the CEO’s target compensation and in aggregate over 60% of all other NEOs’ target compensation linked to performance-based or service-vested incentives
•Balanced performance measures designed with a focus on Shareholder return, both absolute and relative, and incenting operating growth while managing risk
•Performance incentives tied to multiple overlapping performance periods
•Annual cash incentives tied to Company performance measures
•Long-term incentives entirely equity-based:
–Performance-based RSUs vest following a 3-year period, based on relative measures (relative TSR and relative operating return on equity) and an absolute total revenue growth measure
–Service-vested stock options with a 4-year vesting period
–Service-vested RSUs with a 3-year vesting period
•Stock ownership guidelines for NEOs:
–Twelve-month post-exercise holding requirement for stock options
–Minimum 12-month vesting for all equity awards
•Clawback policy applicable to both cash and equity awards
•Executive change in control plan excludes “tax gross-up” provision
•Limited perks and executive benefits
Pay Governance
Oversight
The Committee oversees our executive compensation program. The current members of the Committee are Mr. Konen, Ms. McClure, and Mr. Reece. Mr. Konen serves as the Committee Chair. Consistent with the listing standards of the NYSE, the Committee is composed entirely of independent Directors.
The Committee retained Compensation Advisory Partners LLC (“CAP”) as independent compensation consultants. CAP provides information and advice on the competitive market for executive talent, evolving market practices in our industry and the general employment market, regulatory and other external developments, and our executive compensation philosophy and incentive program design. In this way, CAP assists the Committee with ongoing education. Also, Committee members comply with Directors’ education requirements to help ensure each remains up to date on current issues relevant to the Company and its business.

Horace Mann Educators Corporation	2021 Annual Meeting of Shareholders Notice & Proxy Statement 29

The CAP consultants report directly to the Committee, attend the Committee meetings and portions of executive sessions of the Committee at the Chair’s request (generally with the Board’s outside legal counsel, but without management present). CAP serves at the pleasure of the Committee, and performs no services for management related to executive compensation. CAP works with management to obtain necessary data and perspectives on the Company’s strategic objectives, business environment, corporate culture, performance, and other relevant factors. This information is used by CAP to formulate its recommendations related to competitive compensation performance targets and overall design. CAP’s findings and recommendations are reported directly to the Committee. The services provided by CAP during 2020 are described in more detail throughout this analysis. Pursuant to regulatory requirements, the Committee assessed CAP’s independence (along with that of its other direct and indirect consultants and advisors) in 2020 and concluded that CAP’s work did not raise any conflict of interest. In addition, the Committee has the authority to hire other experts and advisors as it deems necessary.
Management also supports the Committee by providing analysis and recommendations. When setting levels of executive compensation, the Committee requests, receives, and considers the recommendations of the CEO regarding the performance of her direct reports and other Executive Officers. Members of management also attend and contribute to Committee meetings as relevant to the Committee agenda.
The Committee discusses its fundamental views on compensation and guiding principles, as well as its expectations of the CEO’s performance and annual goals, with the CEO and subsequently proposes the CEO’s goals to the Board for approval. The Committee does not include the CEO or other members of management unless specifically invited by Committee Chair in its discussions with CAP on the CEO’s compensation, nor does the CEO or management participate in the Committee’s recommendation to the Board on the CEO’s compensation.
Say on Pay
At the 2020 Annual Meeting of Shareholders, 98.8% of Shareholders voted, on an advisory basis, to ratify the NEO compensation. The Committee welcomes the opportunity to provide additional insight into our executive compensation practices and appreciates the positive support from our Shareholders. We continue to believe that the overall structure of our compensation plans, the absence of excessive perquisites, and our demonstrated pay-for-performance practices reflect the strength of the Company’s executive compensation programs.
Executive Compensation Program
Guiding Principles
The Committee has established a set of core principles that underlie our executive compensation program. These core principles provide guidance to the Committee and management in making decisions while administering the program or when considering changes. These core principles include strong alignment between pay and performance, incentive to drive Shareholder value, and market competitiveness.
Strong pay for performance alignment
We target compensation around the median of the competitive market, with executives earning more or less than median, generally based on the performance of the Company and value delivered to Shareholders. Our core executive compensation program includes base salary, an annual cash incentive plan, and long-term equity awards. Both AIP and LTIP are administered under the Shareholder-approved 2010 Comprehensive Executive Compensation Plan, as amended and restated. Incentive awards are earned upon the achievement of short-term and long-term business goals that are reviewed and approved by the Committee at the beginning of each performance period. Performance goals are structured to reward business growth, profitability, relative TSR, balanced with productivity and risk and capital management.
Incentive compensation should drive long-term value creation and reward strong performance
The AIP performance goals are based on premiums and adjusted operating income which drive long-term value and are metrics management can control. The LTIP performance goals are directly linked to multi-year growth and return measures to keep executives focused on value creation, with multiple metrics based on performance versus peers to focus on outperforming our peers.

30 2021 Annual Meeting of Shareholders Meeting Notice & Proxy Statement	Horace Mann Educators Corporation

Significant portion of compensation should be “at risk” based on the Company’s performance and aligned with Shareholders’ interests
For 2020, over 75% of the CEO’s target total pay (base salary, target annual incentive, and target long-term incentive) and in aggregate over 60% of target total pay for all other NEOs is at risk, and is variable from year to year, and for the majority of the compensation, the level of payout is dependent on the Company’s performance. To encourage executive performance on a long-term basis, and to align executive interests with Shareholders’, the Committee grants equity awards with multi-year performance periods and multi-year vesting. In 2020, Ms. Zuraitis received approximately 51% of her target compensation in equity. With respect to the other NEOs, approximately 38% to 43% of their compensation was equity-based.
Compensation levels should be market competitive
The Committee sets total direct compensation for the NEOs – salary and target annual and long-term incentive opportunities – within a reasonable range of the median of the competitive market, while providing the ability to decrease or increase compensation if warranted by performance and experience. To determine competitive pay levels, we use an established peer group of similarly sized insurance companies in the Russell 3000® Index. The Committee worked with CAP to select our peer insurance companies for 2020 (noted below), based upon assets under management and revenue. The peer group does not include reinsurance or insurance brokers. We supplement this information with survey market data from published sources including Equilar, Towers Watson, and Korn Ferry. The data from these surveys is scaled to our size by CAP based on revenues or asset ranges. Annually, CAP provides the Committee with a comparison of the base salary, annual incentives and long-term incentives of the CEO with those of other Chief Executive Officers based on the peer group and survey data obtained. For 2021, the peer group will be updated to remove National General Holdings Corporation due to the acquisition by Allstate.
The Committee does not seek to benchmark or set executive compensation at any specific level relative to the peer group. Instead, the Committee uses this information primarily as a general reference point to determine pay levels and forms of plan design that effectively recognize favorable executive performance and experience, and ensure executive retention. For 2020, CAP’s analysis demonstrated that overall core total direct compensation for Ms. Zuraitis was consistent with target pay positioning at the median of the market. Based on the data received, and CAP’s analysis, the Committee deliberates in executive session to determine its recommendation for approval by the Board. The other NEOs are assessed against comparable functional matches in the insurance industry and the broader general industry, as appropriate.

2020 Peer Group
Ambac Financial Group, Inc.	FBL Financial Group, Inc.	ProAssurance Corporation
American Equity Investment Life Holding Co	Kemper Corporation	RLI Corporation
Argo Group International Holdings, Ltd.	National General Holdings Corporation	Selective Insurance Group, Inc.
CNO Financial Group, Inc.	National Western Life Group, Inc.	State Auto Financial Corporation
Employers Holdings, Inc.	Primerica, Inc.	United Fire Group, Inc.

Horace Mann Educators Corporation	2021 Annual Meeting of Shareholders Notice & Proxy Statement 31

Compensation Mix
Our NEOs’ annual compensation consists of base salary, and annual and long-term incentives. The targeted compensation mix of total direct compensation for the NEOs for 2020 is illustrated below. The mix of 2020 actual compensation varied as a result of actual incentives earned.
Base Salary
Competitive base salaries are critical to attracting and retaining high performing executive talent. The Committee seeks to pay salaries that approximate median for executives of similar companies in like positions. However, in recruiting new executives, we vary from these guidelines to attract desired talent. Additionally, an existing executive’s compensation may deviate from median due to experience, performance, responsibilities, compensation history, internal equity, or retention risk.
Salaries for the NEOs and other executive officers are reviewed every 12 months in connection with the review of financial results for the prior fiscal year and the annual performance review discussed under “Annual Performance and Pay Review” below. In 2020, Ms. Zuraitis and all of the other NEOs received base salary increases to move overall compensation closer to the market median. Base salary adjustments for 2020 are shown in the chart below.

Named Individual	2019 Annualized Salary ($)	2020 Annualized Salary ($)	Percent Increase
Marita Zuraitis	930,000	975,000	4.8%
Bret A. Conklin	400,000	450,000	12.5%
Matthew P. Sharpe	425,000	450,000	5.9%
Wade A. Rugenstein	400,000	450,000	12.5%
Donald M. Carley	340,000	375,000	10.3%

32 2021 Annual Meeting of Shareholders Meeting Notice & Proxy Statement	Horace Mann Educators Corporation

Annual Incentive Plan
Our AIP is a cash incentive plan, administered under the CECP, and designed to drive and reward strong performance over a one-year period. Annually, the Committee establishes the performance objectives, threshold, target and maximum performance levels, and the related threshold, target and maximum AIP opportunities for each NEO, expressed as a percentage of base salary. Target incentive opportunity levels for the NEOs are intended to approximate the median of the target bonus potential for similarly situated executives in comparable companies. Maximum incentive opportunities are set at 200% of target.
For 2020, there were three performance measures, with 50% of the award based on Company-wide adjusted core earnings, and the remaining 50% divided among return on equity (25%) and insurance premiums and contract charges earned (25%), as shown in the chart below. This provides a balance between Shareholder return and growth, while complementing the longer-term LTIP metrics, which focus on long-term Shareholder value creation.
2020 Annual Incentive Plan Performance Measures
Adjusted Core Earnings - Operating income (GAAP net income after tax, excluding net investment gains and losses) adjusted for Property and Casualty catastrophe costs different than the annual Plan, Retirement and Life DAC unlocking and guaranteed minimum death benefit reserve due to capital gains and losses and market performance different than Plan, the impact on investment income of share repurchases different than Plan, debt structure/costs including debt retirement different than Plan, and inclusion of the portion of fixed indexed annuity costs that are reflected in net investment gains and losses.
Return on Equity - Company’s annual return (adjusted core earnings) divided by the value of its total Shareholders’ equity
Insurance Premiums & Contract Charges Earned - The amount of ratably earned insurance premiums and contract charges from Horace Mann products; earned premiums are prior to the $10 million premium credit.

Horace Mann Educators Corporation	2021 Annual Meeting of Shareholders Notice & Proxy Statement 33

All the NEOs’ 2020 annual incentive amounts are based on the same corporate and business line objectives to promote cooperation. The targets for the operating income and sales or premium measures were based on a review of market conditions and expectations of other companies in the industry as well as our financial plan for 2020 (“2020 Plan”). The 2020 Plan was the basis of our 2020 earnings guidance, which was publicly disclosed in February 2020 in connection with the announcement of results for the year ended December 31, 2019. The Committee believes that tying the AIP to overall Company performance provides appropriate alignment for an executive’s compensation as it recognizes that the Company as a whole must perform well in order to deliver value to our Shareholders. It is the goal of the Committee to establish measurements and targets that are reasonable, but not easily achieved. The measures and targets are discussed with the CEO, other NEOs, other members of the Board and CAP before they are set.
Each March, the Committee certifies performance and determines AIP payouts for the prior year. To assist our educators during the uncertain times of COVID-19, Horace Mann provided customers with a 15% premium credit for two months of auto premiums. For the 2020 AIP payout calculation, premiums are prior to the $10M premium credit. Based on the 2020 results of 188.0% of target for Ms. Zuraitis and the other NEOs, the 2020 AIP payouts (paid in March 2021) were as follows:

2020 AIP Measures (in $M)	Threshold	Target	Maximum	Actual	Results	Weighting	Payout
Adjusted Core Earnings	96.0	109.0	123.0	165.2	200.0%	50%	100.0%
Return on Equity	7.0	8.0	9.0	12.0	200.0%	25%	50.0%
Insurance Premiums and Contract Charges Earned	947.0	962.0	981.0	971.9	152.1%	25%	38.0%
Total						100%	188.0%

Named Individual	2020 Target AIP Opportunity	2020 Actual AIP Payout ($)	2020 Actual AIP Payout as a % of Base Salary
Marita Zuraitis	120%	2,182,912	223.9%
Bret A. Conklin	60%	498,253	110.7%
Matthew P. Sharpe	60%	502,953	111.8%
Wade A. Rugenstein	60%	498,253	110.7%
Donald M. Carley	50%	347,054	92.5%

34 2021 Annual Meeting of Shareholders Meeting Notice & Proxy Statement	Horace Mann Educators Corporation

Long-term Incentive Plan
The intent of our LTIP is to focus executives on Shareholder value and key strategic objectives, while promoting retention.
2020 LTIP Aggregate Target Opportunity
In setting the dollar values of the 2020 opportunities under LTIP for each NEO, the Committee targeted amounts that would achieve the Company’s overall objective of positioning total compensation at approximately the market median. The 2020 target grant values for the NEOs were as follows:

Named Individual	2020 LTIP Target ($)
Marita Zuraitis	2,200,000
Bret A. Conklin	550,000
Matthew P. Sharpe	550,000
Wade A. Rugenstein	450,000
Donald M. Carley	350,000
2020 LTIP Award Vehicles
For 2020, the LTIP is comprised of three vehicles, as illustrated in the chart below: (1) performance-based RSUs; (2) service-vested RSUs; and (3) service-vested stock options.
Performance-based RSUs - Earned over a three-year period, based upon Relative (80%) and Absolute Measures (20%). If any shares are earned at the end of the three-year performance period, the executive fully vests in the award
Service-vested RSUs - Vest ratably over three years
Stock options - Granted at fair market value with a 10 year life; options vest ratably over four years
Performance-Based RSUs (PBRSUs)
The Committee believes that PBRSUs provide an effective vehicle for rewarding executives based on a three-year performance period. Each year, a new three-year period starts, partially overlapping the periods that started the prior two years. PBRSUs were granted on March 4, 2020 for the 2020-2022 performance period and comprise 50% of the 2020 LTIP opportunity. These RSUs will be earned and vested on January 1, 2023, if at all, based on the level of achievement. From the date of grant, PBRSUs accrue dividend equivalents at the same rate as dividends paid to our Shareholders, but the dividend equivalents are only paid on the corresponding shares that are earned. If no shares are earned, the dividend equivalents are forfeited. Earned dividend equivalents are converted into additional RSUs.

30%
50%
20%
Performance-based RSUs
Service-vested RSUs
Stock options

Horace Mann Educators Corporation	2021 Annual Meeting of Shareholders Notice & Proxy Statement 35

The Company believes that transitioning to all Relative Measures does not put management at an inherent advantage or disadvantage, but instead holds them accountable for the Company’s performance versus peers on TSR and return on equity, which benefits our Shareholders. Absolute goals, such as revenue growth, are less indicative of the successful implementation of business strategy particularly in periods of economic uncertainty. Therefore, starting in 2021, the PBRSUs that are earned for both outstanding and new awards will be based upon 100% Relative Measures. The two Relative Measures (TSR and ROE) will each account for 50% of the award. For in-flight awards that include the Absolute Measure, the payout of those awards will be prorated to account for this change. The 2019-2021 PBRSUs will exclude the Absolute Measure for 2021 and the 2020-2022 PBRSUs will exclude the Absolute Measure for 2021 and 2022. The proration is outlined in the following table:

Performance-Based RSUs (PBRSUs)
	Year 1	Year 2	Year 3
2018 - 2020	TSR, ROE, & Revenue Growth	TSR, ROE, & Revenue Growth	TSR, ROE, & Revenue Growth
2019 - 2021	TSR, ROE, & Revenue Growth	TSR, ROE, & Revenue Growth	TSR & ROE
2020 - 2022	TSR, ROE, & Revenue Growth	TSR & ROE	TSR & ROE
2021 -2023	TSR & ROE	TSR & ROE	TSR & ROE
Service-Vested RSUs
The Committee believes that service-vested RSUs assist in the retention of key executive talent. Service-vested RSUs were granted on March 4, 2020 and comprise 20% of the 2020 LTIP opportunity. Service-vested RSUs vest 33% after the first year, vest an additional 33% after the second year and vest the final 34% after the third year from the grant date, and are subject to continued employment through the vesting date. From the date of the grant, the RSUs accrue dividend equivalents at the same rate as dividends paid to our Shareholders. These dividend equivalents are converted into additional RSUs and vest when the underlying RSUs vest.
Stock Options
The Committee believes that non-qualified stock options (“NQSOs”) provide strong alignment with Shareholder interests, as participants do not realize any value unless our stock price appreciates. They also promote retention. Stock options granted under the LTIP have an exercise price equal to the closing price of our Common Stock on the date of grant, vest ratably over a four-year period subject to continued employment on each vesting date and have a ten-year term. Stock options were granted on March 4, 2020 and comprise 30% of the 2020 LTIP opportunity. The number of options granted was determined using the Black-Scholes valuation method. For additional information regarding assumptions used for these valuations, see the Company’s 2020 Annual Report “Notes to Consolidated Financial Statements – Note 1 – Summary of Significant Accounting Policies – Share-Based Compensation.” Upon exercise, Executive Officers are required to hold shares equivalent to any proceeds (net of exercise price and related taxes and the costs of the exercise) for a minimum of twelve months.

36 2021 Annual Meeting of Shareholders Meeting Notice & Proxy Statement	Horace Mann Educators Corporation

Timing of Equity Grants
The Committee has granted long-term incentives only at its regularly scheduled Board meetings. The grant date is the applicable resolution as approved or a future date as otherwise specified in the resolution.
2020-2022 Performance-based RSUs
The Performance-based RSUs granted in 2020 have three performance measures as shown below:
Relative TSR - Relative TSR for the three-year period measured against a peer group of companies.
Relative Operating Return on Equity - Average annual relative Operating Income return (net income excluding net investment gains and losses) on average equity for the three-year period measured against a peer group of companies.
Total Revenue Growth - Measured as the growth rate over the period 12/31/2019 to 12/31/2020(1) for Written Premium Growth for HMN auto, property, supplemental, life, and Horace Mann General Agency, (“HMGA”), and total retirement sales (HMN annuity, RIA and institutional platform deposits), and growth in record-keeping fee-based deposits; premiums are prior to the $10 million premium credit.
(1) See proration table above.

20%
40%
40%
Relative Total Shareholder Return
Relative Operating Return on Equity
Total Revenue Growth

Horace Mann Educators Corporation	2021 Annual Meeting of Shareholders Notice & Proxy Statement 37

Prior Years PBRSU Grants
2019-2021 PBRSUs
The PBRSUs granted in 2019 will not mature until January 1, 2022. Since the applicable three-year performance period has not yet ended, actual performance against targets is not yet known. Additional information on these targets and actual performance will be provided at the end of the performance period.
2018-2020 PBRSUs
The performance-based RSUs granted in 2018 matured and vested as of January 1, 2021. The performance measures, targets and payout levels for the PBRSUs granted in 2018 are as follows:

2018-2020 Performance Measures	Threshold (2)	Target (2)	Maximum (2)	Weighting	Result
Relative (1) Measures
TSR (3)	25th Percentile Ranking vs Peer Companies	50th Percentile Ranking vs Peer Companies	90th Percentile Ranking vs Peer Companies	40%	46.3%
Operating ROE (4)	25th Percentile Ranking vs Peer Companies	50th Percentile Ranking vs Peer Companies	90th Percentile Ranking vs Peer Companies	40%	43.1%
Absolute Measure
Total Revenue Growth (5)	2%	3%	4%	20%	40.0%
				Total	129.4%
(1) Peer group comprised of Russell 2000® Index insurance companies excluding brokerage, reinsurance, financial guarantee, and health companies.
(2) Threshold award (25th percentile) is 50% of target LTIP opportunity; Target award (50th percentile) is 100%; Maximum (90th percentile) is 200% of target. Awards for results between Threshold-Target and Target-Maximum are interpolated.
(3) TSR for the three-year period. Measured from the average price five trading days before and five trading days after the beginning of the measurement period (1/1/18) to the average price five trading days before and five trading days after the end of the measurement period (12/31/20). Source: S&P Market Intelligence
(4) Average annual Operating Income Return on Average Equity (excluding the fair value adjustment for investments) for the three-year performance period. Source: S&P Market Intelligence
(5) Total Revenue Growth is measured as the growth rate over the period from 12/31/2017 to 12/31/2020 for Written Premium Growth for HMN auto, property, supplemental, life, and HMGA and Total Retirement Sales (HMN annuity, RIA, and institutional platform deposits), and growth in record-keeping fee-based deposits ; premiums are prior to the $10 million premium credit.

38 2021 Annual Meeting of Shareholders Meeting Notice & Proxy Statement	Horace Mann Educators Corporation

Additional Pay Practices
Stock Ownership & Holding Guidelines
Our Executive Officers are required to accumulate and maintain beneficial stock ownership – calculated as a percentage of base salary - as displayed in the table below:

Position	Stock Ownership Target %
CEO	500%
Executive Vice President	350%
Senior Vice President	200%
Beginning in March 2020, we use market value to measure the value of the shares we require our Executive Officers to hold based on a 12-month average stock price, which reduces volatility. For this purpose, we multiply the market value by the individual Executive Officer’s stock holding requirement and their base salary to establish their stock holding ownership.
The Executive Officers must satisfy stock ownership guidelines within five years of attaining their position. Stock ownership may be achieved by direct ownership or beneficial ownership through a spouse, child, or trust. The following types of beneficial ownership are considered in determining stock ownership: direct ownership, existing shares held through the Horace Mann 401(k) Plan Company Stock investment option (closed to new investments as of April 1, 2020), and RSUs (vested and unvested). Outstanding stock options are not used in determining stock ownership. Once an Executive Officer has satisfied their holding requirement, a decrease in the Company’s stock price without a sale of shares (excluding a sale of shares to satisfy tax withholding) will not result in non-compliance on a subsequent determination date.
Beginning with stock option grants made in 2011, Executive Officers are required to hold shares equivalent to any proceeds from a long-term incentive stock option exercise, net of exercise price and related taxes and the costs of the exercise, for a minimum of 12 months after the date of exercise. As part of its 2017 overall review of the executive compensation program, the Committee reviewed the stock ownership guidelines for the Executive Officers, and determined they were appropriate and would be continued in 2020.

Horace Mann Educators Corporation	2021 Annual Meeting of Shareholders Notice & Proxy Statement 39

As indicated in the following chart, all NEOs have met or are on target to meet the requirement by the deadline.

Named Individual	Stock Ownership Target %	Stock Ownership Actual %	Stock Ownership(1)	Market Value(2) ($)
Marita Zuraitis	500%	1310%	335,861	12,772,801
Bret A. Conklin	350%	579%	68,475	2,604,093
Matthew P. Sharpe	350%	793%	93,874	3,570,036
Wade A. Rugenstein	350%	184%	21,772	828,002
Donald M. Carley	350%	291%	28,729	1,092,574
HMN Stock Price @ 12/31/2020 =	$42.04
HMN Yearly Average Stock Price @ 12/31/2020 =	$38.03
(1) Represents share ownership as of 12/31/2020
(2) Represents 12-month average market value
Minimum Vesting Period
In 2017, through an amendment approved by the Board, the Company updated the CECP to reflect a minimum vesting period of one year for all equity grants. No portion of any equity grant, including Stock Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units, will become vested before the first anniversary of the grant date except in the cases of death or disability.

40 2021 Annual Meeting of Shareholders Meeting Notice & Proxy Statement	Horace Mann Educators Corporation

Annual Performance and Pay Review
To further reinforce a performance-based culture and the tie between Company results and compensation, the Committee reviews each Executive Officer’s performance annually, coinciding with the review of corporate performance results. Each Executive Officer is reviewed not only on prior year business results but also on the individual’s demonstration of leadership skills and progress on specific strategic initiatives and other key priorities. The Committee also considers any adjustments to base salary, annual incentive opportunity, and long-term incentive opportunity at this review. The Committee recognizes the need to have market-competitive compensation opportunities to attract, retain, and reward high performing executive talent.
Risk Assessment
Our programs are structured to discourage excessive risk-taking through a balanced use of compensation vehicles and metrics with an overall goal of delivering sustained long-term Shareholder value while aligning our executives’ interests with those of our Shareholders. To this end, management and CAP conduct, and the Committee and the Board’s outside legal counsel reviews, an annual risk analysis of the compensation plans and incentive metrics. Our executive compensation program requires that a substantial portion of each Executive Officer’s compensation be contingent on delivering performance results. In addition, a significant portion of our NEOs’ compensation is delivered in equity over a multi-year timeframe. The Committee has been advised by the Board’s outside legal counsel and agrees that no unreasonable risk exists that a compensation policy or incentive plan would have a material adverse impact on the Company.
Succession Planning Process
To mitigate enterprise risk and leadership gaps, the Committee oversees and monitors the Company’s succession planning process on at least an annual basis. This process identifies candidates that have the skill sets, background, training, and industry knowledge to assume critical positions on an emergency basis and also for the long-term, if necessary. The Company’s succession plan is also reviewed by the full Board annually.
Minimal Use of Employment Agreements
Standard practice for the Company is to not have any individual employment agreements with any Executive Officer and intends to continue to minimize their use, while recognizing that in isolated situations an agreement may be needed for attraction and retention of key executive talent. As part of the acquisition of NTA, Mr. Rugenstein’s offer included a special trigger for Change in Control tied to the departure of the CEO within two years of his employment date (July 1, 2019).
Executive Severance and Change in Control Plans
To maintain market competitiveness and allow for the successful recruitment of key executives, the Company maintains the Horace Mann Service Corporation Executive Severance Plan (“Executive Severance Plan”) and the Horace Mann Service Corporation Executive Change in Control Plan (“CIC Plan”). The Executive Severance Plan provides benefits due to loss of position with or without a change in control. The CIC Plan is intended to provide a level of security consistent with market practices, mitigate some of the conflicts an executive may be exposed to in a potential acquisition or merger situation, and serve to ensure a more stable transition if a corporate transaction were to occur. The CIC Plan provides for benefits only in the event of the loss of position following a change in control, as defined in the CIC Plan. Participants in the CIC Plan are designated by position. This plan does not have tax gross-up provisions. Currently, all of the NEOs participate in the Executive Severance and CIC Plans. The CIC Plan does not permit duplicate benefits under the Executive Severance Plan.

Horace Mann Educators Corporation	2021 Annual Meeting of Shareholders Notice & Proxy Statement 41

The multiple is based on the sum of salary plus target annual incentive, payable in the form of salary continuation (for the Executive Severance Plan), and payable in a lump sum (for the CIC Plan), based on the following table:

	Multiple
Named Individual	Executive Severance	Change In Control
Marita Zuraitis	2.0	2.5
Bret A. Conklin	1.5	2.0
Matthew P. Sharpe	1.5	2.0
Wade A. Rugenstein	1.5	2.0
Donald M. Carley	1.5	2.0
Retirement Plans
The NEOs participate in our Horace Mann 401(k) Plan and a nonqualified supplemental defined contribution plan designed to provide benefits that cannot be provided under our tax-qualified defined contribution plan because of certain limitations imposed by the Internal Revenue Code (“IRC”). Each of these two plans includes a Company contribution. The amounts contributed for each NEO are included in the “Summary Compensation Table.” These types of plans are customarily offered within our industry. No NEO participates in the Company’s defined benefit plan or supplemental defined benefit retirement plan because participation in those plans was limited to individuals hired prior to January 1, 1999 and all of our NEOs were hired after that date.
Deferred Compensation
Prior to 2009, the LTIP permitted certain elective deferrals. Pre-2009 account balances are maintained in notional deferred Common Stock equivalent units, which accrue dividend equivalents at the same rate as dividends paid to our Shareholders. These dividend equivalents are converted into additional deferred Common Stock equivalent units. Mr. Conklin is the only NEO with an account balance under this arrangement.
Nonqualified Supplemental Defined Contribution and Other Nonqualified Deferred Compensation Plans
The Company sponsors an unfunded nonqualified supplemental defined contribution plan, the Nonqualified Supplemental Defined Contribution Plan (“NQDCP”), which covers only the base salary compensation in excess of the IRC Section 401(a)(17) limit, which in 2020 was $285,000. The NQDCP accounts are established for the executives at the time their compensation exceeds the IRC Section 401(a)(17) limit and the NEOs are credited with an amount equal to 5% of the excess. In addition, the NQDCP accounts are credited with the same rate of return as the stable value fund available as an investment option under the qualified plan sponsored by the Company for all employees.
The Company offered a nonqualified deferred compensation plan to executives, which allowed them to defer receipt of long-term incentive cash compensation prior to 2009 when cash was a component of the LTIP. Executives were allowed to defer up to 100% of their earned long-term cash incentive into HMEC’s deferred Common Stock equivalent units. All the NEOs except Mr. Conklin were hired after 2009 and do not have an account in the plan.
Clawbacks
The Committee believes that our compensation program should reward performance that supports the Company’s culture of integrity through compliance with applicable laws and regulations and our codes of ethics and conduct. As a further step to support that belief, the Committee has determined that all Executive Officers are subject to the same standards as the CEO and CFO regarding cash compensation clawbacks as defined under Section 304 of the Sarbanes-Oxley Act of 2002. In addition, under the CECP, the Company is entitled to recover any cash or equity award if it is determined that an executive’s own misconduct contributed materially to the executive’s receipt of an award. If changes are made in future applicable legislative or regulatory guidance, the Company will modify the current clawback provisions to comply.

42 2021 Annual Meeting of Shareholders Meeting Notice & Proxy Statement	Horace Mann Educators Corporation

Hedging, Pledging Prohibitions
The Board, NEOs and other Executive Officers are prohibited from engaging in hedging transactions or from pledging their shares of our Common Stock. Any employee granted shares by the Company is prohibited from engaging in hedging transactions. No other employees are subject to hedging or pledging prohibitions.
Perquisites and Personal Benefits
The only perquisites we provide are financial planning services and access to an executive physical program, both of which are commonly provided among our peer companies. Due to COVID-19 safety precautions, beginning in 2021, we will provide our CEO with the use of a charter jet service. Please see the “Summary Compensation Table” for further details. Our NEOs do not receive other personal benefits.
Tax Implications
Favorable tax treatment of the various elements of the Company’s total compensation program is an important, but not the sole, consideration in the design of the compensation program. On December 22, 2017, legislation commonly referred to as the Tax Cuts and Jobs Act (“Tax Act”) was enacted that significantly impacted the tax treatment of executive compensation.
Historically, Section 162(m) of the Internal Revenue Code provided an exemption from taxation for compensation in excess of $1,000,000 paid to certain Executive Officers pursuant to a plan that is approved by our Shareholders, and is performance-related and non-discretionary. The Tax Act eliminated the exception for performance-based compensation, and provides that any individual identified as a Covered Employee (CEO, CFO and the three other most highly compensated Executive Officers) beginning after December 31, 2016 remains a Covered Employee for all future years, and applies the $1,000,000 limitation to any compensation paid to such Covered Employees after employment ends or death. The Tax Act also included a transition rule according to which the deduction limitation as described above, does not apply to compensation arrangements in place pursuant to a written binding contract that was in effect on November 2, 2017 as long as it is not materially modified after that date. To the extent applicable to our existing contracts and awards, the Committee may avail itself of this transition rule. However, due to uncertainties as to the application and interpretation of Section 162(m), including the scope of the transition relief, we expect that compensation paid to our Executive Officers in excess of $1,000,000 generally will not be deductible.
The Committee believes that shareholder interests are best served by not restricting the Committee’s discretion and flexibility in developing compensation programs, even though such programs may result in certain non-deductible compensation expenses as a result of the Tax Act, and still intends to utilize performance-based compensation programs.

Horace Mann Educators Corporation	2021 Annual Meeting of Shareholders Notice & Proxy Statement 43

Compensation Tables
Summary Compensation Table
The following table sets forth information regarding compensation of the Company’s CEO, CFO, and the three other most highly compensated executive officers during 2020, 2019, and 2018.

Name & Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Marita Zuraitis President & Chief Executive Officer	2020	967,500	0	1,540,000	660,000	2,182,912	65,564	5,415,976
	2019	925,000	0	1,365,000	585,000	1,295,541	71,020	4,241,561
	2018	891,667	0	1,190,000	510,000	966,745	68,578	3,626,990
Bret A. Conklin Executive Vice President & Chief Financial Officer	2020	441,667	0	385,000	165,000	498,253	20,654	1,510,574
	2019	391,667	0	315,000	135,000	286,207	27,983	1,155,856
	2018	345,000	0	227,500	97,500	224,429	25,354	919,783
Matthew P. Sharpe Executive Vice President, Distribution & Business Strategy	2020	445,833	0	385,000	165,000	502,953	38,091	1,536,878
	2019	425,000	0	385,000	165,000	310,564	46,020	1,331,584
	2018	423,333	0	385,000	165,000	375,387	43,724	1,392,444
Wade A. Rugenstein Executive Vice President, Supplemental & Operations	2020	441,667	0	315,000	135,000	498,253	37,202	1,427,122
	2019	211,916	0	566,000	114,000	154,856	19,558	1,066,330
	2018	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Donald M. Carley Executive Vice President & General Counsel	2020	369,167	0	245,000	105,000	347,054	39,706	1,105,927
	2019	336,667	0	210,000	90,000	205,013	25,233	866,913
	2018	316,667	0	192,500	82,500	137,332	24,083	753,082
(1) Represents each NEO’s actual base salary earnings as of December 31, 2020, 2019 and 2018, respectively. Mr. Rugenstein was hired in July 2019.
(2) Represents the grant date fair value of service-based and performance-based RSUs granted in 2020, 2019, and 2018. Performance-based RSUs are valued based on the probable performance of Target with the potential of 50% to 200% being earned based on performance results. In 2020, 2019, and 2018 it represents the grant date fair value of service based and performance based RSUs.
(3) Represents the grant date fair value of $6.02 per share for stock options granted on March 4, 2020, the grant date fair value of $6.24 per share for stock options granted on March 5, 2019, and the grant date fair value of $7.13 per share for stock options granted on March 6, 2018.
(4) Represents the cash payout for the Annual Incentive Plan (“AIP”) earned in each year.
(5) Components of All Other Compensation are set forth on the following page.

44 2021 Annual Meeting of Shareholders Meeting Notice & Proxy Statement	Horace Mann Educators Corporation

Detail of All Other Compensation
The following table sets forth information regarding all other compensation paid to, or earned by, the NEOs in 2020.

Name & Principal Position	Perquisites & Other Personal Benefits ($) (1)	Relocation	Company Contributions to Defined Contribution Plans ($)	Total ($)
Marita Zuraitis President and Chief Executive Officer	17,020	0	48,544	65,564
Bret A Conklin Executive Vice President and Chief Financial Officer	0	0	20,654	20,654
Matthew P. Sharpe Executive Vice President, Distribution & Business Strategy	17,020	0	21,071	38,091
Wade A. Rugenstein Executive Vice President, Supplemental & Operations	16,548	0	20,654	37,202
Donald M. Carley Executive Vice President & General Counsel	17,396	0	22,310	39,706
(1) Includes the use of a financial planning service to help minimize distractions and help ensure appropriate focus on his or her Company responsibilities.
CEO Pay Ratio
Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we calculate a ratio of total pay for our CEO compared to total pay for our median employee (“CEO Pay Ratio”). To identify our median employee, we use total cash at target (annualized base salary as of 12/31/2020 plus annual bonus target), as we believe this is the most representative measure of annual compensation for our broader employee population.
Once the median employee is identified, we compile the same pay elements for the median employee that we do for the NEOs as displayed in the Summary Compensation Table. We then compare total pay of our CEO (as displayed in the “Total $” column of the Summary Compensation Table) to total pay of our median employee.
The following table sets forth information regarding CEO Pay Ratio.

	Total Pay ($)	Pay Ratio
Chief Executive Officer	5,415,976	80:1
Median Employee	67,586

Horace Mann Educators Corporation	2021 Annual Meeting of Shareholders Notice & Proxy Statement 45

 Grants of Plan Based Awards
The following table sets forth information concerning the grant of the 2020 Annual Incentive and the grant of the 2020 Long-term Incentive for the 2020 – 2022 performance period. Actual payouts under the 2020 AIP are included in the “Summary Compensation Table.” Payouts for the 2020 Long-term incentive grant and the determination of the actual RSUs earned will not occur until after the completion of the 2020 – 2022 performance period.

Named Individual	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Option Awards ($) (5)
		Incentive Plan	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Marita Zuraitis		AIP	580,500	1,161,000	2,322,000	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	3/4/2020	LTI	N/A	N/A	N/A	13,149	26,297	52,594	N/A	N/A	N/A	N/A
	3/4/2020	LTI	N/A	N/A	N/A	N/A	N/A	N/A	10,521	N/A	N/A	N/A
	3/4/2020	LTI	N/A	N/A	N/A	N/A	N/A	N/A	N/A	109,648	$41.83	660,000
Bret A. Conklin		AIP	132,500	265,000	530,000	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	3/4/2020	LTI	N/A	N/A	N/A	3,288	6,575	13,150	N/A	N/A	N/A	N/A
	3/4/2020	LTI	N/A	N/A	N/A	N/A	N/A	N/A	2,631	N/A	N/A	N/A
	3/4/2020	LTI	N/A	N/A	N/A	N/A	N/A	N/A	N/A	27,412	$41.83	165,000
Matthew P. Sharpe		AIP	133,750	267,500	535,000	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	3/4/2020	LTI	N/A	N/A	N/A	3,288	6,575	13,150	N/A	N/A	N/A	N/A
	3/4/2020	LTI	N/A	N/A	N/A	N/A	N/A	N/A	2,631	N/A	N/A	N/A
	3/4/2020	LTI	N/A	N/A	N/A	N/A	N/A	N/A	N/A	27,412	$41.83	165,000
Wade A. Rugenstein		AIP	132,500	265,000	530,000	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	3/4/2020	LTI	N/A	N/A	N/A	2,690	5,379	10,758	N/A	N/A	N/A	N/A
	3/4/2020	LTI	N/A	N/A	N/A	N/A	N/A	N/A	2,154	N/A	N/A	N/A
	3/4/2020	LTI	N/A	N/A	N/A	N/A	N/A	N/A	N/A	22,428	$41.83	135,000
Donald M. Carley		AIP	92,292	184,583	369,166	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	3/4/2020	LTI	N/A	N/A	N/A	2,092	4,184	8,368	N/A	N/A	N/A	N/A
	3/4/2020	LTI	N/A	N/A	N/A	N/A	N/A	N/A	1,674	N/A	N/A	N/A
	3/4/2020	LTI	N/A	N/A	N/A	N/A	N/A	N/A	N/A	17,444	$41.83	105,000
N/A = Not applicable
(1) Represents performance-based 2020 Annual Incentive.
(2) Represents the performance-based portion of the 2020 Long-term Incentive grant.
(3) Represents the service-based RSU portion of the 2020 Long-term Incentive grant.
(4) Represents the stock option portion of the 2020 Long-term Incentive grant.
(5) Totals equate to each NEO’s 2020 Long-term Incentive amount. The fair value of stock options was determined using the Black-Scholes model.

46 2021 Annual Meeting of Shareholders Meeting Notice & Proxy Statement	Horace Mann Educators Corporation

 Outstanding Equity Awards at Fiscal Year End
The following table sets forth information regarding the exercisable and unexercisable stock options, as well as the unvested RSUs held by each NEO at December 31, 2020.

Named Individual	Option Awards						Stock Awards (Restricted Stock Units)
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Grant Date	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(3)
Marita Zuraitis	33,296	0	0	28.88	03/05/14	03/05/24	20,858	876,870	75,320	3,166,453
	29,596	0	0	32.35	03/04/15	03/04/25
	83,916	0	0	31.01	03/09/16	03/09/26
	52,818	17,606	0	41.95	03/07/17	03/07/27
	35,766	35,766	0	42.95	03/06/18	03/06/28
	23,439	70,317	0	38.99	03/05/19	03/05/29
	0	109,648	0	41.83	03/04/20	03/04/30
Bret A. Conklin	5,828	0	0	28.88	03/05/14	03/05/24	4,909	206,374	17,050	716,782
	4,712	0	0	32.35	03/04/15	03/04/25
	10,492	0	0	31.01	03/09/16	03/09/26
	6,135	2,045	0	41.95	03/07/17	03/07/27
	6,838	6,838	0	42.95	03/06/18	03/06/28
	5,409	16,227	0	38.99	03/05/19	03/05/29
	0	27,412	0	41.83	03/04/20	03/04/30
Matthew P. Sharpe	19,254	6,418	0	41.95	03/07/17	03/07/27	5,657	237,820	21,271	894,233
	11,572	11,572	0	42.95	03/06/18	03/06/28
	6,611	19,833	0	38.99	03/05/19	03/05/29
	0	27,412	0	41.83	03/04/20	03/04/30
Wade A. Rugenstein	4,398	13,194	0	42.73	08/01/19	08/01/29	10,956	460,590	10,208	429,144
	0	22,428	0	41.83	03/04/20	03/04/30
Donald M. Carley	14,988	0	0	31.01	03/09/16	03/09/26	3,289	138,270	11,903	500,402
	9,714	3,238	0	41.95	03/07/17	03/07/27
	5,786	5,786	0	42.95	03/06/18	03/06/28
	3,606	10,818	0	38.99	03/05/19	03/05/29
	0	17,444	0	41.83	03/04/20	03/04/30
(1) Long-term Incentive stock option grants are service-based and all exercisable options vest on each anniversary of the grant date at a rate of 25% of the original grant.
(2) Represents the unvested service-based RSUs granted in 2018, 2019, and 2020.
(3) Represents the value of the RSUs based on the closing price of our Common Stock ($42.04) at December 31, 2020.
(4) The performance-based RSUs granted in 2018 will not be earned until the end of the 2018-2020 performance period. RSUs earned at the end of the performance period will vest 100% in 2021. The performance-based RSUs granted in 2019 will not be earned until the end of the 2019-2021 performance period. RSUs earned at the end of the performance period will vest 100% in 2022. The performance-based RSUs granted in 2020 will not be earned until the end of the 2020-2022 performance period. RSUs earned at the end of the performance period will vest 100% in 2023.

Horace Mann Educators Corporation	2021 Annual Meeting of Shareholders Notice & Proxy Statement 47

 Option Exercises and Stock Vesting
The following table sets forth information regarding options exercised and stock awards acquired on vesting by the NEOs in 2020.

Named Individual	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Marita Zuraitis	9,248	108,294	29,830	1,233,526
Bret A. Conklin	0	0	5,839	241,251
Matthew P. Sharpe	48,237	380,040	10,484	433,855
Wade A. Rugenstein	0	0	0	0
Donald M. Carley	0	0	3,332	137,663
(1) The value realized on vesting of stock awards is determined by multiplying the number of shares vested by the closing stock price on the date of vesting. The actual amounts realized from vested stock awards will depend upon the sale price of the shares when they are actually sold.
Nonqualified Supplemental Defined Contribution and Other Nonqualified Deferred Compensation Plans
The following table sets forth information regarding participation by the NEOs in the Company’s NQDCP and the nonqualified deferred compensation plan as of December 31, 2020.

Named Individual	Account Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings in Last FY ($) (2)	Aggregate Balance at Last FYE ($)
Marita Zuraitis	NQDCP Account	0	34,125	(2,886)	191,622
	Deferred Compensation Account	0	0	0	0
Bret A. Conklin	NQDCP Account	0	7,833	(2,411)	25,841
	Deferred Compensation Account	0	0	(2,285)	417,523
Matthew P. Sharpe	NQDCP Account	0	8,042	(1,937)	51,601
	Deferred Compensation Account	0	0	0	0
Wade A. Rugenstein	NQDCP Account	0	7,833	(2,795)	5,038
	Deferred Compensation Account	0	0	0	0
Donald M. Carley	NQDCP Account	0	4,208	(771)	9,637
	Deferred Compensation Account	0	0	0	0
(1) Represents the 2020 NQDCP registrant Company contributions. These contributions are included in the All Other Compensation column of the “Summary Compensation Table” for 2020.
(2) Represents (a) the gains/losses in the NQDCP in 2020 and (b) the change in the deferred compensation account balance reflecting changes in the closing stock price of HMEC Common Stock from December 31, 2019 to December 31, 2020, each excluding contributions reflected in the first two columns.

48 2021 Annual Meeting of Shareholders Meeting Notice & Proxy Statement	Horace Mann Educators Corporation

 Illustration of Potential Payments upon Termination or Change in Control
The following table presents the estimated payments and benefits that would have been payable as of the end of 2020 in the event of separation due to disability or death, cause, voluntary termination of employment, retirement, involuntary termination of employment without cause, and a change of control of the Company.
Consistent with SEC requirements, these estimated amounts have been calculated as if the NEOs’ employment had been terminated as of December 31, 2020, the last business day of 2020, using the closing price of our Common Stock on that date ($42.04). The amounts reported in the following table are hypothetical amounts based on the disclosure of compensation information about the NEOs. Actual payments will depend on the circumstances and timing of any termination of employment or other triggering event.

Estimated Payments ($) Assuming Termination as of December 31, 2020 (1)(2)(4)
Name & Benefits	Disability or Death	For Cause	Voluntary	Involuntary Termination w/o Cause	Change in Control
Marita Zuraitis
Cash Severance	0	0	0	4,290,000	5,362,500
AIP	1,170,000	0	0	1,170,000	1,170,000
Acceleration of Stock Options	239,077	0	0	0	239,077
Acceleration of RSUs	2,735,038	0	0	0	3,822,487
Health and Welfare	0	0	0	25,313	25,313
Modified Cap Adjustment (3)	N/A	N/A	N/A	N/A	-852,734
TOTAL	4,144,115	0	0	5,485,313	9,766,643
Bret A. Conklin
Cash Severance	0	0	0	1,080,000	1,440,000
AIP	270,000	0	0	270,000	270,000
Acceleration of Stock Options	55,433	0	0	0	55,433
Acceleration of RSUs	609,538	0	0	0	874,684
Health and Welfare	0	0	0	37,138	37,138
Modified Cap Adjustment (3)	N/A	N/A	N/A	N/A	-133,820
TOTAL	934,971	0	0	1,387,138	2,543,435
Matthew P. Sharpe
Cash Severance	0	0	0	1,080,000	1,440,000
AIP	270,000	0	0	270,000	270,000
Acceleration of Stock Options	66,825	0	0	0	66,825
Acceleration of RSUs	784,649	0	0	0	1,067,774
Health and Welfare	0	0	0	34,465	34,465
Modified Cap Adjustment (3)	N/A	N/A	N/A	N/A	N/A
TOTAL	1,121,474	0	0	1,384,465	2,879,064
Wade A. Rugenstein
Cash Severance	0	0	0	1,080,000	1,440,000
AIP	270,000	0	0	270,000	270,000
Acceleration of Stock Options	4,710	0	0	0	4,710
Acceleration of RSUs	641,726	0	0	0	854,799
Health and Welfare	0	0	0	37,374	37,374
Modified Cap Adjustment (3)	N/A	N/A	N/A	N/A	-82,924
TOTAL	916,436	0	0	1,387,374	2,523,959
Donald M. Carley
Cash Severance	0	0	0	843,750	1,125,000
AIP	187,500	0	0	187,500	187,500
Acceleration of Stock Options	36,950	0	0	0	36,950
Acceleration of RSUs	432,549	0	0	0	603,736
Health and Welfare	0	0	0	37,138	37,138
Modified Cap Adjustment (3)	N/A	N/A	N/A	N/A	N/A
TOTAL	656,999	0	0	1,068,388	1,990,324
N/A – Not applicable
(1) All AIP and LTI earned payouts are assumed to be at target.
(2) As of December 31, 2020, Bret A. Conklin is the only NEO who is retirement eligible.
(3) Benefit reduction to avoid the imposition of a “golden parachute” tax.
(4) The amounts reflected for Pro Rata Short-Term (Annual) Incentive Compensation represent the entire value of the estimated liability at target, even though the actual value has also been disclosed in the Summary Compensation Table within this Proxy Statement as earned in 2020.

Horace Mann Educators Corporation	2021 Annual Meeting of Shareholders Notice & Proxy Statement 49

 Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our review of, and the discussions with management with respect to, the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
COMPENSATION COMMITTEE
MARK E. KONEN, Chairman
BEVERLEY J. MCCLURE and H. WADE REECE, Members
Equity Compensation Plan Information
The following table provides information as of December 31, 2020 regarding outstanding awards and shares remaining available for future issuance under the Company’s equity compensation plans (excluding the Horace Mann 401(k) plan):

Equity Compensation Plans	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted-Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Plans Approved by Shareholders
Stock Incentive Plans (1)
Stock Options	916,287	38.99
Restricted Stock Units (2)	823,393
Subtotal	1,739,680		0
Deferred Compensation Plan for Directors (2) & Employees	44,076		0
Subtotal	1,783,756		751,661

Total:	1,783,756		751,661
N/A – Not applicable
(1) Includes grants under the CECP.
(2) No exercise price is associated with the shares of Common Stock issuable under these rights.
(3) The CECP permits Directors and participants in certain cash incentive programs to defer compensation in the form of deferred cash RSUs, which can be settled in cash at the end of the specified deferral period. For purposes of the CECP, deferred cash RSUs are valued at 100% of the fair market value of Common Stock on the date of crediting to the participant’s deferral account. There are 43 senior executives of the Company currently eligible to participate in the CECP. The CECP does not reserve a specific number of shares for delivery in settlement of deferred cash RSUs but instead provides that shares will be available to the extent needed for such settlements. Further information on the CECP appears in the “Compensation Discussion and Analysis.”
(4) Excludes securities reflected in the Securities to be Issued column and represents shares remaining as part of a fungible share pool. The pool of shares is reduced by 2.5 shares for every “full-value” award that is granted.

50 2021 Annual Meeting of Shareholders Meeting Notice & Proxy Statement	Horace Mann Educators Corporation

Executive Officers
The following provides biographical information, as of March 15, 2021, with respect to the Executive Officers of the Company and its subsidiaries who are not Directors of the Company (Marita Zuraitis, President and Chief Executive Officer, is a Director and is discussed above under “Board Nominees”).
Bret A. Conklin, 57
Executive Vice President and Chief Financial Officer
Mr. Conklin was appointed to his present position of Executive Vice President and Chief Financial Officer in April 2017. He joined the Company as Senior Vice President and Controller in January 2002. Mr. Conklin previously served as Vice President of Kemper Insurance from January 2000 through January 2002, where he was responsible for all corporate financial reporting and accounting operations; Vice President and Controller of the Company from July 1998 through January 2000; and Vice President and Controller of Pekin Insurance from September 1992 through June 1998. He has seven years of public accounting experience with KPMG Peat Marwick from 1985 to 1992, specializing in its insurance industry practice. Mr. Conklin has over 35 years of experience in the insurance industry.
Donald M. Carley, 53
Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer
Mr. Carley was appointed to his present position as Executive Vice President in November 2019. He joined the Company in January 2016 as General Counsel. He assumed the additional responsibilities of Corporate Secretary and Chief Compliance Officer in May 2016 and was appointed Senior Vice President in November 2016. Mr. Carley previously served as Associate General Counsel at State Farm Mutual Automobile Insurance Company, an insurance provider, since 2008. Prior to that, he spent 10 years in private practice at Sonnenschein Nath & Rosenthal LLP (now known as Dentons), most recently as partner of the firm. Mr. Carley has more than 30 years of private practice and corporate experience, which includes extensive experience representing the insurance and financial services industry.
Wade A. Rugenstein, 46(1)
Executive Vice President, Supplemental & Operations
Mr. Rugenstein joined the Company in July 2019 as Executive Vice President, Supplemental and Operations. Mr. Rugenstein is President and Chief Executive Officer of National Teachers Associates Life Insurance Company and its affiliates (“NTA”), positions he has held since 2015. He served as Vice President, Chief Information Officer and Chief Operating Officer of the NTA companies from 2013 to 2015. Prior to joining NTA, he served as Vice President, Information Technology and Chief Information Officer of The Republic Group, an insurance group located in Dallas, Texas. His previous experience includes extensive technology and leadership roles across varied industries, including service with Greyhound Lines and Ernst & Young, LLP. Mr. Rugenstein has over 15 years of experience in the insurance industry.
Matthew P. Sharpe, 59
Executive Vice President, Distribution & Business Strategy
Mr. Sharpe was appointed to his present position as Executive Vice President, Distribution and Business Strategy in November 2019. He took on the Business Strategy role in November 2017 after modernizing our Life & Retirement suite and infrastructure as Executive Vice President, Life & Retirement, a position he held since joining the Company in January 2012. Prior to joining the Company, Mr. Sharpe was with Genworth Financial, Inc. from 1999 to 2011, where he most recently served as Senior Vice President. During his tenure at Genworth, he gained an extensive annuity and life background while leading a variety of successful growth, product development, strategic, marketing and sales initiatives. Mr. Sharpe has over 30 years of experience in the insurance and financial services industry.

(1) As disclosed in the Report on Form 8-K filed on March 18, 2021, Wade A. Rugenstein has resigned from his position at Horace Mann effective April 15, 2021.

Horace Mann Educators Corporation	2021 Annual Meeting of Shareholders Notice & Proxy Statement 51

Mark R. Desrochers, 52
Senior Vice President, Property & Casualty and Chief Corporate Actuary
Mr. Desrochers was appointed to his present position of Senior Vice President, Property & Casualty in April 2020. He joined the Company as Chief Corporate Actuary in February 2015. Prior to joining the Company, he served as President of the Personal Lines business unit at The Hanover Insurance Group from 2008 to 2014. Mr. Desrochers has over 30 years of experience in the property and casualty insurance industry, primarily in personal lines.
Kimberly A. Johnson, 54
Senior Vice President and Controller
Ms. Johnson was appointed to her present position as Senior Vice President in November 2019. She joined the Company in 2002 as Assistant Controller and was appointed Vice President and Controller in April 2017. Prior to joining the Company, she was with MSI Insurance from 1991 to 2002 where she held multiple positions, including Vice President and Controller, responsible for financial planning and all property and casualty accounting and reporting functions. Ms. Johnson has over 30 years of experience in the insurance industry.
Jennifer E. Thayer, 45
Senior Vice President and Chief Human Resources Officer
Ms. Thayer was appointed to her present position of Chief Human Resources Officer in March 2020 and was appointed Senior Vice President in October 2020. She joined the Company as Vice President, Executive Compensation and Benefits in October 2017. Prior to joining the Company, she was with COUNTRY Financial, a multi-line mutual insurance carrier, from 1998 to 2017 where she most recently served as Director, Total Rewards. During her tenure at COUNTRY Financial, she held various positions of increasing responsibility in both Finance and Human Resources. Ms. Thayer has over 20 years of experience in the insurance and financial services industry.
Michael B. Weckenbrock, 39
Senior Vice President, Life & Retirement
Mr. Weckenbrock was appointed to his present position of Senior Vice President, Life & Retirement in October 2019. He joined the Company as Vice President, Life & Retirement in March 2018. Prior to joining the Company, he held senior positions at Ameritas Life Insurance Corp., a finance and insurance company, including Vice President, Retirement Plans from 2014 to 2018, Chief Compliance Officer from 2012 to 2014 and Counsel from 2008 to 2017. During his tenure at Ameritas, he gained extensive experience leading sales, product and business development, as well as legal and compliance teams. Mr. Weckenbrock has over 15 years of experience in the insurance and financial services industry.
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information regarding beneficial ownership of shares of Common Stock by each person who is known by the Company to own beneficially more than 5% of the issued and outstanding shares of Common Stock, and by each of the Company’s Directors, Board Nominees and NEOs, and by all Directors and Executive Officers of the Company as a group. Information in the table is as of March 15, 2021. Except as otherwise indicated, to the Company’s knowledge all shares of Common Stock are beneficially owned, and investment and voting power is held solely by the persons named as owners.

52 2021 Annual Meeting of Shareholders Meeting Notice & Proxy Statement	Horace Mann Educators Corporation

Common Stock Ownership	Beneficial Ownership Amount	Percent of Class
5% Beneficial Owners
BlackRock, Inc. (1)	6,065,448	14.6%
The Vanguard Group, Inc. (2)	4,590,387	11.1%
Franklin Mutual Advisers, LLC (3)	3,295,441	8.0%
EARNEST Partners, LLC (4)	3,195,717	7.7%
Dimensional Fund Advisors LP (5)	3,059,857	7.4%
Silvercrest Asset Management Group LLC (6)	2,224,282	5.4%
Directors, Board Nominees and Executive Officers
Mark S. Casady (7)	2,838	*
Daniel A. Domenech (8)	21,250	*
Perry G. Hines (9)	5,142	*
Mark Konen (10)	2,838	*
Beverley J. McClure (11)	17,890	*
H. Wade Reece (12)	16,584	*
Elaine A. Sarsynski	0	0.0%
Robert Stricker (13)	32,191	*
Steven O. Swyers (14)	17,950	*
Marita Zuraitis (15)	595,996	1.4%
Bret A. Conklin (16)	108,862	*
Matthew P. Sharpe (17)	130,454	*
Wade A. Rugenstein (18)	11,167	*
Donald M. Carley (19)	66,038	*
All Directors and Executive Officers as a group (17 persons)(20)	1,083,123	2.6%
*  Less than 1%

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(1) BlackRock has a principal place of business at 55 East 52nd Street, New York, New York 10055. BlackRock has sole voting power with respect to 5,995,388 shares and sole investment power with respect to 6,065,448 shares. The foregoing is based on Amendment No. 12 to Schedule 13G filed by BlackRock on January 26, 2021.
(2) The Vanguard Group, Inc. (“Vanguard”) has a principal place of business at 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. Vanguard has sole investment power with respect to 4,515,619 shares, shared voting power with respect to 40,970 shares and shared investment power with respect to 74,768 shares. The foregoing is based on Amendment No. 10 to Schedule 13G filed by Vanguard on February 10, 2021.
(3) Franklin Mutual Advisers, LLC (“Franklin”) has a principal place of business at 101 John F. Kennedy Parkway, Short Hills, New Jersey 07078. Franklin has sole investment power with respect to 3,295,441 shares and sole voting power with respect to 3,046,657. The foregoing is based on Amendment No. 2 to Schedule 13G filed by Franklin on February 4, 2021.
(4) EARNEST Partners, LLC (“EARNEST”) has a principal place of business at 1180 Peachtree Street NE, Suite 2300, Atlanta, Georgia 30309. EARNEST has sole voting power with respect to 2,452,005 shares and sole investment power with respect to 3,195,717 shares. The foregoing is based on the Schedule 13G filed by EARNEST on February 16, 2021.
(5) Dimensional Fund Advisors LP (“Dimensional”) has a principal place of business at Building One, 6300 Bee Cave Road, Building One, Austin, Texas 78746. Dimensional has sole voting power with respect to 2,948,485 shares and sole investment power with respect to 3,059,857 shares. Dimensional serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (the “Funds”) and may possess voting and/or investment power over securities owned by the Funds. The securities reported are owned by the Funds, and Dimensional disclaims beneficial ownership of such securities. The foregoing is based on Amendment No. 15 to Schedule 13G filed by Dimensional on February 12, 2021.
(6) Silvercrest Asset Management Group LLC (“Silvercrest Group”), Silvercrest L.P. (“Silvercrest L.P.”), and Silvercrest Asset Management Group Inc. (“SAMG”) has a principal place of business at 1330 Avenue of the Americas, 38th Floor, New York, New York 10019. Silvercrest Group is the general partner of Silvercrest L.P., which is the sole member of SAMG (together, “Silvercrest”). The shares reported represent shares held by investment advisory clients of SAMG. Silvercrest has shared voting and investment power with respect to 2,224,282 shares. The foregoing is based on Amendment No. 7 to Schedule 13G filed by Silvercrest on February 16, 2021.
(7) Consists entirely of 2,838 vested share-based RSUs pursuant to the CECP.
(8) Consists entirely of 7,086 deferred cash RSUs and 14,164 vested share-based RSUs pursuant to the CECP.
(9) Consists entirely of 5,142 vested share-based RSUs pursuant to the CECP.
(10) Consists entirely of 2,838 vested share-based RSUs pursuant to the CECP.
(11) Includes 11,158 vested share-based RSUs pursuant to the CECP.
(12) Consists entirely of 5,426 deferred cash RSUs and 11,158 vested share-based RSUs pursuant to the CECP.
(13) Includes 11,096 deferred cash RSUs and 12,357 vested share-based RSUs pursuant to the CECP.
(14) Consists entirely of 17,950 vested share-based RSUs pursuant to the CECP.
(15) Includes 345,171vested stock options and 179,523 vested share-based RSUs pursuant to the CECP.
(16) Includes 57,140 vested stock options, 9,932 deferred cash RSUs and 31,401 vested share-based RSUs pursuant to the CECP.
(17) Includes 63,105 vested stock options and 50,893 vested share-based RSUs pursuant to the CECP.
(18) Includes 10,005 vested stock options and 608 vested share-based RSUs pursuant to the CECP.
(19) Includes 48,192 vested stock options and 8,038 vested share-based RSUs pursuant to the CECP.
(20) Includes 553,549 vested stock options, 33,540 deferred cash RSUs and 364,818 vested share-based RSUs pursuant to the CECP.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act requires the Company’s Executive Officers and Directors and other persons who beneficially own more than 10 percent of HMEC’s outstanding Common Stock, whom the Company refers to collectively as the “Reporting Persons,” to file reports of ownership and changes in ownership with the SEC.
The Company has established procedures by which Directors and Executive Officers provide relevant information regarding transactions in Common Stock to a Company representative, and the Company prepares and files the required ownership reports. Based on a review of those reports and other written representations, the Company believes that in the most recent fiscal year the Reporting Persons filed the required reports on a timely basis under Section 16(a).

54 2021 Annual Meeting of Shareholders Meeting Notice & Proxy Statement	Horace Mann Educators Corporation

Proposal No. 4 - Ratification of Independent Registered Public Accounting Firm
The Audit Committee is directly responsible for the selection, compensation, retention, performance and evaluation of the Company’s independent registered public accounting firm. The Audit Committee considers the independence and evaluates the selection of the independent registered public accounting firm each year.
KPMG LLP has been the Company’s independent registered public accounting firm for the past 30 years (since the Company’s 1989 leveraged buyout). After careful consideration of a number of factors, including length of time the firm has served in this role, the firm’s past performance, and an assessment of the firm’s qualifications and resources, the Audit Committee selected KPMG LLP to serve as the independent registered public accounting firm for the year ending December 31, 2021. As a matter of good corporate governance, the Audit Committee submits its selection of the auditors to the Shareholders for ratification. If the selection of KPMG LLP is not ratified, the Audit Committee will review its future selection of an independent registered public accounting firm in light of the vote result, but may nonetheless appoint KPMG LLP if it determines doing so to be in the best interest of the Company and Shareholders. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its Shareholders. A representative from KPMG LLP is expected to participate in the Annual Meeting and will be available to respond to appropriate questions.
The Board recommends that Shareholders vote FOR the ratification of KPMG LLP, an independent registered public accounting firm, as the Company’s auditors for the year ending December 31, 2021.

Horace Mann Educators Corporation	2021 Annual Meeting of Shareholders Notice & Proxy Statement 55

Report of the Audit Committee
Acting under a written charter, the Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee is comprised of three directors, each of whom is independent as defined by the New York Stock Exchange listing standards. Management has the primary responsibility for the Company’s financial statements and its reporting process, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, prior to the filing, the Audit Committee reviewed the audited consolidated financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and clarity of disclosures in the financial statements.
The Audit Committee has discussed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with United States generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required by applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with them their independence from the Company and its management taking into account the potential effect of any non-audit services provided by the independent registered public accounting firm.
The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their audits, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held twelve meetings during fiscal year 2020.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the Securities and Exchange Commission. The Audit Committee approved the selection of the Company’s independent registered public accounting firm.
AUDIT COMMITTEE
STEVEN O. SWYERS, Chairman
PERRY G. HINES AND MARK E. KONEN, Members

56 2021 Annual Meeting of Shareholders Meeting Notice & Proxy Statement	Horace Mann Educators Corporation

The Company’s Independent Registered Public Accounting Firm
The independent registered public accounting firm selected by the Audit Committee to serve as the Company’s auditors for the year ending December 31, 2021 is KPMG LLP. KPMG LLP served in that capacity for the year ended December 31, 2020.
Fees of KPMG LLP
KPMG LLP fees for the years ended December 31, 2020 and 2019 were as follows:

Fees ($)	2020	2019
Audit Fees(1)	3,515,600	4,897,400
Audit-Related Fees(2)	111,500	132,500
Tax Fees	0	0
All Other Fees	0	0
(1) Represents the aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2020 and 2019, the audit of the Company’s internal control over financial reporting as of December 31, 2020 and 2019, the reviews of the financial statements included in the Company’s quarterly reports on Forms 10-Q for the years ended December 31, 2020 and 2019 and services in connection with the Company’s statutory and regulatory filings for the years ended December 31, 2020 and 2019.
(2) Represents the aggregate fees billed for assurance and related services rendered by KPMG LLP that are reasonably related to the audit and review of the Company’s financial statements for the years ended December 31, 2020 and 2019, exclusive of the fees disclosed under “Audit Fees.” In 2020 and 2019, KPMG LLP audited the Company’s employee benefits plans.

Pre-Approval of Services Provided by the Independent Registered Public Accounting Firm
The Audit Committee approves in advance any significant audit and all non-audit engagements or services between the Company and the independent registered public accounting firm. As a practice, the Audit Committee does not allow “prohibited non-auditing services” as defined by regulatory authorities to be performed by the same firm that audits the Company’s annual financial statements. The Audit Committee may delegate to one or more of its members the authority to approve in advance all significant audit and all non-audit services to be provided by the independent registered public accounting firm so long as it is presented to the full Audit Committee at the next regularly scheduled meeting. Pre-approval is not necessary for de minimis audit services as long as such services are presented to the full Audit Committee at the next regularly scheduled meeting. The Audit Committee pre-approved all of the above listed expenses.

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2021 Proxy Statement | Other Matters
Delivery of Proxy Materials
Electronic Access to Proxy Materials and Annual Report
We are delivering a Notice of Internet Availability of Proxy Materials to Shareholders in lieu of a paper copy of the Proxy Statement and related materials and the Company’s Annual Report and Form 10-K. If you received a Notice by mail, you will not receive a paper copy of the Proxy Materials unless you request one. Instead, the Notice will instruct you as to how you may access and review the Proxy Materials and cast your vote. If you received a Notice by mail and would like to receive a paper copy of our Proxy Materials, please follow the instructions included in the Notice.
Shareholders also can elect to receive an email message that will provide a link to the Proxy Materials on the Internet. By opting to access your Proxy Materials via email, you will save the Company the cost of producing and mailing documents to you, reduce the amount of mail you receive and help preserve environmental resources. Shareholders who have enrolled previously in the electronic access service will receive their Proxy Materials via email this year. If you received a Notice by mail and would like to receive your Proxy Materials via email, please follow the instructions included in the Notice.
Copies of Annual Report on Form 10-K
The Company will furnish, without charge, a copy of its most recent Annual Report on Form 10-K filed with the SEC to each person solicited hereunder who mails a written request to Investor Relations, Horace Mann Educators Corporation, 1 Horace Mann Plaza, C-738, Springfield, Illinois, 62715-0001.
The Company also will furnish, upon request to the Investor Relations address above, a copy of all exhibits to the Annual Report on Form 10-K. In addition, the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and all amendments to those reports are available free of charge through the Company’s website, horacemann.com, as soon as reasonably practicable after such reports are electronically filed with, or furnished to, the SEC. The EDGAR filings of such reports are also available at the SEC’s website, sec.gov.
Eliminating Duplicative Proxy Materials
If you are a beneficial owner, your bank or broker may deliver a single Proxy Statement and Annual Report, along with individual proxy cards, or individual Notices to any household at which two or more Shareholders reside unless contrary instructions have been received from you. This procedure, referred to as householding, reduces the volume of duplicate materials Shareholders receive and helps preserve environmental resources. Shareholders may revoke their consent to future householding mailings or enroll in householding by contacting the Company’s facilitator for distribution, Broadridge Financial Solutions, Inc., at 800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you wish to receive a separate set of Proxy Materials for this year’s Annual Meeting, we will deliver them promptly upon request to Investor Relations, Horace Mann Educators Corporation, 1 Horace Mann Plaza, C-738, Springfield, Illinois, 62715-0001 or 217-789-2500.
Submitting Shareholder Proposals for the 2022 Annual Meeting of Shareholders
Any proposals of Shareholders submitted under Rule 14a-8 of the Securities Exchange Act, as amended, for inclusion in the Company’s Proxy Statement and Form of Proxy for the next Annual Meeting of Shareholders scheduled to be held in 2022 must be received in writing by the Corporate Secretary at, Horace Mann Educators Corporation, 1 Horace Mann Plaza, Springfield, Illinois, 62715-0001, not later than the close of business on December 9, 2021 in order for such proposal to be considered for inclusion in the Company’s Proxy Statement and Form of Proxy relating to the 2022 Annual Meeting of Shareholders. The submission of a shareholder proposal does not guarantee that it will be included in the Company’s Proxy Statement and Form of Proxy. If a Shareholder intends to present any proposal at the 2022 Annual Meeting of Shareholders other than in accordance with the procedures set forth in Rule 14a-8, the Shareholder must give written notice to the Corporate Secretary no less than 45 days prior to the date of the Annual Meeting setting forth the business to be brought before the meeting. Proxies solicited by the Board for the 2022 Annual Meeting will confer upon the proxy holders discretionary authority to vote on any matter so presented of which the Company does not have notice prior to April 10, 2022, which is 45 days prior to the anticipated Annual Meeting date of May 25, 2022.

58 2021 Annual Meeting of Shareholders Meeting Notice & Proxy Statement	Horace Mann Educators Corporation

Exhibit 1
Horace Mann Educators Corporation
Comprehensive Executive Compensation Plan
As Amended and Restated Effective March 3, 2021

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Horace Mann Educators Corporation	2020 Annual Meeting of Shareholders Notice & Proxy Statement 60

I.Background
Horace Mann Educators Corporation, a Delaware Corporation (the “Company”) formerly maintained the Horace Mann Educators Corporation 2002 Incentive Compensation Plan (the “2002 Incentive Plan”), the Horace Mann Educators Corporation Deferred Compensation Plan for Employees (“Employees’ Plan”), and the Horace Mann Educators Corporation Deferred Equity Plan for Directors (“Directors’ Plan”).
The Company established the 2010 Comprehensive Executive Compensation Plan (the “Plan”) effective May 27, 2010 (the “Effective Date”) to consolidate the 2002 Incentive Plan, the Employees Deferred Compensation Plan and the Directors Deferred Equity Plan into a single document, which was approved by Shareholders of the Company on May 27, 2010. The Company subsequently amended and restated the Plan effective May 20, 2015, and further amended the Plan effective March 7, 2017.
The Company now desires to further amend and restate the Plan effective March 3, 2021 (the "Restatement Effective Date"), subject to the approval of the Shareholders of the Company with respect to shares of Stock that may be deliverable under the Plan.
Unless the context requires otherwise, the terms and provisions of this Plan as amended and restated shall apply to awards granted after the Restatement Effective Date, as well as to outstanding awards granted under the Plan prior to the Restatement Effective Date, to outstanding awards granted prior to the Effective Date under the 2002 Incentive Plan, and to outstanding Accounts under the Employees’ Plan and the Directors’ Plan.
II. Purpose
The purpose of the Plan is to aid the Company in attracting, retaining, motivating and rewarding employees, Non-Employee Directors, and other persons who provide substantial services to the Company or its Affiliates, to provide for equitable and competitive compensation opportunities, including deferral opportunities, to encourage long-term service, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for Shareholders by closely aligning the interests of Participants with those of Shareholders. The Plan authorizes stock-based and cash-based incentives for Participants. To the extent this Plan results in a deferral of income by employees for periods extending to the termination of employment or beyond, it is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.
III. Definitions
In addition to the terms defined in Article I above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:
“Affiliate” means any person with whom the Company would be considered a single employer under Code Sections 414(b) and 414(c), except that in applying Code Sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations under Code Section 414(b), the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears in Code Sections 1563(a)(1), (2) and (3), and in applying Treas. Reg. §1.414(c)-2 for purposes of determining a controlled group of trades or businesses under Code Section 414(c), the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears in Treas. Reg. §1.414(c)-2. Notwithstanding the foregoing, where justified by legitimate business criteria as determined by the Committee in its sole discretion, “at least 20 percent” shall be substituted for “at least 50 percent” in the preceding sentence in determining whether a Participant has had a Separation from Service.
“Annual Incentive Award” means a type of Performance Award granted to a Participant representing a conditional right to receive cash, Stock or other Awards or payments, as determined by the Committee, based on performance over a performance period of twelve months or less.
“Award” means any Option, SAR, Restricted Stock, RSU, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Award, Performance Award or Cash Award, together with any related right or interest, granted to a Participant under the Plan. An Account (as defined in Section 9.02(c)) is not an Award.

Horace Mann Educators Corporation	2020 Annual Meeting of Shareholders Notice & Proxy Statement 61

“Award Agreement” means the agreement setting forth the terms and conditions to which an Award is subject, to the extent not provided in the Plan, together with any additional documents (such as Beneficiary designations) relating to a specific Award.
“Beneficiary” means the individual or entity designated by the Participant to receive the benefits specified under the Participant’s Award upon such Participant’s death. See Section 12.04. No Beneficiary shall have any rights under the Plan prior to the death of the Participant.
“Beneficial Owner” has the meaning specified in Rule 13d-3 under the Exchange Act.
“Board” means the Company’s Board of Directors.
“Change in Control” means, unless otherwise defined in an Award Agreement,
a.for Awards granted prior to the Effective Date, any one or more of the following:
i.Approval by the Shareholders of the Company of a merger, reorganization, consolidation, or similar transaction, in which the Company is not the continuing or the surviving corporation, or pursuant to which Shares would be converted into cash, securities or other property, other than a merger of the Company in which no Company shareholder’s ownership percentage in the surviving corporation immediately after the merger is less than such shareholder’s ownership percentage in the Company immediately prior to such merger by ten percent (10%) or more (unless such change results from elimination of an odd lot that represented less than 0.1% of the outstanding of Stock); or (2) any sale, lease exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or
ii.The Shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company which is part of a sale of assets, merger, or reorganization of the Company or other similar transaction; or
iii.Any “person”, as such term is defined in Sections 13(d) and 14(d) of the Exchange Act, is or becomes, directly or indirectly, the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, of securities of the Company that represent more than 50% of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; or
iv.The Incumbent Directors (determined using the Effective Date as the baseline date) cease for any reason to constitute at least a majority of the Directors of the Company then serving; and
b.for Awards granted on and after the Effective Date, unless otherwise defined in the Award Agreement or excluded under subsection (d) below, any one or more of the following:
i.any one person or more than one person acting as a group acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company;
ii.any one person or more than one person acting as a group acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company that, constitutes thirty percent (30%) or more of the total fair market value or total voting power of the stock of the Company; or
iii.a majority of members of the Company’s Board is replaced during any twelve (12)-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board before the date of the appointment or election.

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c.for Awards granted on and after the Restatement Effective Date, unless otherwise defined in the Award Agreement or excluded under subsection (d) below, but in addition to the events in subsection (b) above, consummation of a sale or other disposition of all or substantially all the assets of the Company, provided that any one person or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition of assets by such person), assets of the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.
d.Notwithstanding subsections (b) and (c) above, for awards granted on or after the Restatement Effective Date,
i.clauses (i) and (ii) of subsection (b) and subsection (c) shall not apply to an acquisition of stock or assets by the Company, any Affiliate of the Company, or any employee benefit plan of the Company or any Affiliate;
ii.clauses (i) and (ii) of subsection (b) and subsection (c) shall not apply to a merger, consolidation, or similar corporate transaction (including but not limited to a transaction to effect a recapitalization or change of jurisdiction of incorporation) following the consummation of which and of all related integrated transactions the record holders of the stock of the Company prior to such transaction or series of transactions have substantially the same proportionate ownership in a surviving entity that owns directly or indirectly all or substantially all of the assets that the Company owned directly or indirectly immediately before such transaction or series of transactions except for a change in proportionate ownership that results from elimination of one or more odd lots that represented less than 0.1% of the outstanding stock, and a majority of the members of the Company's Board at any time during the 12-month period prior to such transaction on series of related integrated transactions constitute a majority of the members of the board of directors of the surviving entity immediately following the transaction or series of related integrated transactions;
iii.clauses (i) and (ii) of subsection (b) shall not apply to the acquisition by a person or more than one person acting as a group of stock or securities voluntarily issued directly by the Company to such person or group in connection with the Company raising capital or making an acquisition, provided that (A) such stock or securities do not constitute more than fifty percent (50%) of the total fair market value or total voting power of the stock and securities of the Company determined after the issuance of such stock or securities, (B) such person or group is in compliance with any agreement between the Company and such person or group relating to such issuance and acquisition of stock or securities, and (C) such stock or securities are not subsequently transferred by such person or group except as may be permitted by written agreement between the Company and such person or group made at the time such stock or securities are issued; and
iv.subsection (c) shall not apply to a transfer of assets (A) to a shareholder of the Company in exchange for or with respect to its stock, (B) to an entity fifty percent (50%) or more of the total value or voting power of which is owned directly or indirectly by the Company, (C) to a person, or more than one person acting as a group, that owns directly or indirectly fifty percent (50%) or more of the total value or voting power of all of the outstanding stock of the Company, or (D) to an entity, at fifty percent (50%) of the total value or voting power of which is owned directly or indirectly by a person described in immediately preceding clause (C).
“Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation thereunder shall include any successor provisions and regulations, and other applicable guidance or pronouncement of the Department of the Treasury and Internal Revenue Service and applicable case law.

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“Committee” means the Compensation Committee of the Board of Directors, the composition and governance of which is established in the Committee’s Charter as approved from time to time by the Board and subject to Section 303A.05 of the Listed Company Manual of the New York Stock Exchange, and other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or this Plan. The full Board may perform any function of the Committee hereunder except to the extent limited under Section 303A.05 of the Listed Company Manual, or the Company’s bylaws, in which case the term “Committee” shall refer to the Board. To the extent the Committee has delegated authority to another person or persons (including the Administrator as defined in Section 9.02) the term “Committee” shall refer to such other person or persons.
“Company” is defined in Section 1.01.
"Deferred Cash Sub-Plan" is defined in Section 9.01.
“Director” means a member of the Board.
“Dividend Equivalent” means a right granted to a Participant to receive cash, Stock, or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock in connection with dividend declarations, reclassifications, spin-offs, and the like.
“Effective Date” is defined in Section 1.02.
“Eligible Person” means an employee of the Company or any Affiliate, including any executive officer, a Non-Employee Director of the Company, a consultant or other person who provides substantial services to the Company or an Affiliate, and any person who has been offered employment by the Company or an Affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or an Affiliate.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time and the rules and regulations thereunder.
“Fair Market Value” means as of any applicable date the closing sale price of a share of Stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if no sales were reported on such date, the closing sales price on the last preceding day on which a sale was reported; provided that if Stock is not quoted on the Composite Tape, the closing sales price on the New York Stock Exchange shall be used, or, if Stock is not listed on such Exchange, the closing sales price on the principal United States securities exchange registered under the Exchange Act on which Stock is listed shall be used, or, if Stock is not listed on any such exchange, the last closing bid quotation with respect to a share of Stock immediately preceding the time in question on the Nasdaq or any system then in use (or any other system of reporting or ascertaining quotations then available) shall be used, or if Stock is not so quoted, the fair market value on the applicable date of a share of Stock as determined by the Board in good faith.
“409A Change in Control” means a Change in Control that also qualifies, with respect to the Participant, as a change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation, within the meaning of Treas. Reg. §1.409A-3(i)(5). The determination of whether a Change in Control qualifies as a 409A Change in Control shall be made on a Participant-by-Participant basis.
“409A Compensation” means an Award, an Account, or other compensation that is “nonqualified deferred compensation” subject to Code Section 409A, regardless of when granted or awarded.
“Incentive Stock Option” or “ISO” means any Option intended to qualify as an incentive stock option within the meaning of Code Section 422, and qualifying thereunder.

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“Incumbent Directors” means, as of any specified baseline date, individuals then serving as members of the Board who were members of the Board as of the date immediately preceding such baseline date; provided that any subsequently-appointed or elected member of the Board whose election, or nomination for election by Shareholders of the Company or the Surviving Corporation, as applicable, was approved by a vote or written consent of a majority of the Directors then comprising the Incumbent Directors shall also thereafter be considered an Incumbent Director, unless the initial assumption of office of such subsequently-elected or appointed Director was in connection with (i) an actual or threatened election contest, including a consent solicitation, relating to the election or removal of one or more members of the Board, (ii) a “tender offer” (as such term is used in Section 14(d) of the Exchange Act), or (iii) a proposed reorganization transaction.
“Non-Employee Director” means a Director who is not an employee of the Company or an Affiliate.
“Nonstatutory Option” means an Option that is not an Incentive Stock Option.
“Option” means a right, granted to a Participant, to purchase a number of shares of Stock, Restricted Stock, or fully vested RSUs at a specified price during a specified time period, and subject to such other terms and conditions as the Committee may determine. The term “Option” includes both an Incentive Stock Option and a Nonstatutory Option.
“Other Awards” means cash or Stock-based Awards granted to an Eligible Person under Section 7.08.
“Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person, and including any permitted transferee of such Award. Where appropriate in context, “Participant” includes a “Deferred Cash Participant”.
“Performance Award” means a conditional right granted to an Eligible Person to receive cash, Stock or other Awards or payments, as determined by the Committee, based upon the degree of satisfaction of performance criteria specified by the Committee. Performance Awards include, but are not limited to Annual Incentive Awards.
“Preexisting Plans” means the 1991 Stock Incentive Plan, the 2001 Stock Incentive Plan, the 2002 Incentive Plan, the Employees’ Plan and the Directors’ Plan.
“Restricted Stock” means Stock granted to an Eligible Person under Section 7.04 which is subject to certain restrictions and to a substantial risk of forfeiture.
“Restricted Stock Unit” or “RSU” means a bookkeeping entry representing a hypothetical share of Stock granted to an Eligible Person under Section 7.05 or credited to a Deferred Stock Equivalent Account pursuant to the Deferred Cash Sub-Plan under Article IX which, if so provided in an Award Agreement, is subject to certain restrictions and to a substantial risk of forfeiture. A Restricted Stock Unit shall have a nominal value on any date equal to the Fair Market Value of one share of Stock on that date. A Restricted Stock Unit may be settled for cash, property, or shares of Stock, and may be a Performance Award. Restricted Stock Units represent an unfunded and unsecured obligation of the Company. Fully vested RSUs credited pursuant to the Deferred Cash Sub-Plan under Article IX were referred to as "Common Stock Equivalent Units" or "CSUs" prior to the Restatement Effective Date.
“Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

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“Separation from Service” means
a.in the case of an individual who is an employee of the Company or an Affiliate, the employee’s termination of employment with the Company and its Affiliates. Whether a termination of employment has occurred shall be determined based on whether the facts and circumstances indicate the individual and the employer reasonably anticipate that no further services will be performed by the individual for the Company and its Affiliates; provided, however, that an individual shall be deemed to have a Separation from Service if the level of services he or she would perform for the Company and its Affiliates after a certain date permanently decreases to no more than twenty percent (20%) of the average level of bona fide services performed for the Company and its Affiliates (whether as an employee or independent contractor) over the immediately preceding 36-month period (or the full period of services to the Company and its Affiliates if the Participant has been providing services for less than 36 months). For this purpose, a Participant is not treated as having a Separation from Service while he or she is on a military leave, sick leave, or other bona fide leave of absence, if the period of such leave does not exceed six months (90 days in the case of an Incentive Stock Option), or if longer, so long as the Participant has a right to reemployment with the Company or an Affiliate under an applicable statute or by contract; and
b.in the case of a Director, the individual ceases to be a Director of the Company and all Affiliates, unless immediately upon such cessation the individual has a relationship with the Company or an Affiliate such that such cessation would not be a separation from service under Code Section 409A, in which case a Separation from Service will occur upon the cessation of such relationship as provided in Code Section 409A.
“Specified Employee” means an individual who, as of the date of his or her Separation from Service, is a key employee of the Company or any Affiliate whose stock is publicly traded. An individual is a key employee if he or she meets the requirements for being a “key employee” under the so-called top heavy rules of Code Section 416(i)(1)(A)(i), (ii), or (iii), applied by disregarding Code Section 416(i)(5), at any time during the 12-month period ending each December 31; provided that any individual who is a key employee on December 31 of any year (“Key Employee Identification Date”) shall be deemed to be a “Specified Employee” for the 12-month period beginning on April 1 of the following calendar year (“Specified Employee Effective Date”) and ending on March 31 of the next following calendar year. The Board may, consistent with the requirements of Code Section 409A, by separate action, given effect with respect to all non-qualified deferred compensation plans subject to Code Section 409A no earlier than 12 months after such action, change the December 31 date and the April 1 date in the foregoing portion of this definition, provided the new Specified Employee Effective Date is no later than the first day of the fourth month after the new Key Employee Identification Date.
“Stock” means the Company’s common stock $0.001 par value, and any other equity securities of the Company that may be substituted or resubstituted for Stock.
“Stock Appreciation Right” or “SAR” means a right granted to an Eligible Person under Section 7.03 to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee, which grant price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR,
“Termination of employment” or “Termination of service” and words of similar import, unless the context clearly indicates otherwise, mean Separation from Service.
IV. Administration
4.01 Authority of the Committee
The Plan shall be administered by the Committee, which shall have full and final authority, in its discretion, in each case subject to and consistent with the provisions of the Plan,
a.to determine which Eligible Persons shall be granted Awards;
b.to determine the type and size of Awards, the dates on which Awards may be granted, exercised or settled and on which the risk of forfeiture or any deferral period relating to Awards shall lapse or terminate, and the acceleration of any such dates;
c.to determine the expiration date of any Award;
d.to determine whether an Award will be granted on a standalone or tandem basis;

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e.to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property;
f.to determine other terms and conditions of, and all other matters relating to, Awards;
g.to prescribe Award Agreements evidencing or setting terms of Awards (such Award Agreements need not be identical for each Participant);
h.to adopt amendments to Award Agreements and to establish rules and regulations for the administration of the Plan and amendments thereto; provided that, except as set forth herein or in the Award Agreement, the Committee shall not amend an Award Agreement in a manner that materially and adversely affects the Participant without the consent of the Participant (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant);
i.to construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein;
j.to exercise the powers and duties of the Administrator (as defined in Section 9.02) as provided in the Sub-Plan; and
k.to make all other decisions and determinations (including factual determinations) in its discretion as the Committee may deem necessary or advisable for the administration of the Plan.
Decisions of the Committee with respect to the administration and interpretation of the Plan and any Award Agreement shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 12.03 and other persons claiming rights from or through a Participant, and Shareholders. In exercising its discretion hereunder, the Committee shall have due regard for the accounting, tax, and disclosure requirements on the Company and the Participants. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to Non-Employee Directors and shall have all the powers of the Committee with respect thereto (authority with respect to other aspects of Non-Employee Director awards is not exclusive to the Board, however).
4.02 Manner of Exercise of Committee Authority
a.The Committee may act through subcommittees of the Board (including a subcommittee of one Board member if permitted by applicable law), including for purposes of perfecting exemptions under Rule 16b-3 (in which case the members of the sub-committee shall qualify as Non-Employee Directors). The express grant of any specific power to the Committee, and the taking of any action by the Committee or a subcommittee, shall not be construed as limiting any power or authority of the Committee.
b.To the fullest extent permitted under Section 157 and other applicable provisions of the Delaware General Corporation Law and the Company’s bylaws, the Committee may delegate to an individual who is (or individuals who each are) an officer (as determined pursuant to Section 16 of the Exchange Act), the power to approve Awards of Options, SARs, Restricted Stock or RSUs to persons eligible to receive Awards under the Plan who are not subject to Section 16 of the Exchange Act. Any action by an officer or officers pursuant to this Section 4.02(b) shall be subject to the following limitations: (A) without the express approval of the Committee, Awards made by such officer or officers not relate to more than 10,000 shares of Stock (determined pursuant to the share counting rules set forth in Section 5.02 of the Plan) in any calendar year, and (B) any such Award must be made subject to the terms (including vesting or other lapse of restrictions) set forth in the form of Award Agreement that was then most recently approved by the Committee for purposes of making such Awards. Any delegation pursuant to this Section 4.02(b) may be revoked at any time.
c.Except to the extent prohibited by applicable law, the Committee may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to the Committee under the Plan that relate to the day-to-day administration of the Plan. Such delegation may be revoked at any time.

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4.03 Limitation of Liability
The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or an Affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or an Affiliate acting at the direction or on behalf of the Committee or a delegate shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.
V. Stock Subject to Plan
5.01 Overall Number of Shares Available for Delivery
Subject to adjustment as provided in Section 12.05, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be
a.751,661 shares as of December 31, 2020 plus
b.the number of shares subject to awards under the Plan and Preexisting Plans which become available in accordance with Section 5.02 after the Restatement Effective Date
c.an additional 2,500,000 shares.
Of these shares, 100% may be delivered in connection with any Award, including “full-value Awards,” meaning Awards other than Options, SARs, or Awards for which the Participant pays the intrinsic value, either directly or in exchange for (or by foregoing) a right to receive a cash payment from the Company equal to the intrinsic value of the Award; provided, however, that any shares granted under Options or SARs shall be counted against the share limit on a one-for-one basis and any shares granted as full-value Awards shall be counted against the share limit as two and one-half (2.5) shares for every one (1) share subject to such Award. In addition 100% of the shares may be granted with respect to ISOs. The Company shall at all times during the term of the Plan retain as authorized and unissued Stock or treasury Stock at least the number of shares of Stock from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

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5.02 Share Counting Rules
The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Shares of Stock subject to an Award or an award under a Preexisting Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated or settled without delivery of the full number of shares of Stock subject to such Award to the Participant will again be available for Awards. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or an Affiliate, shares delivered or to be delivered in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business. This Section 5.02 shall apply to the number of shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code. Because shares will count against the number reserved in Section 5.01 upon delivery (or later vesting), and subject to the share counting rules under this Section 5.02, the Committee may determine that Awards may be outstanding that relate to more shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares in excess of the number then available under the Plan. If for any reason Awards require delivery, at the same time or as a result of the same event, of Shares in excess of the number then available, there shall be paid out with respect to each affected Award a number of Shares bearing the same ratio to the number of Shares to be delivered under such Award as the number of Shares available bears to the number of Shares required under all affected Awards. In the discretion of the Committee, either the undelivered balance of the Shares required under the affected Awards shall be forfeited or shall be delivered when the Shareholders approve an increase in the number of Shares available, or the Fair Market Value of the undelivered Shares shall be paid to the affected Participants in cash. Notwithstanding the foregoing, the following shares of Stock will not be added back (or with respect to awards under a Preexisting Plan, will not be added) to the aggregate number of shares of Stock available for issuance: (i) any shares of Stock that were subject to an SAR that was settled in stock (or a stock appreciation right granted under a Preexisting Plan that was settled in stock), (ii) shares of Stock delivered to or withheld by the Company to pay the exercise price of an Option (or an option granted under a Preexisting Plan), (iii) shares of Stock delivered to or withheld by the Company to pay the withholding taxes related to an Option or SAR (or an option or stock appreciation right granted under a Preexisting Plan), or (iv) shares of Stock repurchased on the open market with cash proceeds from exercise of an Option (or option granted under a Preexisting Plan). Any shares of Stock that again become available for grant (or with respect to awards under a Preexisting Plan, are added to the aggregate number of shares of Stock available for issuance) pursuant to this Section 5.02 shall be added back as one (1) share of Stock if such shares were subject to Options or SARs granted under the Plan or options or stock appreciation rights granted under a Preexisting Plan, and as two and one half (2.5) shares of Stock if such shares were subject to full-value Awards granted under the Plan or subject to awards other than options or stock appreciation rights granted under the Preexisting Plans.
5.03 Per Person Award Limits
RSUs and other Awards denominated in Shares that are granted to Non-Employee Directors (exclusive of Non-Employee Director elective fee deferrals under Section 9.04 below) shall not exceed $150,000 in Fair Market Value (determined as of the date of grant) for any Non-Employee Director in any calendar year.
5.04 Preexisting Plans
No grants of Awards will be made under any Preexisting Plan after the Effective Date.
VI. Eligibility
Awards may be granted under the Plan only to Eligible Persons. An employee on leave of absence, including for a disability who has not had a Separation from Service may be considered as still in the employ of the Company or an Affiliate for purposes of eligibility for participation in the Plan.

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VII. Specific Terms of Certain Stock-Based Awards
7.01 General
a.General Terms. Awards may be granted on the terms and conditions set forth in this Article VII. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 12.07), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.
b.Minimum Vesting. Except as otherwise set forth in this Section 7.01(b), no portion of any grant of Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units (including any such Award that is otherwise intended to constitute a Performance Award) shall, on the date any such Award is granted, provide that such Award shall become vested (i.e., nonforfeitable) or free from restriction, as applicable, sooner than the first anniversary of the date such Award is granted; provided, that an Award may provide for earlier vesting or lapse of restrictions (i) in the event of the death or disability of the applicable Participant, (ii) if such Award is granted pursuant to Section 10.01 hereof and the award being replaced was previously subject to vesting or a lapse of restrictions that would have occurred within one year of the date the substitute Award is granted, (iii) Awards granted prior to March 7, 2017 shall not be subject to the vesting minimums described in this Section 7.01(b). In addition to the exceptions set forth in clauses (i), (ii) and (iii) above, the Committee shall have the authority to grant Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units (including any such Award that is otherwise intended to constitute a Performance Award) that become vested (i.e., nonforfeitable) or free from restrictions, as applicable, prior to the first anniversary of the grant date thereof, so long as such Awards do not represent more than five percent (5%) of the aggregate maximum number of shares of Stock available for Awards under this Plan (as set forth in Section 5.01). For purposes of determining the number of shares of Stock that remain available for delivery under the five percent (5%) limit set forth in the preceding sentence, the counting rules set forth in Section 5.02 of this Plan shall apply.
7.02 Options
The Committee is authorized to grant Options to Eligible Persons on the following terms and conditions:
a.Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and Nonstatutory Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option.
b.Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, which in no event shall exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment, including, without limitation, cash, Stock (including Stock deliverable upon exercise), Restricted Stock or other property that does not have a deferral feature, other Awards or awards granted under other plans of the Company or any Affiliate, or other property (including through “net exercise” or “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options.

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c.Incentive Stock Options
i.Only employees (as determined in accordance with Section 3401(c) of the Code) of the Company or any of its subsidiaries may be granted Incentive Stock Options. For this purpose, “subsidiary” means any company (other than the Company) in an unbroken chain beginning with the Company; provided each company in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one or the other companies in such chain.
ii.If and to the extent that the aggregate Fair Market Value of the Stock (determined as of the date of grant) with respect to which a Participant’s Incentive Stock Options are exercisable for the first time during any calendar year exceeds $100,000, such Options shall be treated as Nonstatutory Options. For purposes of applying this limitation, Incentive Stock Options shall be taken into account in the order in which they were granted.
iii.Unless otherwise provided in the Award Agreement, upon the Participant’s termination of employment for any reason, any outstanding Incentive Stock Option granted to such Participant, whether vested or unvested, to the extent not theretofore exercised, shall terminate immediately.
iv.No Incentive Stock Option shall be granted more than 10 years after the earlier of the adoption of the Plan or shareholder approval of the Plan; provided that after the initial adoption of the Plan, such 10-year period shall be measured from the earlier of a subsequent amendment of the Plan requiring shareholder approval or shareholder approval of the Plan as so subsequently amended.
v.Award Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to comply with the applicable provisions of Section 422 of the Code.
7.03 Stock Appreciation Rights
The Committee is authorized to grant SARs to Eligible Persons. The Committee shall determine the term of each SAR; provided that in no event shall the term of an SAR exceed a period of ten years from the date of grant. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement (whether cash, Stock, or other property), and the method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be free-standing or in tandem or combination with any other Award.
7.04 Restricted Stock
The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:
a.Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. A Participant shall pay such consideration for the Restricted Stock as the Committee may require; provided that the minimum consideration for shares of Restricted Stock (other than treasury shares) shall be the par value of such shares of Stock. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to subsection (d) below).
b.Forfeiture. Except as otherwise determined by the Committee or provided in the Award Agreement, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

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c.Evidence of Stock Ownership. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine, including appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.
d.Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional Restricted Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, cash, Stock or other property distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.
7.05 Restricted Stock Units
The Committee is authorized to grant RSUs to Eligible Persons, subject to the following terms and conditions except as provided in subsection (e) below:
a.Award and Restrictions. RSUs shall be subject to restrictions constituting a substantial risk of forfeiture, which conditions may be time-based or performance-based. Unless deferred pursuant to subsection 7.05(d) below, settlement of RSUs by delivery of cash, Stock, or other property, as specified in the Award Agreement, shall occur upon the lapse of the substantial risk of forfeiture, but no later than March 15 of the year following the year in which the substantial risk of forfeiture lapses. In addition, RSUs shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the same time as the substantial risk of forfeiture or at earlier or later specified times, separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter.
b.Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the RSUs), all RSUs that are at that time subject to such forfeiture conditions shall be forfeited, together with any Dividend Equivalents that have accrued thereon; unless the Committee provides, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to RSUs will lapse in whole or in part, including in the event of terminations of employment or service resulting from specified causes.
c.Dividend Equivalents. Unless otherwise determined by the Committee, Dividend Equivalents on RSUs shall be either (A) paid with respect to such RSUs at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such RSUs, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in RSUs, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect, and shall be paid when the RSUs to which they relate are settled. Notwithstanding the foregoing, Dividend Equivalents (whether in the form of RSUs or otherwise) on RSUs that are Performance Awards shall be forfeited if the RSUs to which they relate are forfeited or otherwise not earned. Unless otherwise determined by the Committee, cash, Stock or other property distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

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d.Deferral of RSUs. The Committee may permit an employee or Non-Employee Director who is granted RSUs to elect to defer settlement of the RSUs in accordance with this Section 7.05(d), subject to such additional terms and conditions as the Committee shall designate in its discretion.
i.Deferral Elections. An election to defer RSUs shall be made on or before December 31 of the calendar year preceding the calendar year in which the RSUs are granted, on a form (which may be electronic) authorized by the Committee, and shall not carry over from year to year unless the Committee timely provides otherwise. The RSU deferral election shall include (x) the portion of the RSU Award to be deferred, (y) the date on which settlement of the deferred RSUs shall be made or commence (which may be a fixed date, the grantee’s attainment of a particular age, the grantee’s Separation from Service for any reason, or such other dates or circumstances as may be required or permitted by the Committee); and (z) whether settlement shall be made on a single date or in installments over a period and subject to such terms and conditions as may be set by the Committee at the time of the deferral election. If there is no election as to form of settlement, then settlement shall be made no later than 90 days following the date designated in (y), in a lump sum in cash, Stock, or such other medium as the Committee may designate.
ii.New Grantees. Notwithstanding subsection (i) above, the Committee may permit an RSU deferral election to be made by a grantee who never previously received an RSU, and who never previously had an Account and never previously had deferred compensation under any other plan required by Code Section 409A to be aggregated with his or her RSUs. Such an individual’s RSU deferral election shall be made within 30 days of the grant of the RSUs and shall be effective only with respect to a fractional portion of the RSUs determined by multiplying (separately with respect to each applicable vesting date), the grant date value of the number of RSUs vesting on such vesting date by a fraction, the numerator of which is the number of calendar days between the date the deferral election is received by the Company and the date such RSUs vest, and the denominator of which is the total number of calendar days between the grant date and the vesting date.
iii.Dividend Equivalents on Deferred RSUs. During the deferral period, Dividend Equivalents shall be credited to deferred RSUs pursuant to subsection (c) subject to such terms and conditions as the Committee shall specify.
iv.Claims Procedure. To the extent RSUs are deferred to the termination of covered employment or beyond, they shall be subject to the claims procedure under Section 9.12, substituting “grantee” for “Deferred Cash Participant” and “settlement of deferred RSUs” for “distribution from an Account”.
e.Notwithstanding subsections (a) through (d) above, those subsections shall not apply to fully vested RSUs credited to an Account pursuant to the Deferred Cash Sub-Plan, which shall be subject to the terms and conditions set forth in Article IX.
7.06 Bonus Stock and Awards in Lieu of Obligations
The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or an Affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.
7.07 Dividend Equivalents
The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a freestanding basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify with due regard to the applicability of Code Section 409A. Notwithstanding the foregoing, (a) Dividend Equivalents shall not be provided with respect to Options or Stock Appreciation Rights, and (b) any Dividend Equivalents associated with a Performance Award shall be forfeited to the extent the Performance Award is forfeited or otherwise not earned.

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7.08 Other Awards
The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards, which may include the right to elective deferral thereof, subject to such terms and conditions as the Committee may specify in its discretion. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 7.08 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 7.08.
VII. Performance Awards, Including Annual Incentive Awards
8.01 Performance Awards Generally
The Committee is authorized to grant Performance Awards to Eligible Persons, denominated in cash or in Stock or other property, in accordance with this Article VIII. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards or property (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee over a performance period established by the Committee. If the performance period is one year, then the Performance Award shall be deemed an Annual Incentive Award. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, including but not limited to those measures set forth in Section 8.02 below. After the end of each performance period, the Committee shall determine the amount, if any, of the Performance Award for that performance period payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Performance Award shall be reduced from the amount of his or her potential Performance Award, including a determination to make no final Award whatsoever, and may exercise its discretion to increase the amounts payable under any Performance Award. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment or service by the Participant or other event (including a Change in Control) prior to the end of a performance period or otherwise prior to settlement of such Performance Awards. Settlement of Performance Awards shall be in cash, Stock, other Awards or other property, at the discretion of the Committee.
8.02 Performance Award Measures
a.Performance Goals Generally. The performance goal for Performance Awards may consist of one or more of the business criteria listed in Section 8.02(b)(i), including or excluding the adjustments described in Section 8.02(b)(ii), and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee. The Performance Award may also have threshold levels of performance (below which no Performance Award shall be paid) and maximum levels of Performance Award, regardless of the degree to which the actual performance exceeds the target level. The performance goal may be objective. Any performance goal may be established for one performance period or averaged over time, as the Committee may deem appropriate. Performance may, but need not be, based on a change or an increase or positive result. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies, or any combination thereof.

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b.Business Criteria; Inclusion and Exclusion of Certain Items.
i.Performance goals may be based on one or more of the following business criteria for the Company, on a consolidated basis, pre-tax or after-tax, and/or for specified subsidiaries or affiliates, other business units, or lines of business, or for any individual: (1) insurance premiums written, insurance premiums earned, contract deposits, contract charges earned, or policies or contracts in force; (2) increase in gross revenues; (3) income before realized investment gains and losses (operating income), before or after taxes, and income before or after interest, depreciation, amortization, or extraordinary, or unusual or infrequently occurring or special items; (4) income before realized investment gains and losses (operating income) per common share (basic or diluted), and income before realized investment gains and losses (operating income) from continuing operations per common share (basic or diluted); (5) return on equity (including operating income return on average equity), return on assets (gross or net), return on investment, or return on capital; (6) market capitalization; (7) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (8) book value of Stock, including or excluding the effect of unrealized investment gains and losses (FAS 115 or any successor thereto); (9) net interest margin; (10) annuity accumulated value or annuity accumulated value persistency; (11) net investment income and realized investment gains or losses (including on a per share basis); (12) economic value created; (13) operating margin or profit margin; (14) expense ratios, claims ratios, or loss ratios; (15) stock price or TSR; (16) shareholder equity or changes in shareholder equity; (17) dividends, including as a percentage of net income; (18) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or geographic business expansion goals, cost targets, market share, premium levels, surplus levels, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, sales units, agent growth and goals relating to acquisitions, divestitures or joint ventures; (19) satisfaction of hiring goals; (20) financial or credit ratings; (21) results of objective customer satisfaction surveys; (22) satisfaction of diversity goals; (23) enterprise risk management; or (24) succession planning.
ii.The Committee may provide in any Performance Award that any evaluation of performance may include or exclude any of the following items: (1) unusually large catastrophe losses which aggregate (net of reinsurance) in excess of “planned” catastrophe losses; (2) asset write-downs; (3) litigation or claim judgments or settlements; (4) the effect of changes in tax laws, accounting principles, regulations, or other laws or regulations affecting reported results; (5) any reorganization and restructuring programs; (6) acquisitions or divestitures; (7) extraordinary, or unusual or infrequently occurring items identified in the Company’s audited financial statements, including footnotes, (8) annual incentive payments, other bonuses or benefit plan charges; or (9) capital charges.
c.Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance in connection with Performance Awards. The amount of such Performance Award pool may be based upon the achievement of one or more performance goals based on one or more of the business criteria set forth in Section 8.02(b) during the performance period, as specified by the Committee. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria. The maximum amount payable to any Participant shall be a stated percentage of the bonus pool; provided the sum of such percentages shall not exceed 100%.
IX. Deferred Cash Sub-Plan
9.01 Deferred Cash Sub-Plan
This Article IX providing for deferrals of certain amounts otherwise payable in cash shall constitute the Deferred Cash Sub-Plan (“Sub Plan”) within the Plan. To the extent the Sub-Plan results in deferral of income by employees to the termination of covered employment or beyond, the Sub-Plan is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. Except as otherwise provided, the terms and conditions of this Sub-Plan apply solely to the Sub-Plan.

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9.02 Sub-Plan Definitions
For purposes of this Sub-Plan,
“Administrator” means the persons designated by the Committee to administer the Accounts under this Sub-Plan, or, if no such persons have been designated, the Committee. The Administrator shall have the powers and duties of the Committee and such additional powers and duties as are set forth in Section 9.03.
“Deferred Cash Participant” means a Participant who is a current or former LTIP Employee or Non-Employee Director with an Account under the Sub-Plan.
“Deferred Stock Equivalent Account” or “Account” means the bookkeeping account established by the Company in respect to each Deferred Cash Participant, to which shall be credited the amounts deferred by such Participant and, in the case of a Non-Employee Director, Company matching deferrals, as provided in the Sub-Plan and converted into fully vested RSUs pursuant to the Sub-Plan.
“Distribution Date” means, with respect to any Subaccount, the date selected by the Deferred Cash Participant for distribution with respect to such Subaccount on an approved election form. The date selected may be a fixed date, the Deferred Cash Participant’s attainment of a particular age, the Deferred Cash Participant’s Separation from Service for any reason, or such other dates or circumstances as may be required or permitted by the Administrator with respect to a given deferral election.
“LTIP Employee” means an Employee of the Company or an Affiliate eligible for Long-Term Bonus Compensation.
“Long-Term Bonus Compensation” means the bonus payable under the Company’s long term incentive plan, as such plan shall exist from time to time.
“Payment Date” means the date on which the Company would have paid an amount of compensation to the Deferred Cash Participant but for the such Participant’s deferral election with respect thereto.
“Subaccount” means each subaccount of a Deferred Cash Participant in the Employees Plan or the Directors Plan as of December 31, 2009, plus, for periods after December 31, 2009, each subaccount of a Deferred Cash Participant’s Deferred Stock Equivalent Account maintained by the Administrator, to which is credited (i) in the case of a Director, the fees deferred under the Plan for each separate calendar year and Company matching deferrals attributable to such fees, and (ii) in the case of an LTIP Employee, the Long-Term Bonus Compensation deferred with respect to each election period. Subaccounts may be commingled on the Administrator’s records to the extent they are subject to identical distribution provisions.
“Unforeseeable Emergency” is a severe financial hardship to the Deferred Cash Participant resulting from a sudden and unexpected illness or accident of the Deferred Cash Participant, the Deferred Cash Participant’s spouse, Beneficiary, or dependent (as defined in Code Section 152(a), without regard to subsections (b)(1), (b)(2) and (d)(1)(B)), the loss of the Deferred Cash Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Deferred Cash Participant.

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9.03 Sub-Plan Administration
a.The Sub-Plan shall be administered by the Administrator. The action of a majority of the committee shall be deemed to be the action of the Administrator; provided that no member of the committee shall vote on any discretionary action with respect to such member’s own Deferred Stock Equivalent Account or status or action as a Deferred Cash Participant. In addition to the powers and subject to the limitations contained elsewhere in the Plan and the Sub-Plan, the Administrator shall have the sole and complete authority: (a) to impose such limitations, restrictions and conditions as the Administrator shall deem appropriate, (b) to interpret the Sub-Plan and to adopt, amend and rescind administrative guidelines, forms, and other rules and regulations relating to the Sub-Plan, (c) to correct defects in the Sub-Plan, supply omissions and correct administrative errors, and (d) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Sub-Plan. Notwithstanding the foregoing, the Administrator shall have no authority, discretion or power to alter or amend any terms or conditions specified in the Sub-Plan. The Administrator’s determinations on matters within the Administrator’s authority shall be conclusive and binding upon the Company, the Deferred Cash Participants, Beneficiaries and all other persons.
9.04 Deferral Elections
a.LTIP Employees. An LTIP Employee may elect to defer receipt of all or a specified portion of any Long-Term Bonus Compensation otherwise payable in cash.
b.Non-Employee Directors. A Non-Employee Director may elect to defer receipt of all or a specified portion of the Non-Employee Director’s cash annual retainer, cash annual committee chair’s fee, cash annual Chairman of the Board’s fee, cash Board meeting fees, cash Committee meeting fees, or other Director compensation otherwise payable in cash.
c.Deferral Election. Deferral elections must be timely filed with the Company on forms (which may be electronic) approved by the Administrator. An LTIP Employee’s election shall include: the percentage or dollar amount of each applicable Long-Term Bonus Compensation payment to be deferred. A Non-Employee Director’s election shall include the percentage or dollar amount of cash fees to be deferred (which may be designated separately with respect to each type of cash fees). Each Deferred Cash Participant shall designate (i) the Distribution Date for such deferred payments and (ii) the form of distribution thereof.
9.05 Timing of Deferral Elections
a.Initial Elections. An election to defer Long-Term Bonus Compensation payments shall be made on or before December 31 of the calendar year preceding the first calendar year in the performance period during which the Long-Term Bonus Compensation is earned. An election to defer cash Non-Employee Directors fees must be filed no later than December 31 preceding the calendar year in which the fees to be deferred are to be earned. Unless otherwise provided by the Administrator, deferral elections do not carry over from year to year. A new deferral election must be made with respect to amounts earned in each calendar year (or where longer than one year, each performance period).
b.New LTIP Employees. Notwithstanding Section 9.05(a), with respect to an individual who first becomes an LTIP Employee during a calendar year, the LTIP Employee’s election must be made and filed within thirty (30) days of the date such individual first becomes an LTIP Employee; provided, however, that if the LTIP Employee has or ever had a Deferred Stock Equivalent Account under the Plan or has or ever had deferred compensation any other plan required by Code Section 409A to be aggregated with his or her Deferred Stock Equivalent Account, the preceding portion of this sentence shall not apply and the LTIP Employee may not make a deferral election with respect to Long-Term Bonus Compensation until the next calendar year, unless:
i.he or she was not eligible to make a deferral election under this Sub-Plan (or under any other plan required by Code Section 409A to be aggregated with this Sub-Plan) at any time during the twenty-four (24)-month period ending on the date he or she again becomes an LTIP Employee, or
ii.he or she was paid all nonqualified deferred compensation amounts previously due under the Sub-Plan (or under any other plan required by Code Section 409A to be aggregated with this Sub-Plan) and, on and before the date of the last such payment, was not eligible to continue to participate in this Sub-Plan (and any other plan required by Code Section 409A to be aggregated with this Sub-Plan) for periods after such payment.

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A deferral election under this Section 9.05(b) will be effective only with respect to Long-Term Bonus Compensation paid for services performed after such election. For this purpose, the amount of the bonus payable to the LTIP Employee for services rendered subsequent to the LTIP Employee’s election will be determined by multiplying the bonus by a fraction, the numerator of which is the number of calendar days remaining in the performance period after the election and the denominator of which is the total number of calendar days in such performance period. For this purpose, the date the executed election form (which may be electronic) is received by the Company.
c.New Non-Employee Directors. Notwithstanding Section 9.05(a), with respect to the calendar year in which an individual first becomes a Non-Employee Director (either by election or appointment), the Non-Employee Director’s election must be made and filed:
i.with respect to the annual Director’s fee, the annual committee chair’s fee, the annual Chairman of the Board’s fee, or other fees paid on an annual basis, prior to the date the individual becomes a Director; and
ii.with respect to the Non-Employee Director’s meeting fees, within thirty (30) days after the date the individual becomes a Non-Employee Director (either by election or appointment), but only with respect to fees for meetings which occur after the date of such deferral election.
An individual who was a Non-Employee Director, ceased being a Director, and again becomes a Non-Employee Director (either by election or appointment), shall be considered a new Non-Employee Director only if:
iii.he or she was not eligible to make deferral elections under this Sub-Plan (or any other plan or arrangement required by Code Section 409A to be aggregated with this Sub-Plan) at any time during the twenty-four (24)-month period ending on the date he or she again becomes a Non-Employee Director, or
iv.he or she was paid all nonqualified deferred compensation amounts previously due under the Sub-Plan (or under any other plan or arrangement required by Code Section 409A to be aggregated with the Sub-Plan) and, on and before the date of the last such payment, was not eligible to continue to participate in the Sub-Plan (or any other plan or arrangement required by Code Section 409A to be aggregated with the Sub-Plan) for periods after such payment.
9.06 Accounts
a.Deferred Stock Equivalent Accounts. A Deferred Stock Equivalent Account and related Subaccounts shall be established for each Deferred Cash Participant. Amounts deferred by a Deferred Cash Participant shall be converted into fully vested RSUs as of the applicable Payment Date in a number determined by dividing the amount deferred (net of any applicable withholding) by the Fair Market Value of a share of Stock on the applicable Payment Date (rounded to two decimal places), and shall be credited to the Deferred Stock Equivalent Account as of such date. The Deferred Stock Equivalent Account shall be credited with Dividend Equivalents as provided in Section 9.06(b) and shall be reduced by the amount of any distributions as of the date of distribution.
b.Dividend Equivalents. A Deferred Cash Participant’s Deferred Stock Equivalent Account shall be credited with Dividend Equivalents on the dividend distribution date with respect to each fully vested RSU credited to such Account on the applicable record date. Notwithstanding the foregoing, no Dividend Equivalents shall be credited to the Account of a Non-Employee Director Participant whose Separation from Service occurs prior to the applicable record date.
c.Fractional Shares. Fractional shares shall be credited to a Deferred Cash Participant’s Deferred Stock Equivalent Account cumulatively, but distribution of the Deferred Stock Equivalent Account shall be made in accordance with Section 9.08.

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9.07 Distributions
a.Timing of Payment. Each Subaccount in a Deferred Cash Participant’s Deferred Stock Equivalent Account shall be distributed or shall commence to be distributed promptly upon and in no event more than ninety (90) days following the Distribution Date; provided that if the applicable Distribution Date is the Deferred Cash Participant’s Separation from Service and as of the date of such Separation from Service the Deferred Cash Participant is a Specified Employee, the Subaccount shall be distributed or shall commence to be distributed on the Delayed Distribution Date. If the Deferred Cash Participant did not make an affirmative election as to the Distribution Date of any Subaccount, he or she shall be deemed to have elected the Deferred Cash Participant’s Separation from Service as the Distribution Date.
b.Form of Payment. Each Subaccount in a Deferred Cash Participant’s Deferred Stock Equivalent Account shall be distributed in the form selected by the Deferred Cash Participant within the time period for making an initial deferral election with respect to such Subaccount, which shall be one of the following, subject to the remaining provisions of this Article IX.
i.a single lump sum; or
ii.installments over a period designated by the Deferred Cash Participant (not to exceed five (5) years). Except as otherwise provided in the Deferred Cash Participant’s deferral form, the first such installment shall be based on the number of fully vested RSUs credited to the Account on the first Distribution Date, divided by the number of installments. Subsequent installment payments shall be based on the same number of RSUs as the first installment (subject to adjustments as provided in Section 12.05), plus Dividend Equivalents accumulated on such number of RSUs since payment of the prior installment. The last installment shall include all amounts not previously distributed. For purposes of this Sub-Plan and Code Section 409A, the entitlement to installment payments is treated as the entitlement to a single payment.
If the Deferred Cash Participant does not make an affirmative election as to the form of election of any Subaccount, he or she shall be deemed to have elected distribution of such Subaccount in a lump sum.
Notwithstanding the foregoing, for avoidance of doubt, Accounts are subject to the provisions of Article XI (regarding Change in Control).
9.08 Medium of Payment
a.Deferred Cash Participant Election. Distributions from a Deferred Cash Participant’s Deferred Stock Equivalent Account shall be made in shares of Stock (one share of Stock for each RSU subject to such distribution), or in cash in an amount equal to the number of RSUs subject to such distribution multiplied by the Fair Market Value of a share of Stock, as of the date of the distribution, as the Deferred Cash Participant may choose at such time and in such manner as may be permitted by the Administrator.
b.Cash is Default Election. If the Deferred Cash Participant does not make an affirmative election as to the medium of payment, the Deferred Cash Participant shall be deemed to have elected a distribution in cash.
9.09 No Subsequent Elections as to Time and Form of Distribution
a.Pre-2009 Subaccounts. Notwithstanding anything herein to the contrary, the Distribution Date and form of payment with respect to any Subaccount in existence as of January 1, 2009 shall be in accordance with the last election made or deemed made by the Deferred Cash Participant on or before December 31, 2008 with respect to such Subaccount.
b.No Subsequent Deferral Elections. After December 31, 2008, no Deferred Cash Participant may change his or her Distribution Date or form of payment with respect to any Subaccount at any time after he or she makes the initial election.

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9.10 Payment Upon the Deferred Cash Participant’s Death
In the event a Deferred Cash Participant dies before his or her entire Deferred Stock Equivalent Account is distributed, all undistributed amounts remaining in such Account shall be distributed to the Deferred Cash Participant’s Beneficiary promptly and in no event more than ninety (90) days after the Deferred Cash Participant’s death in a lump sum cash payment or other manner permitted by the Administrator.
9.11 Unforeseeable Emergencies
a.Application for Distribution. In the event of an Unforeseeable Emergency, to the extent the Administrator determines that such action is necessary to alleviate the Unforeseeable Emergency, the Administrator may pay all or a part of a Deferred Cash Participant’s Account to the Deferred Cash Participant in cash, plus amounts necessary to pay federal, state or local income taxes and penalties reasonably anticipated to result from the distribution, after taking into account the extent to which such need is or may be relieved through reimbursement or compensation by insurance, by liquidation of the Deferred Cash Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship), or by cessation of deferrals under the Sub-Plan or another plan required by Code Section 409A to be aggregated with the Sub-Plan. Such action shall be taken only if the Deferred Cash Participant (or the Deferred Cash Participant’s legal representative or successor) submits a signed application describing fully the circumstances which are deemed to justify the payment, together with an estimate of the amounts necessary to alleviate the Unforeseeable Emergency (together with taxes on the distribution), which application shall be approved or denied by the Administrator after making such inquiries as the Administrator deems necessary or appropriate.
b.Application for Cessation of Deferrals. In the event a Deferred Cash Participant requests a distribution due to an Unforeseeable Emergency, or the Deferred Cash Participant requests a cancellation of deferrals under the Plan in order to alleviate his or her Unforeseeable Emergency, and the Administrator determines that the Deferred Cash Participant’s Unforeseeable Emergency may be relieved through the cessation of some or all the Deferred Cash Participant’s deferral elections under the Plan for such calendar year, the Administrator shall permit cancellation of such deferral elections as appropriate to alleviate the Unforeseeable Emergency, shall be cancelled as soon as administratively practicable following such determination by the Administrator.
9.12 Claims Procedures
Any Deferred Cash Participant or Beneficiary of a Deferred Cash Participant (“Applicant”) who believes he or she is entitled to a distribution from an Account or who desires to clarify his or her rights under this Sub-Plan may file a written claim for benefits with the Administrator. If a claim for benefits is denied, the Administrator shall furnish to the Applicant within 90 days after its receipt of such claim (or within 180 days after such receipt if special circumstances require an extension of time), a written notice which: (a) specifies the reasons for the denial, (b) refers to the pertinent provisions of the Sub-Plan on which the denial is based, (c) describes any additional material or information necessary for the perfection of the claim and explains why such material or information is necessary, and (d) explains the claim review procedures. Upon the written request of the Applicant submitted within 60 days after receipt of such written notice, the Administrator shall afford the Applicant a full and fair review of the decision denying the claim and, if so requested: (1) permit the Applicant to review any documents which are pertinent to the claim, (2) permit the Applicant to submit to the Administrator issues and comments in writing and (3) afford the Applicant an opportunity to meet with the Administrator as a part of the review procedure. Within 60 days after the Administrator’s receipt of a request for review (or within 120 days after such receipt if special circumstances, such as the need to hold a meeting, require an extension of time) the Administrator shall notify the Applicant in writing of the Administrator’s decision on appeal and the reasons for such decision, and shall refer the Applicant to the provisions of the Plan which form the basis for such decision.
9.13 Deferred Compensation Plan
The Sub-Plan is a non-qualified plan of deferred compensation and Accounts represent 409A Compensation. No benefits under the Sub-Plan shall be subject to “grandfathering” treatment under Code Section 409A, even if such benefits were deferred and vested under the Employees’ Plan or the Directors’ Plan before January 1, 2005. The Company intends that amounts deferred under the Sub-Plan shall either be exempt from or comply with the restrictions of Section 409A of the Code, and the Plan (including the Sub-Plan) shall be administered, interpreted and construed at all times consistent with that intent.

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X. Certain Provisions Applicable to Awards
10.01Additional and Substitute Awards
Awards granted under the Plan may, in the discretion of the Committee, be granted either in addition to, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity acquired or to be acquired by the Company or an Affiliate, or any other right of a Deferred Cash Participant to receive payment from the Company or any Affiliate. Awards granted in addition to other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.
10.02 Interest
Awards may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the granting or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.
10.03 Exemptions from Section 16(b) Liability
With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall grant Awards under the Plan and otherwise administer the Plan in a manner so that the grant and exercise of each Award with respect to such a Participant may qualify for exemption from liability under Rule 16b-3 or otherwise not be subject to liability under Section 16(b), except that this provision shall not limit sales by such a Participant, and shall not limit a Participant’s ability to engage in other non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award in order to avoid a Participant who is subject to Section 16 of the Exchange Act incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.
XI. Change in Control
11.01 Committee Discretion for Awards that are not 409A Compensation
Unless otherwise provided in the Award Agreement, in the event there is any Change in Control, the Committee may, in its discretion, with respect to any Award or agreement that is not 409A Compensation, without the consent of the Participant, provide for any or all of the following to occur:
a.the assumption or substitution of, or adjustment to, such outstanding Award or agreement;
b.acceleration of the vesting of such Award and termination of any restrictions or performance conditions on such Award; or
c.the cancellation of such Award or agreement for a payment to the Participant in cash or other property.
The Committee may provide for the preceding to occur immediately upon the Change in Control or upon the termination of employment or service of the Participant initiated by the Company or an Affiliate other than for Cause (as defined below) within a fixed time (not to exceed two years) following the Change in Control. In addition, with respect to any unexercised Option or SAR, the Committee may extend the period for exercising the vested portion thereof for the greater of three (3) months following such a termination of employment or service within such fixed time (but only during the stated term of the Option or SAR).

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11.02 Effect of Change in Control on 409A Compensation
a.409A Change in Control.
i.Awards that are 409A Compensation. Unless otherwise provided at the time of grant of an Award providing for 409A Compensation, in the event there is a 409A Change in Control, and within the one-year period thereafter, an affected Participant has a termination of employment or service initiated by the Company or an Affiliate other than for Cause as defined below, then such Participant’s Award shall become fully vested, any restrictions or performance conditions on such Award shall thereupon lapse; and the Award shall be settled as promptly as practicable but no more than 90 days following such termination, subject to Section 12.12(b).
ii.Accounts. Unless otherwise provided at the time an election is made to defer cash compensation to an Account, if there is a 409A Change in Control, each affected Sub-Plan Participant shall receive, within ten (10) days of the date of such Change in Control, a lump sum distribution of his or her Deferred Stock Equivalent Account in cash.
b.Non-409A Change in Control. The occurrence of a Change in Control that is not a 409A Change in Control with respect to an affected Participant shall have no effect per se on any 409A Compensation of that Participant.
11.03 “Cause”
For purposes of this Article XI, the term “Cause” shall mean, unless otherwise defined in an Award agreement or employment or Change-of-Control agreement between the Company or a subsidiary and the Participant then in effect:
a.A Participant’s conviction of any felony under federal law or the law of the state in which the act occurred;
b.Dishonesty by the Participant in the course of fulfilling his or her employment duties or service duties to the Company or a subsidiary; or
c.Willful and deliberate failure on the part of the Participant to perform his or her employment or service duties to the Company or a subsidiary in any material respect, after reasonable notice of the non-performance and opportunity to correct it.
The existence of “Cause” shall be determined by the Committee or its delegate in its sole discretion.
XII. General Provisions
12.01 Additional Award Forfeiture Provisions
The Committee may condition a Participant’s right to receive a grant of an Award to be eligible to make a deferral under the Sub-Plan, to exercise an Award, to retain Stock, cash or other property acquired in connection with an Award or an Account, or to retain the profit or gain realized by a Participant in connection with an Award, including cash or other property received upon sale of Stock acquired in connection with an Award, upon compliance by the Participant with specified conditions relating to non-competition, confidentiality of information relating to the Company, non-solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non-disparagement of the Company and its officers, Directors and affiliates, and other requirements applicable to the Participant, as determined by the Committee, including during specified periods following termination of employment or service to the Company.

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12.02 Compliance with Legal and Other Requirements
The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.
12.03 Limits on Transferability; Beneficiaries
The right of a Participant and his or her Beneficiary to receive payments or distributions hereunder, and Awards and other rights and interests of Participants and Beneficiaries shall not be subject in any manner to anticipation, alienation, sale, transfer (other than by will or the laws of descent and distribution or as provided below), assignment, pledge, hypothecation, encumbrance, attachment, lien, obligation or liability, or garnishment by creditors (collectively, “Assignment”) of a Participant or his or her Beneficiary (other than in favor of the Company or an Affiliate thereof). In addition, there shall be no transferability of any Award or other right or interest of any Participant or Beneficiary to any third-party financial institutions. Any attempted Assignment or transfer shall be void. Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Permitted Transferees (as defined below) during the lifetime of the Participant, and may be exercised by such Permitted Transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee. “Permitted Transferee” shall mean, with respect to an employee who has transferred his or her award (but not in a transfer for value), any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent of the voting interests. A Beneficiary, Permitted Transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.
12.04 Designation of Beneficiary
Each Participant may file with the Committee a written designation of one or more persons or revocable trusts as the Beneficiary who shall be entitled to receive the amount, if any, payable hereunder after the Participant’s death or to exercise an Award or to receive settlement of an Award after the Participant’s death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee prior to the Participant’s death shall be controlling. If no such Beneficiary designation is in effect at the time of the Participant’s death, or if no designated Beneficiary survives the Participant, the Participant’s estate shall be deemed to have been designated his or her Beneficiary and the executor or administrator thereof shall receive the amount, if any, payable hereunder or exercise or receive settlement of an Award after the Participant’s death. If the Committee is in doubt as to the right of any person as Beneficiary, the Company may retain any amount in question until the rights thereto are determined, or the Company may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.

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12.05 Adjustments
In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is appropriate, or, in the case of any outstanding Award, necessary, in order to prevent dilution or enlargement of the rights of the Participant, then the Committee shall, in an equitable manner as determined by the Committee, adjust any or all of (i) the aggregate number and kind of shares of Stock which may be delivered in connection with Awards granted or Accounts established under the Plan, (ii) the number and kind of shares of Stock by which annual per person Award limitations are measured under Section 5.03, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards or Accounts, (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option, and (v) in the terms of RSUs under the Plan.
12.06 Tax Provisions
a.Withholding. The Company and any Affiliate is authorized to withhold, at the time of grant or settlement or other time as appropriate, from any Award or Account, any payment relating to an Award or Account, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes required to be withheld by the Company or Affiliate. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of the Company’s (or an Affiliate’s) withholding obligations, either on a mandatory or elective basis in the discretion of the Committee. The Committee is specifically authorized to allow Participants to satisfy withholding tax amounts by electing to have the Company (or an Affiliate) withhold from the shares of Stock to be delivered upon exercise of an Option or vesting or settlement of a Stock Award or Account that number of shares of Stock having a Fair Market Value equal to the amount required to be withheld.
b.Required Consent to and Notification of Code Section 83(b) Election. No election under Code Section 83(b) (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award Agreement or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.
c.Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Committee of such disposition within ten days thereof.
d.Payment of Tax Amount. Notwithstanding anything herein to the contrary, in the event the Internal Revenue Service should finally determine that part or all of the value of a Participant’s Account which has not actually been distributed or an Award that has not been settled is nevertheless required to be included in the Participant’s or Beneficiary’s gross income for federal income tax purposes, then an amount necessary to pay applicable federal, state or local income taxes on such includible value shall be distributed from the Account or with respect to the Award in a lump sum cash payment within sixty (60) days after such determination, without the requirement of separate approval by the Committee. A “final determination” of the Internal Revenue Service is a determination in writing ordering the payment of additional tax, reporting of additional gross income or otherwise requiring an Account or portion thereof to be included in gross income, which is not appealable or which the Participant or Beneficiary does not appeal within the time prescribed for appeals. For avoidance of doubt, this Section 12.06(d) applies to all Awards and Accounts both 409A Compensation and non-409A Compensation.
12.07 Amendment and Termination of the Plan
The Company, acting through its Board on the recommendation of the Compensation Committee, may at any time terminate, and from time to time may amend or modify the Plan; provided, however, that no amendment or modification

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may become effective without approval of the amendment or modification by the Shareholders if shareholder approval is required to enable the Plan to satisfy any applicable federal or state statutory or regulatory requirements; and provided further, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any Account or any outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant). In no event may any amendment or termination of the Plan accelerate the date of payment or distribution of 409A Compensation, except as may be permitted under Code Section 409A.
12.08 No Repricing
Without the approval of Shareholders, the Committee will not amend or replace previously granted Options in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange, including but not limited to by means of cashing out options that whose exercise price is above the current Fair Market Value of a share of Stock.
12.09 Clawback; Right of Setoff
Awards and Accounts are subject to the Company’s policy on recoveries and such other terms and conditions as the Committee may impose in the event the Committee determines a participant’s own misconduct contributed materially to his or her receipt of unearned amounts of cash, Stock or other property. The Company or any Affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or an Affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 12.09. Any such setoff shall be subject to Section 12.12. Notwithstanding the foregoing, no setoff form 409A Compensation may be made if it results in acceleration or deferral of the permitted payment date under Code Section 409A.
12.10 Nonexclusivity of the Plan
Neither the adoption of the Plan by the Board nor its submission to the Shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements, and such other arrangements may be either applicable generally or only in specific cases.
12.11 Successors
All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.
12.12 Nature of Payments
Unless otherwise specified in the Award Agreement, Awards shall be special incentive payments to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of the Company or any Affiliate, except as such plan shall otherwise expressly provide, or (b) any agreement between the Company or any Affiliate and the Participant, except as such agreement shall otherwise expressly provide.
12.13 Electronic Media
Under procedures authorized or approved by the Committee, any form for any notice, election, designation, or similar communication required or permitted to be given to or received from a Participant under this Plan may be given or received in an electronic medium (including computer network, e-mail or voice response system) and any such communication to or from a Participant through such electronic media shall be fully effective under this Plan for such purposes as such procedures shall prescribe. Any record of such communication retrieved from such electronic medium under its normal storage and retrieval parameters shall be effective as a fully authentic executed writing for all purposes of this Plan absent manifest error in the storage or retrieval process.

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12.14 Payments in the Event of Forfeitures; Fractional Shares
Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration, or if less, the Fair Market Value on the date of forfeiture of the shares of Stock for which the Participant paid. Distributions in Stock shall be made in whole shares only, with the value of any fractional share distributed in cash.
12.15 Code Section 409A Considerations
a.Construction in Compliance with Code Section 409A. The Company intends that none of the grant, exercise, settlement or amendment or termination of any Award under the Plan will cause the Participant to be liable for payment of interest or a tax penalty under Code Section 409A. The provisions of the Plan and any Award Agreement shall be construed consistent with that intent.
b.Six-Month Delay. Any distribution or settlement of 409A Compensation triggered by the Separation from Service of a Specified Employee that would otherwise be made prior to the Deferred Distribution Date (as defined below) shall not occur earlier than the Deferred Distribution Date. The “Deferred Distribution Date” is the day that is six (6) month and one (1) day after a Participant’s Separation from Service.
c.Certain Grandfathered Awards. Awards that are “grandfathered” under Code Section 409A and that, but for such grandfathered status, would be deemed to be subject to Code Section 409A shall be subject to the terms and conditions of the 2002 Incentive Plan as amended and restated at May 26, 2005 other than Sections 6(b)(ii) and 6(c)(ii) thereof, provided that if any provision adopted by amendment to the 2002 Incentive Plan or an Award Agreement after October 3, 2004, would constitute a material modification of such grandfathered Award, such provision will not be effective as to such Award unless so stated by the Committee in writing with specific reference to revoking such grandfathered status. Notwithstanding the foregoing, no Accounts shall be “grandfathered” under Code Section 409A.
12.16 Governing Law
The Plan and all agreements and forms hereunder shall be construed in accordance with and governed by the laws of the State of Delaware without giving effect to principles of conflicts of laws, and applicable provisions of federal law.
12.17 Awards to Participants Outside the United States
The Committee may adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for a Participant or group of participants who are then resident or primarily employed outside of the United States. Without limiting the generality of the foregoing, the Committee is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements and (B) to adopt sub-plans in addition to the Sub-Plan, and Plan addenda as the Committee deems desirable, to accommodate foreign laws, regulations and practice; and (C) to modify the terms of any Award under the Plan in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States.
12.18 Limitation on Rights Conferred under Plan
Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or an Affiliate, (ii) interfering in any way with the right of the Company or an Affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award. Except as expressly provided in the Plan or an Award Agreement, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

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12.19 Severability; Entire Agreement
If any of the provisions of this Plan or any Award Agreement are finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.
12.20 Plan Term
Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan, and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan; subject to Section 7.02 regarding Incentive Stock Options.
12.21 Gender and Number
Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definitions of any term herein in the singular shall also include the plural.
12.22 General Creditor Status
With respect to Awards and Accounts not denominated in Stock or Restricted Stock, each Participant and Beneficiary shall be and remain an unsecured general creditor of the Company with respect to any payments due and owing to such Participant or Beneficiary hereunder. All payments to persons entitled to benefits hereunder shall be made out of the general assets of the Company and shall be solely the obligation of the Company. To the extent the Plan is a promise by the Company to pay benefits in the future and it is the intention of the Company and Participants that the Plan be “unfunded” for tax purposes (and for the purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended).

Horace Mann Educators Corporation	2020 Annual Meeting of Shareholders Notice & Proxy Statement 87

HORACE MANN EDUCATORS CORPORATION
1 HORACE MANN PLAZA
SPRINGFIELD, IL 62715-0001

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The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. Mark S. Casady	☐	☐	☐
1b. Daniel A. Domenech	☐	☐	☐
1c. Perry G. Hines	☐	☐	☐
1d. Mark E. Konen	☐	☐	☐
1e. Beverley J. McClure	☐	☐	☐
1f. H. Wade Reece	☐	☐	☐
1g. Elaine A. Sarsynski	☐	☐	☐
1h. Robert Stricker	☐	☐	☐
1i. Steven O. Swyers	☐	☐	☐
1j. Marita Zuraitis	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000500662_1 R1.0.0.177

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Form 10-K and Annual Report are available at www.proxyvote.com

HORACE MANN EDUCATORS CORPORATION
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS MAY 26, 2021

The undersigned shareholder of Horace Mann Educators Corporation (the "Company") hereby appoints H. Wade Reece and Marita Zuraitis, or either of them, with full power of substitution, proxies to vote at the Annual Meeting of Shareholders of the Company (the "Meeting"), to be held virtually at www.virtualshareholdermeeting.com/HMN2021 on May 26, 2021 at 9:00 a.m. Central Daylight Saving Time, and at any adjournment thereof and to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side and in their discretion upon such other matters as may come before the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSALS 2, 3 AND 4, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

0000500662_2 R1.0.0.177

Continued and to be signed on reverse side